UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Donegal Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

WE WILL HOLD ON APRIL 18, 2019

To the Stockholders of

DONEGAL GROUP INC.:

We will hold our 2019 annual meeting of stockholders (our “2019 Annual Meeting”) at 10:00 a.m., local time, on Thursday, April 18, 2019, at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601. At our 2019 Annual Meeting, our stockholders will vote on the following items of stockholder business:

•

The election of the three persons our board of directors has nominated to serve as Class C directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•

The approval of our proposal to amend our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 40,000,000 shares to 50,000,000 shares;

•

The approval of our proposal to amend our 2011 employee stock purchase plan in order to increase the number of shares of our Class A common stock available for purchase by our employees under the plan from 300,000 shares to 500,000 shares;

•

The approval of our proposal to adopt our 2019 equity incentive plan for employees so that we will have sufficient shares available under our equity incentive plans for employees to continue those plans for our employees;

•

The approval of our proposal to adopt our 2019 equity incentive plan for directors so that we will have sufficient shares available under our equity incentive plans for directors to continue those plans for our directors; and

•	The ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

Our advance notice by-laws require that our stockholders submit to us, not later than 90 days prior to the first anniversary of the date on which we first mailed our proxy statement to stockholders for our most recent year’s annual meeting of stockholders, the information specified in those by-laws regarding any nomination by a stockholder of a candidate for election as a director or any proposal by a stockholder of any other item of stockholder business a stockholder wishes our stockholders to consider at our next forthcoming annual meeting of stockholders. That date was December 16, 2018 with respect to our 2019 Annual Meeting and is December 18, 2019 with respect to our 2020 annual meeting of stockholders. No stockholder made another nomination or other proposal for consideration by our stockholders at our 2019 Annual Meeting.

Our board of directors has established the close of business on March 1, 2019 as the record date for the determination of the holders of our Class A common stock and for the determination of the holders of our Class B common stock entitled to notice of, and to vote at, our 2019 Annual Meeting.

We include our 2018 Annual Report to stockholders (our “2018 Annual Report”) with this notice of our 2019 Annual Meeting and our proxy statement relating to our 2019 Annual Meeting. You may vote at our 2019 Annual Meeting in person, by mail, by telephone or via the Internet as we describe on the enclosed proxy card that you may use to vote by proxy at our 2019 Annual Meeting. Please return your duly signed and completed proxy card whether or not you plan to attend our 2019 Annual Meeting in person.

By order of our board of directors,

Kevin G. Burke,

President and Chief Executive Officer

March 18, 2019

Marietta, Pennsylvania

Important Notice Regarding the Availability of Our Proxy Materials for

Our April 18, 2019 Annual Meeting

This mailing includes our notice of our 2019 Annual Meeting, our proxy statement with respect to our 2019 Annual Meeting and our 2018 Annual Report. You may also view each of these documents on the Internet at www.proxyvote.com. No information on our website other than our notice of our 2019 Annual Meeting, this proxy statement with respect to our 2019 Annual Meeting and our 2018 Annual Report constitutes a part of our proxy solicitation materials for our 2019 Annual Meeting or part of our 2018 Annual Report.

DONEGAL GROUP INC.

PROXY STATEMENT

Introduction

This proxy statement contains information relating to our 2019 Annual Meeting. We will hold our 2019 Annual Meeting at 10:00 a.m., local time, on Thursday, April 18, 2019, at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601.

On March 18, 2019, we commenced the mailing to our stockholders of record at the close of business on March 1, 2019 of:

•	this proxy statement;

•	a form of proxy card;

•

a postage-paid return envelope for the convenience of our stockholders in returning their completed and signed proxy card to the firm that tabulates the results of the proxy votes of our stockholders; and

•	our 2018 Annual Report.

We ask our stockholders to return their completed proxy cards promptly whether or not they plan to attend our 2019 Annual Meeting in person unless a stockholder prefers to vote in person, by telephone or via the Internet.

We will pay the costs of preparing and mailing our proxy materials for our 2019 Annual Meeting to our stockholders and making those materials available for our stockholders to view on the Internet. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy solicitation materials for our 2019 Annual Meeting to the beneficial owners of our Class A common stock and to the beneficial owners of our Class B common stock for whom such persons serve as record holders. We may also solicit proxies from some stockholders in person, by mail, by e-mail or by telephone through our directors, officers and regular employees whom we do not employ specifically for proxy solicitation purposes and none of whom will receive any additional compensation for performing such services.

Summary of our 2018 Performance

For 2018, our total revenues increased 4.4% compared to 2017. However, although we made considerable progress in 2018 on various initiatives to improve our underwriting performance, we incurred a net loss in 2018. The following table depicts our total revenues, net (loss) income, net (loss) income per diluted Class A share and net (loss) income per Class B share for the three years ended December 31, 2018, 2017 and 2016. For further information, we refer you to the financial statements we include in our 2018 Annual Report.

	Year Ended December 31
	2018	2017	2016
Total revenues	$771.8 million	$739.0 million	$688.4 million
Net (loss) income	(32.8) million	7.1 million	30.8 million
Net (loss) income per diluted Class A share	(1.18)	0.26	1.16
Net (loss) income per Class B share	(1.09)	0.22	1.06

We use the following defined terms in this proxy statement:

•	“Annual Meeting” or “2019 Annual Meeting” means our annual meeting of stockholders that we will hold on April 18, 2019;

(i)

•	“Annual Report” or “2018 Annual Report” means our Annual Report to our stockholders for 2018;

•	“Atlantic States” means Atlantic States Insurance Company;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•	“Computershare” means Computershare Trust Company, N.A., the transfer agent for our Class A common stock and our Class B common stock;

•	“DFSC” means Donegal Financial Services Corporation;

•	“DGCL” means the Delaware General Corporation Law;

•	“DGI,” “we,” “us” or “our” means Donegal Group Inc.;

•	“Donegal Mutual” means Donegal Mutual Insurance Company;

•	“Exchange Act” means the Securities Exchange Act of 1934;

•	“Form 10-K Report” means the annual report on Form 10-K that we file annually with the SEC;

•	“Le Mars” means Le Mars Insurance Company;

•	“MICO” means Michigan Insurance Company;

•	“PCAOB” means the Public Company Accounting Oversight Board (United States);

•	“Peninsula” means the Peninsula Insurance Group;

•	“PHCA” means the Pennsylvania Insurance Holding Companies Act;

•	“SEC” means the Securities and Exchange Commission;

•	“Sheboygan” means Sheboygan Falls Insurance Company;

•	“Southern” means Southern Insurance Company of Virginia; and

•	“UCB” means Union Community Bank.

(ii)

CONTENTS

Page
PROXY STATEMENT	i
Introduction	i
Summary of our 2018 Performance	i
OUR 2019 ANNUAL MEETING	1
What is the agenda for our 2019 Annual Meeting?	1
What is the effect of our advance notice by-laws?	1
What is the quorum requirement for the conduct of business at our 2019 Annual Meeting?	2
What is the order of business at our 2019 Annual Meeting?	2
Who is entitled to notice of, and who may vote at, our 2019 Annual Meeting?	2
Which of the items of stockholder business we will conduct at our 2019 Annual Meeting do we consider routine and which do we consider non-routine?	4
What percentage of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock is necessary to approve the items of stockholder business that will come before our 2019 Annual Meeting?	4
Broker Non-Votes	7
What are the voting rights of our stockholders?	7
How do you vote the DGI shares you own that are registered in your name?	9
How do you vote the DGI shares you own beneficially that are registered in the name of another person?	9
How does our board of directors recommend our stockholders vote at our 2019 Annual Meeting?	10
May you change your vote after you have voted by proxy but before the commencement of voting at our 2019 Annual Meeting?	11
CERTAIN BENEFICIAL OWNERS OF OUR CLASS A COMMON STOCK AND OUR CLASS B COMMON STOCK	12
Beneficial Owners of 5% or More of our Class A Common Stock or our Class B Common Stock	12
The Beneficial Ownership of our Stock by our Directors and Executive Officers	13
Section 16(a) Ownership Reporting Compliance	14
THE RELATIONSHIP OF DONEGAL MUTUAL AND DGI	14
Introduction	14
Our Relationship with Donegal Mutual	14
Our Capital Structure	15
Our Strategy to Maximize Stockholder Value	16
The Coordinating Committee	17
Inter-Company Transactions	18
The Risk Management Committee	19
Union Community Bank	20
CORPORATE GOVERNANCE	20
The Composition of our Board of Directors	20
The Committees of our Board of Directors	21
The Executive Committee	22
The Audit Committee	22
The Nominating Committee	23
The Compensation Committee	23
The Coordinating Committee	23
The Special Committee	24
Compensation Committee Interlocks and Insider Participation	24
Related Person Transactions	24
Our Code of Business Conduct and Ethics; Our Internal Audit Department; Hedging	25

(iii)

Page
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	26
Executive Summary	26
Our Compensation Process	26
Summary of the 2018 Compensation of our Named Executive Officers	27
Director Compensation	28
Our Compensation Philosophy and Risk Management Considerations	32
Employment and Change-of-Control Agreements; Consulting Agreement	34
Potential Payments to our Named Executive Officers upon Termination or a Change-of-Control	35
Limitations on the Deductibility of Compensation	37
Our Cash Incentive Bonus Plan	37
Other Aspects of our Compensation Philosophy	38
Other Benefits	38
Perquisites	38
Summary Compensation Table	39
Grants of Plan-Based Awards	40
Stock Incentive Plans	40
Outstanding Equity Awards at December 31, 2018	41
Option Exercises and Stock Vested	43
Pension Benefits	43
Non-Qualified Deferred Compensation	43
Limitation of Liability and Indemnification	43
Pay Ratio Disclosure	44
Joint Report of the Compensation Committees of Donegal Mutual and DGI	44
Equity Compensation Plan Information	45
PROPOSAL 1 – ELECTION OF DIRECTORS	46
Introduction	46
Nominations	46
Our Director Nominating Procedures	46
The Role of the Nominating Committee of our Board of Directors	47
Our Nominees for Election as Class C Directors at our 2019 Annual Meeting	48
Our Class A Directors and Class B Directors Who Will Continue as Directors After our 2019 Annual Meeting	48
PROPOSAL 2 – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR CLASS A COMMON STOCK WE HAVE THE AUTHORITY TO ISSUE	51
Description of the Amendment	51
Reasons for the Amendment	51
Votes Required to Approve the Amendment	52
Recommendation of our Board of Directors	52
Certain Potential Disadvantages of the Amendment	52
Description of our Class A Common Stock and our Class B Common Stock	52
PROPOSAL 3 – AMENDMENT TO OUR 2011 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK WE HAVE THE AUTHORITY TO ISSUE UNDER THE PLAN FROM 300,000 SHARES TO 500,000 SHARES	56
Description and Purpose of the Amendment to our 2011 Employee Stock Purchase Plan	56
Description of our 2011 Employee Stock Purchase Plan	56
Amendment and Termination	57
Federal Income Tax Consequences	57
PROPOSAL 4 – APPROVAL OF OUR 2019 EQUITY INCENTIVE PLAN FOR EMPLOYEES	59
Description of our 2019 Equity Incentive Plan for Employees	59
Purpose	59

(iv)

Appendices:

A Article 4 of our Certificate of Incorporation as we propose to amend it	A-1
B Our 2011 Employee Stock Purchase Plan as we propose to amend it	B-1
C Our 2019 Equity Incentive Plan for Employees as we propose to adopt it	C-1
D Our 2019 Equity Incentive Plan for Directors as we propose to adopt it	D-1

Unless we otherwise expressly indicate, all of the financial information we include or incorporate by reference in this proxy statement for our 2019 Annual Meeting relates to our 2018 fiscal year. Our 2018 fiscal year began on January 1, 2018 and ended on December 31, 2018.

(v)

OUR 2019 ANNUAL MEETING

In accordance with this proxy statement, our board of directors solicits proxies from our stockholders for use in connection with our 2019 Annual Meeting and any adjournment or postponement of our 2019 Annual Meeting. We will hold our 2019 Annual Meeting at 10:00 a.m., local time, on Thursday, April 18, 2019 at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601.

What is the agenda for our 2019 Annual Meeting?

At our 2019 Annual Meeting, our stockholders will consider and act upon the six items of stockholder business we propose as follows:

•

the election of the three persons our board of directors has nominated to serve as Class C directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	approval of our proposal to amend our certificate of incorporation to increase the number of shares of Class A common stock we have the authority to issue from 40,000,000 shares to 50,000,000 shares;

•	approval of our proposal to amend our 2011 employee stock purchase plan to increase the number of shares available for purchase by our employees under that plan from 300,000 shares to 500,000 shares;

•	approval of our proposal to adopt our 2019 equity incentive plan for employees;

•	approval of our proposal to adopt our 2019 equity incentive plan for directors; and

•	the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

What is the effect of our advance notice by-laws?

Our advance notice by-laws require that a stockholder provide us with a specified period of prior notice of that stockholder’s intention to nominate any candidate for election as a Class C director at our 2019 Annual Meeting or to propose any other item of stockholder business for stockholder consideration at our 2019 Annual Meeting.

Our advance notice by-laws establish a date by which a stockholder must submit a stockholder proposal to us with respect to our next forthcoming annual meeting of stockholders. That date in general is 90 days prior to the first anniversary of the mailing date of our proxy solicitation material for our prior year’s annual meeting of stockholders. After that date, a stockholder may no longer propose any candidate for election as a director at our next forthcoming annual meeting of stockholders and may no longer propose any other item of stockholder business for consideration and a vote by our stockholders at our next forthcoming annual meeting of stockholders. For our 2019 Annual Meeting, that date was December 16, 2018. For our 2020 annual meeting of stockholders, that date is December 18, 2019. The purpose of our advance notice by-laws is to ensure that we can include in our annual proxy statements, for the information of all of our stockholders, all of the actions we or others propose to present for consideration by our stockholders at our annual meetings of stockholders.

No stockholder has nominated a candidate for election as a Class C director at our 2019 Annual Meeting or proposed the transaction of any other item of stockholder business at our 2019 Annual Meeting. Therefore, under applicable law and our by-laws, at our 2019 Annual Meeting:

•	no stockholder may validly present a nomination of a candidate for election as a Class C director or validly propose any other item of stockholder business; and

•

we will not conduct a vote of our stockholders on any item of stockholder business other than those six items of stockholder business we describe in this proxy statement and in our accompanying notice of our 2019 Annual Meeting.

Accordingly, no item of stockholder business may properly come before our 2019 Annual Meeting or any adjournment or postponement of our 2019 Annual Meeting other than the six items of stockholder business we describe in our notice of our 2019 Annual Meeting, as well as in this proxy statement. As a result, we will not submit any other item of stockholder business, other than procedural matters related to the conduct of our 2019 Annual Meeting, to a vote of our stockholders at our 2019 Annual Meeting.

We are a Delaware corporation. Therefore, the DGCL, our amended and restated certificate of incorporation as currently in effect and our by-laws as currently in effect govern the conduct of business at our annual meetings of stockholders, our relationships with our stockholders and the relative rights, powers, duties and obligations of us and our stockholders, directors, nominees for directors, officers and employees.

What is the quorum requirement for the conduct of business at our 2019 Annual Meeting?

Our by-laws provide that the presence, in person or by proxy, of not less than a majority of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock as of the record date for our 2019 Annual Meeting voting together as a single class constitutes a quorum at our 2019 Annual Meeting. Because Donegal Mutual owns approximately 72% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and all of Donegal Mutual’s shares will be present at our 2019 Annual Meeting, a quorum will be present at our 2019 Annual Meeting. Because a quorum will be present at our 2019 Annual Meeting, our stockholders will have the legal power and authority to conduct the six items of stockholder business at our 2019 Annual Meeting that we describe in our notice of our 2019 Annual Meeting and in this proxy statement.

What is the order of business at our 2019 Annual Meeting?

Our by-laws and applicable provisions of the DGCL govern the organization, conduct of business at and the adjournment or postponement of our 2019 Annual Meeting. Our board of directors has designated Kevin G. Burke, our president and chief executive officer, as the presiding officer of our 2019 Annual Meeting. Mr. Burke will call our 2019 Annual Meeting to order and will conduct the business of our 2019 Annual Meeting, including voting upon the six items of stockholder business upon which our stockholders will vote at our 2019 Annual Meeting. Mr. Burke, in his capacity as the presiding officer of our 2019 Annual Meeting, will determine, in his discretion, the order of the items of stockholder business we will conduct at our 2019 Annual Meeting and the procedural manner in which we will conduct the business of our 2019 Annual Meeting.

We have historically conducted the voting on the items of stockholder business we submit for a stockholder vote at our annual meetings of stockholders immediately following the calling to order of our annual meetings and the determination of a quorum by the presiding officer of our annual meetings. We currently intend to follow a substantially similar procedure at our 2019 Annual Meeting. After our stockholders have voted on the six items of stockholder business we describe in this proxy statement, and the inspectors of election our board of directors has appointed have tallied the voting on those six items of stockholder business, Kevin G. Burke, our president and chief executive officer, and Jeffrey D. Miller, our executive vice president and chief financial officer, will then discuss our results of operations for 2018 compared to 2017 and our outlook for 2019. After those remarks, the inspectors of election for our 2019 Annual Meeting will announce the results of the voting on the six items of business on which our stockholders have voted at our 2019 Annual Meeting. Then Messrs. Burke and Miller will, as they deem appropriate in their discretion under then prevailing circumstances, recognize stockholders who wish to ask pertinent questions or make comments.

Who is entitled to notice of, and who may vote at, our 2019 Annual Meeting?

Our board of directors established the close of business on March 1, 2019 as the record date for the determination of the holders of our Class A common stock and the holders of our Class B common stock who are entitled to notice of, and to vote at, our 2019 Annual Meeting. We refer to those eligible stockholders as

“stockholders of record” in this proxy statement. Stockholders of record, including persons whom a stockholder of record duly and validly appoints as the proxy of such stockholder of record, may attend, and vote at, our 2019 Annual Meeting.

Each share of our Class A common stock held of record for our 2019 Annual Meeting has the right to cast one-tenth of a vote for each nominee for election as a Class C director at our 2019 Annual Meeting and for the other items of stockholder business we submit to a vote of our stockholders at our 2019 Annual Meeting.

Each share of our Class B common stock held of record for our 2019 Annual Meeting has the right to cast one vote for each nominee for election as a Class C director at our 2019 Annual Meeting and for the other items of stockholder business we submit to a vote of our stockholders at our 2019 Annual Meeting.

We will request valid photographic identification, such as a currently valid driver’s license, before we permit a stockholder of record, or a proxy for a stockholder of record, to attend our 2019 Annual Meeting in person. If you are a beneficial owner, you will also need to bring a copy of your voting instructions card or brokerage statement reflecting your stock ownership as of the record date. We will not permit cameras, recording devices, cell phones and other electronic devices at our 2019 Annual Meeting other than those we operate. Security measures at our 2019 Annual Meeting may include bag, metal detector and hand-wand searches.

Even if you currently plan to attend our 2019 Annual Meeting and vote in person, we recommend that you vote by proxy using one of the methods we describe in this proxy statement under “How do you vote the DGI shares you own that are registered in your name?” By using one of those methods of voting, we can then recognize your votes even if you later do not, or cannot, for any reason attend our 2019 Annual Meeting and vote in person.

Computershare, our independent stock transfer agent, has prepared and certified a list of all holders of our Class A common stock and all holders of our Class B common stock outstanding as of the close of business on March 1, 2019, the record date for our 2019 Annual Meeting. If your name appears on that certified list of stockholders, you are a stockholder of record entitled to vote in person or by proxy at our 2019 Annual Meeting. For example, you are a stockholder of record if you received this proxy statement and the related materials for our 2019 Annual Meeting directly from us through our mailing agent and not indirectly from another person who is the record holder of the shares you own beneficially, such as a bank, a brokerage firm or other fiduciary or representative.

Our by-laws, in compliance with the DGCL, provide a stockholder of record an opportunity, subject to that stockholder of record’s prior compliance with certain conditions we describe in this proxy statement, during the ten calendar days preceding the date of our 2019 Annual Meeting, to examine, at our principal executive offices in Marietta, Pennsylvania, an alphabetical list of the holders of record for our 2019 Annual Meeting of our Class A common stock and an alphabetical list of the holders of record for our 2019 Annual Meeting of our Class B common stock. We will grant the request of a stockholder of record to make such an examination if:

•

the stockholder of record makes a written request to make such an examination at our principal executive offices during such 10-day period addressed to Jeffrey D. Miller, our executive vice president and chief financial officer; and

•

we determine, in our discretion, that the stockholder of record’s request to examine our stockholder list is proper and legally relevant to one of the six items of stockholder business we will conduct at our 2019 Annual Meeting.

If a stockholder of record does not make such a written request to inspect our list of stockholders within the ten-day period we describe above or if we make a determination, in our discretion, that the stockholder of record’s request for inspection of our list of stockholders within such ten-day period is not proper or not legally relevant to one of the six items of stockholder business we will conduct at our 2019 Annual Meeting, we will not permit that stockholder of record to examine the list of the record holders of our Class A common stock and the record holders of our Class B common stock.

If you are the beneficial owner of shares of our Class A common stock or the beneficial owner of shares of our Class B common stock registered in the name of a bank, broker or other fiduciary or representative, which we also refer to in this proxy statement as shares held in “street name,” we consider you the beneficial owner of the shares your bank, your broker or your other fiduciary or representative holds for you, and we consider your bank, your broker or your other fiduciary or representative the stockholder of record of your shares. Your bank, your broker or your other fiduciary or representative will send you separately, as the beneficial owner, information describing the procedure for you to vote your shares. You should follow the instructions your bank, your broker or your other fiduciary or representative provides to you on how to vote your shares held in street name in the manner you determine.

Which of the items of stockholder business we will conduct at our 2019 Annual Meeting do we consider routine and which do we consider non-routine?

We will transact six items of stockholder business at our 2019 Annual Meeting. We consider these items routine or non-routine as we indicate in the table below:

Item of Business	Routine	Non-Routine
Election of Class C directors		X

Approval of the amendment to our certificate of incorporation	X

Approval of the amendment to our 2011 employee stock purchase plan		X

Approval of our 2019 equity incentive plan for employees		X

Approval of our 2019 equity incentive plan for directors		X

Ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019	X

Under applicable rules, a record owner who is not also the beneficial owner, such as a broker, has the authority to vote on routine matters, but may not vote on non-routine matters. If you do not give specific voting instructions to the institution that holds your shares with respect to a non-routine matter, the institution will inform the inspectors of election that it does not have authority to vote on that non-routine matter with respect to your shares. This lack of authority is known as a broker non-vote.

What percentage of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock is necessary to approve the items of stockholder business that will come before our 2019 Annual Meeting?

Election of Three Class C Directors

The three persons our board of directors has nominated for election as Class C directors are the only nominees eligible for election as Class C directors at our 2019 Annual Meeting and any adjournment or postponement of our 2019 Annual Meeting. Our certificate of incorporation and our by-laws do not authorize cumulative voting in the election of our directors. As the DGCL permits and our by-laws provide, we utilize a plurality of the votes cast standard, and not a majority of the outstanding votes cast standard, in determining the election of our directors by our stockholders. Our certificate of incorporation provides that our shares of Class A common stock and our shares of Class B common stock vote together as a single class in the election of our directors. At our 2019 Annual Meeting, our stockholders will elect as Class C directors the three nominees for election as Class C directors who receive the highest number of stockholder votes at our 2019 Annual Meeting. The three persons elected as Class C directors at our 2019 Annual Meeting will serve for a term of three years and until the election of their respective successors and their respective successors take office.

If you properly submit your proxy and mark Withhold Authority for the election of some or all of our nominees for election as Class C directors, the proxies we have named will not vote your shares for the election of the nominee or nominees as Class C directors as to whom you have withheld authority. We will count the shares for which you have withheld authority to vote for the election of Class C directors as present at our 2019 Annual Meeting for the purposes of determining whether a quorum is present at our 2019 Annual Meeting. Because Donegal Mutual will vote all of its shares for the election of the three nominees for Class C directors we name in this proxy statement and Donegal Mutual-owned shares constitute 72% of votes entitled to be cast at our 2019 Annual Meeting, our stockholders will elect those Class C nominees (Scott A. Berlucchi, Barry C. Huber and S. Trezevant Moore, Jr.) at our 2019 Annual Meeting to serve as Class C directors for a term of three years and until the election of their respective successors and their respective successors take office.

Amendment to our Certificate of Incorporation to Authorize the Issuance of Additional Shares of our Class A Common Stock.

Approval of the amendment to our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue as our board of directors determines from time to time from 40.0 million shares to 50.0 million shares requires the affirmative vote of the holders of:

•

a majority of the voting power of the outstanding shares of our Class A common stock and the outstanding shares of our Class B common stock as of the record date, voting together as a single class, at our 2019 Annual Meeting; and

•	a majority of our outstanding shares of Class A common stock as of the record date voting as a separate class at our 2019 Annual Meeting.

Our certificate of incorporation provides that our shares of Class A common stock and our shares of Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except that, under the DGCL, our shares of Class A common stock and our shares of Class B common stock each have the right to vote as a separate class on any matter that would uniquely adversely affect the rights of that class. Under the DGCL, the proposed amendment increases the shares of Class A common stock we have the authority to issue, and, therefore, the holders of our Class A common stock have the right to vote as a separate class on the proposal. However, the proposed amendment does not uniquely adversely affect the rights of our Class B common stock and, therefore, the holders of our Class B common stock do not have the right to vote as a separate class on the proposal.

Because Donegal Mutual will vote all of its DGI shares for approval of the amendment to our certificate of incorporation to authorize the issuance of additional shares of Class A common stock and the Donegal Mutual-owned shares constitute approximately 72% of the votes entitled to be cast at our 2019 Annual Meeting, holders of our Class A common stock and the outstanding shares of our Class B common stock as of the record date, voting together as a single class, will approve the amendment to our certificate of incorporation at our 2019 Annual Meeting. However, because Donegal Mutual shares of Class A common stock constitute approximately 43% of our outstanding Class A common stock, voting as a separate class, our stockholders will not approve the amendment to our certificate of incorporation at our 2019 Annual Meeting unless holders of Class A common stock other than Donegal Mutual cast a sufficient number of affirmative votes that, when added to Donegal Mutual’s affirmative votes, will constitute a majority vote of the holders of our outstanding shares of Class A common stock.

Amendment to our 2011 Employee Stock Purchase Plan to Increase the Shares of our Class A Common Stock Issuable Under the Plan

Approval of the amendment to our 2011 employee stock purchase plan requires the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present in person or by proxy and entitled to vote on the proposal at our 2019 Annual Meeting. Because Donegal Mutual will vote all of its DGI shares for approval of the amendment to our 2011 employee stock purchase plan and Donegal Mutual-owned shares constitute approximately 72% of the votes entitled to be cast at our 2019 Annual Meeting, our stockholders will approve the amendment to our 2011 employee stock purchase plan at our 2019 Annual Meeting.

Approval of our 2019 Equity Incentive Plan for Employees

Approval of our 2019 equity incentive plan for employees requires the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present in person or by proxy and entitled to vote on the proposal at our 2019 Annual Meeting. Because Donegal Mutual will vote all of its DGI shares for approval of our 2019 equity incentive plan for employees and the Donegal Mutual-owned shares constitute approximately 72% of the votes entitled to be cast at our 2019 Annual Meeting, our stockholders will approve our 2019 equity incentive plan for employees at our 2019 Annual Meeting.

Approval of our 2019 Equity Incentive Plan for Directors

Approval of our 2019 equity incentive plan for directors requires the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present in person or by proxy and entitled to vote on the proposal at our 2019 Annual Meeting. Because Donegal Mutual will vote all of its DGI shares for approval of our 2019 equity incentive plan for directors and the Donegal Mutual-owned shares constitute approximately 72% of the votes entitled to be cast at our 2019 Annual Meeting, our stockholders will approve our 2019 equity incentive plan for directors at our 2019 Annual Meeting.

Ratification of the Appointment by our Audit Committee of KPMG LLP to Serve as our Independent Registered Public Accounting Firm for 2019

Ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019 requires the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present in person or by proxy and entitled to vote on the proposal at our 2019 Annual Meeting. Because Donegal Mutual will vote all of its shares for ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for 2019 and the Donegal Mutual-owned shares constitute approximately 72% of the votes entitled to be cast at our 2019 Annual Meeting, our stockholders will approve the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for 2019 at our 2019 Annual Meeting.

Broker Non-Votes

Broker non-votes are shares brokers or nominees hold of record in their name for which such brokers or nominees do not have discretionary voting power on the item to be voted upon and may not vote on the item because the broker or nominee has not received voting instructions from the beneficial owner of those shares. Broker non-votes, if any, will not affect the presence of a quorum at our 2019 Annual Meeting, other than being treated as votes present, or affect the outcome of any matter we submit to a vote of our stockholders at our 2019 Annual Meeting, except for Proposal 2 to amend our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue. The following table summarizes the six items of stockholder business our stockholders will vote upon at our 2019 Annual Meeting and the voting options, vote required, effect of abstentions and effect of broker non-votes for each item.

Proposals for Your Vote	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of three Class C directors	“For” or “Withhold”	Plurality of the votes cast	No effect	No effect

Approval of the Amendment to certificate of incorporation to increase the number of Class A shares we have the authority to issue	“For,” “Against” or “Abstain”	Majority of the voting power of both classes of our common stock and majority of Class A shares voting as a separate class	Not count towards a majority; i.e., same as a vote against	Brokers have discretion to vote; any broker non-votes will not count towards a majority; i.e., same as a vote against

Approval of the Amendment to our 2011 Employee Stock Purchase Plan to increase the number of Class A shares available for purchase by our employees	“For,” “Against” or “Abstain”	Majority of votes cast	No effect	No effect

Approval of our 2019 Equity Incentive Plan for Employees	“For,” “Against” or “Abstain”	Majority of votes cast	No effect	No effect

Approval of our 2019 Equity Incentive Plan for Directors	“For,” “Against” or “Abstain”	Majority of votes cast	No effect	No effect

Ratification of Appointment of Independent Public Accounting Firm	“For,” “Against” or “Abstain”	Majority of votes cast	No effect	Brokers have discretion to vote

What are the voting rights of our stockholders?

At the close of business on March 1, 2019, we had outstanding:

•

22,850,087 shares of our Class A common stock, each share of which entitles its holder to cast one-tenth of a vote per share with respect to each matter we submit to a vote of our stockholders at our 2019 Annual Meeting; and

•

5,576,775 shares of our Class B common stock, each share of which entitles its holder to cast one vote per share with respect to each matter we submit to a vote of our stockholders at our 2019 Annual Meeting.

In summary:

•

the holders of record of all of our outstanding shares of Class A common stock have the right to cast a total of 2,285,008 votes on each matter we submit to a vote of our stockholders at our 2019 Annual Meeting and the right to vote as a separate class on the proposed amendment to our certificate of incorporation;

•

the holders of record of all of our outstanding shares of Class B common stock have the right to cast a total of 5,576,775 votes on each matter we submit to a vote of our stockholders at our 2019 Annual Meeting; and

•

the holders of record of all of our outstanding shares of Class A common stock and the holders of record of all of our outstanding shares of Class B common stock voting together as a single class have the right to cast a total of 7,861,783 votes on each matter we submit to a vote of our stockholders at our 2019 Annual Meeting.

At the close of business on March 1, 2019, Donegal Mutual owned of record and beneficially 9,851,025 shares, or approximately 43.1%, of our outstanding Class A common stock, and 4,654,339 shares, or 83.5%, of our outstanding Class B common stock. Donegal Mutual therefore has the right to cast votes that constitute approximately 72% of the combined voting power at our 2019 Annual Meeting on each matter we submit to a vote of our stockholders at our 2019 Annual Meeting.

Donegal Mutual has advised us that it will vote all of its shares of our Class A common stock and all of its shares of our Class B common stock at our 2019 Annual Meeting as follows:

•

for the election of Scott A. Berlucchi, Barry C. Huber and S. Trezevant Moore, Jr. to serve as Class C directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•

for the approval of our proposal to amend our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 40,000,000 shares to 50,000,000 shares;

•

for the approval of our proposal to amend our 2011 employee stock purchase plan to increase the number of shares of our Class A common stock available for purchase under the plan from 300,000 shares to 500,000 shares;

•	for the approval of our proposal to adopt our 2019 equity incentive plan for employees;

•	for the approval of our proposal to adopt our 2019 equity incentive plan for directors; and

•	for the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

As a result, based on the information Donegal Mutual furnished to us as to how Donegal Mutual will vote its shares at our 2019 Annual Meeting and because Donegal Mutual-owned shares constitute 72% of votes entitled to be cast at our 2019 Annual Meeting, we anticipate our stockholders will, at our 2019 Annual Meeting:

•

elect Scott A. Berlucchi, Barry C. Huber and S. Trezevant Moore, Jr. to serve as Class C directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	approve our proposal to amend our certificate of incorporation to increase the number of Class A common stock we have the authority to issue from 40,000,000 shares to 50,000,000 shares;

•

approve our proposal to amend our 2011 employee stock purchase plan to increase the number of shares of our Class A common stock available for purchase under the plan from 300,000 shares to 500,000 shares;

•	approve our proposal to adopt our 2019 equity incentive plan for employees;

•	approve our proposal to adopt our 2019 equity incentive plan for directors; and

•	ratify the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

How do you vote the DGI shares you own that are registered in your name?

If the certified list our transfer agent prepared of the holders of our Class A common stock and the holders of our Class B common stock as of the record date includes your name, you are a stockholder of record and you may attend our 2019 Annual Meeting and vote in person or by proxy on the items of stockholder business we submit to a vote of our stockholders at our 2019 Annual Meeting. If you prefer, you may vote your proxy by mail, telephone or via the Internet by following the instructions we include on the proxy card we sent to you along with this proxy statement and our 2018 Annual Report. The proxies our board of directors has appointed will vote your shares as you direct on any proxy card you return by mail, by telephone or via the Internet. The deadline for stockholders of record to vote at our 2019 Annual Meeting by telephone or via the Internet is 11:59 p.m., local time, on April 17, 2019. The deadline for our receipt of proxies submitted by mail or by express delivery services for voting at our 2019 Annual Meeting is 3:00 p.m., local time, on April 17, 2019.

You may vote by proxy by using one of the following four methods:

Vote in person – attend our 2019 Annual Meeting and cast a vote in person.

Vote by telephone – use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you call. When requested, enter the control numbers your proxy card lists and then follow the prompts for voting your shares at our 2019 Annual Meeting. The telephone number is 1-800-690-6903.

Vote by mail – mark, sign and date the proxy card we have mailed to you and return it in the postage-prepaid envelope we mailed to you along with this proxy statement and our other proxy solicitation materials for our 2019 Annual Meeting.

Vote via the Internet – use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you access the website. When requested, enter the control number your proxy card lists and then create a ballot and submit your marked ballot for voting your shares at our 2019 Annual Meeting over the Internet. The website address for voting via the Internet is www.proxyvote.com.

If a broker, bank or other fiduciary or representative is the holder of record of your shares, see “How do you vote the DGI shares you own beneficially that are registered in the name of another person?” below.

How do you vote the DGI shares you own beneficially that are registered in the name of another person?

If you are not a stockholder of record, but you are a “beneficial owner” of our Class A common stock or our Class B common stock at the close of business on March 1, 2019, which means that the list of our stockholders of record at the close of business on March 1, 2019 our transfer agent prepared does not include your name but instead the name of the bank, broker or other fiduciary or representative who is the holder of record of your shares, you must either direct the holder of record of your shares to vote your shares on your behalf on the items of stockholder business upon which our stockholders will vote at our 2019 Annual Meeting or you must obtain a form of proxy from your holder of record that you may then vote as if you were the holder of record. Your broker does not have the discretion to vote your shares:

•	for the election of three Class C directors;

•	on our proposal to amend our 2011 employee stock purchase plan to increase the number of shares available for purchase under that plan from 300,000 shares to 500,000 shares;

•	on our proposal to adopt our 2019 equity incentive plan for employees; or

•	on our proposal to adopt our 2019 equity incentive plan for directors.

Your broker, however, does have the discretion to vote your shares on routine matters at our 2019 Annual Meeting. The proposal to amend our certificate of incorporation to increase the number of authorized shares of Class A common stock we have the authority to issue from 40,000,000 shares to 50,000,000 shares and the stockholder ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019 are routine matters as to which your broker may exercise discretionary voting power.

If you are a “beneficial owner” of our Class A common stock or our Class B common stock and desire to attend our 2019 Annual Meeting and vote the shares you beneficially own at our 2019 Annual Meeting in person, you must obtain a proxy from your holder of record that you may vote as if you were the holder of record and not direct your holder of record how to vote. Your holder of record is generally the bank, broker or other fiduciary or representative who holds your shares in its name on your behalf.

How does our board of directors recommend our stockholders vote at our 2019 Annual Meeting?

Our board of directors unanimously recommends that each of our stockholders complete such stockholder’s proxy and vote as follows:

•

For the election of Scott A. Berlucchi, Barry C. Huber and S. Trezevant Moore, Jr. to serve as Class C directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•

For approval of our proposal to amend our certificate of incorporation to increase the number of shares of Class A common stock we have the authority to issue from 40,000,000 shares to 50,000,000 shares;

•

For approval of our proposal to amend our 2011 employee stock purchase plan to increase the number of shares of our Class A common stock available for purchase under the plan from 300,000 shares to 500,000 shares;

•	For approval of our proposal to adopt our 2019 equity incentive plan for employees;

•	For approval of our proposal to adopt our 2019 equity incentive plan for directors; and

•	For ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

Unless you mark your proxy card to the contrary, the proxies our board of directors has appointed will vote your shares represented by a duly completed proxy as follows:

•	For the election of the three nominees for Class C directors we name in this proxy statement;

•

For approval of our proposal to amend our certificate of incorporation to increase the number of shares of Class A common stock we have the authority to issue from 40,000,000 shares to 50,000,000 shares;

•

For approval of our proposal to amend our 2011 employee stock purchase plan to increase the number of shares of our Class A common stock available for purchase under the plan from 300,000 shares to 500,000 shares;

•	For approval of our proposal to adopt our 2019 equity incentive plan for employees;

•	For approval of our proposal to adopt our 2019 equity incentive plan for directors; and

•	For ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

May you change your vote after you have voted by proxy but before the commencement of voting at our 2019 Annual Meeting?

Yes. You may revoke your proxy at any time prior to the time when the proxies our board of directors appointed have completed their collection of ballots during our 2019 Annual Meeting. If you are a stockholder of record, you may revoke your proxy by timely:

•	submitting to our chief financial officer a notice of revocation of your proxy by telephone, via the Internet or by mail;

•	returning a second proxy dated later than the date of your first proxy by telephone, via the Internet or by mail; or

•	voting in person at our 2019 Annual Meeting.

However, if you attend our 2019 Annual Meeting in person and do not submit a ballot at our 2019 Annual Meeting, our proxies will vote the proxy you most recently submitted to them in accordance with the instructions you provided on that most recently submitted proxy.

If you are a beneficial owner, you must contact the bank, broker, nominee, other fiduciary or representative or other person that is the holder of record of the shares you own in order to revoke your voting instructions or to change your vote.

If you have any questions about our 2019 Annual Meeting or voting your shares, please call Jeffrey D. Miller, our executive vice president and chief financial officer, at 1-800-877-0600 or e-mail Mr. Miller at jeffmiller@donegalgroup.com.

CERTAIN BENEFICIAL OWNERS OF OUR CLASS A COMMON STOCK

AND OUR CLASS B COMMON STOCK

Beneficial Owners of 5% or More of our Class A Common Stock or our Class B Common Stock

The table below lists each person whom we believe beneficially owned 5% or more of the outstanding shares of our Class A common stock (NASDAQ symbol DGICA) or 5% or more of the outstanding shares of our Class B common stock (NASDAQ symbol DGICB), in each case, as of the close of business on March 1, 2019.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Owned	Shares Beneficially Owned	Percent Owned
Donegal Mutual Insurance Company 1195 River Road Marietta, PA 17547	9,851,025	43.1%	4,654,339	83.5%

Dimensional Fund Advisors LP(1) 6300 Bee Cave Road Austin, TX 78746	1,793,905	7.9%	—	—

Donald H. Nikolaus(2) 1195 River Road Marietta, PA 17547	1,334,830	5.6%	186,603	3.3%

(1)

Dimensional Fund Advisors LP reported the ownership information shown in the above table in a Schedule 13G/A it filed with the SEC on February 8, 2019. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

(2)

Mr. Nikolaus holds currently exercisable stock options to purchase 825,000 shares of our Class A common stock. This total also includes 166,369 shares of our Class A common stock and 3,938 shares of our Class B common stock that a Nikolaus family foundation, of which Mr. Nikolaus is a trustee, owned at the close of business on March 1, 2019.

The Beneficial Ownership of our Stock by our Directors and Executive Officers

The following table shows the amount and the percentage of the outstanding shares of our Class A common stock and the amount and the percentage of the outstanding shares of our Class B common stock that each of our directors, each of our nominees for director, each of our named executive officers and all of our executive officers, our nominees for director and our directors as a group owned beneficially at the close of business on March 1, 2019. The total shares shown for each person includes shares the person owned jointly, in whole or in part, with the person’s spouse, or owned individually by the person’s spouse and shares purchasable upon the exercise of stock options that were exercisable as of March 1, 2019 or that become exercisable within 60 days after March 1, 2019. The ownership of each director, nominee for director and executive officer is less than 1% unless the table below indicates otherwise.

	Class A Common Stock		Class B Common Stock
Name of Individual or Identity of Group(1)	Shares Beneficially Owned	Percent Owned	Shares Beneficially Owned	Percent Owned
Directors and Nominees for Director:

Scott A. Berlucchi	59,155	—	—	—
Dennis J. Bixenman	59,155	—	—	—
Robert S. Bolinger	51,610	—	1,450	—
Kevin G. Burke	339,250	1.5%	—	—
Patricia A. Gilmartin	37,667	—	—	—
Jack L. Hess	87,573	—	—	—
Barry C. Huber	28,567	—	—	—
Kevin M. Kraft, Sr.	63,936	—	—	—
Jon M. Mahan	60,488	—	—	—
S. Trezevant Moore, Jr.	69,155	—	1,000	—
Richard D. Wampler, II	61,602	—	—	—

Executive Officers:
Jeffrey D. Miller	365,179	1.6	584	—
Cyril J. Greenya	317,775	1.4	820	—
Richard G. Kelley	202,901	—	—	—
Sanjay Pandey	241,170	1.0	—	—
Daniel J. Wagner	385,692	1.7	166	—
Robert G. Shenk	356,445	1.5	—	—

All directors and executive officers as a group (17 persons)	2,787,320	11.0%	4,020	—

(1)	Each director we name above holds currently exercisable stock options to purchase 54,000 shares of our Class A common stock with the exception of the following directors:

•	Mr. Burke holds currently exercisable stock options to purchase 333,000 shares of our Class A common stock;

•	Mr. Bolinger holds currently exercisable stock options to purchase 42,000 shares of our Class A common stock;

•	Mrs. Gilmartin holds currently exercisable stock options to purchase 36,667 shares of our Class A common stock; and

•	Mr. Huber holds currently exercisable stock options to purchase 22,200 shares of our Class A common stock.

The named executive officers listed below hold stock options to purchase shares of our Class A common stock included in the table above as follows:

Mr. Miller	-	323,666 shares;
Mr. Greenya	-	309,333 shares;
Mr. Kelley	-	175,000 shares;
Mr. Pandey	-	236,000 shares;
Mr. Wagner	-	309,333 shares; and
Mr. Shenk	-	309,333 shares.

Section 16(a) Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that each of our directors, each of our executive officers and any person who owns 10% or more of the outstanding shares of our Class A common stock or 10% or more of the outstanding shares of our Class B common stock file with the SEC initial reports of their ownership of 10% or more of our Class A common stock or 10% or more of our Class B common stock as well as reports of subsequent changes in that ownership. Such persons must also furnish us with copies of all reports they file with the SEC pursuant to Section 16(a). As a practical matter, we assist our executive officers and directors in completing these filings on a timely basis by monitoring such transactions and completing and filing such SEC reports on behalf of those executive officers and directors who request us to do so.

Based solely upon our review of the Section 16(a) filings our executive officers and directors made with the SEC during 2018 and written representations we received with respect to 2018 from our directors and executive officers, we believe that during 2018 all of our directors and executive officers filed all required Section 16(a) reports on a timely basis, except that Mr. Bixenman made late filings of his initial Form 3 report and one Form  4 report reporting a stock option grant.

THE RELATIONSHIP OF DONEGAL MUTUAL AND DGI

Introduction

Donegal Mutual and DGI’s insurance subsidiaries conduct business together as the Donegal Insurance Group in 22 Mid-Atlantic, Midwestern, New England and Southern states. In addition, Donegal Mutual and its insurance subsidiaries conduct business in four Southwestern states. During 2018, A.M. Best Company reported that the Donegal Insurance Group ranked as the 83rd largest property and casualty insurance group in the United States based on its net premiums written in 2017. A.M. Best Company has assigned its financial strength rating of A (Excellent) to the Donegal Insurance Group. The Donegal Insurance Group has received an A.M. Best financial strength rating of A (Excellent) for the last 26 successive years.

Our Relationship with Donegal Mutual

Since the establishment of Atlantic States as our wholly owned property and casualty insurance company and our downstream insurance holding company system in 1986, Donegal Mutual and Atlantic States have been parties to a proportional reinsurance agreement, or pooling agreement, that became effective October 1, 1986. Under the pooling agreement, Donegal Mutual and Atlantic States pool substantially all of their respective premiums, losses and loss expenses. The underwriting pool does not include the business Donegal Mutual conducts in four Southwestern states. The underwriting pool homogenizes the risk characteristics of business Donegal Mutual and Atlantic States write directly. Atlantic States receives an allocation of 80% from the underwriting pool and Donegal Mutual receives an allocation of 20%. We do not anticipate any change in the allocation of the underwriting pool between Donegal Mutual and Atlantic States in the future. The business Atlantic States derives from the underwriting pool represents a significant percentage of our total consolidated revenues. However, the percentage of our total consolidated revenues we derive from the underwriting pool has gradually decreased as we have acquired other property and casualty insurance companies that do not participate in the underwriting pool.

Donegal Mutual and our insurance subsidiaries conduct business together as the Donegal Insurance Group, while each entity retains its separate legal and corporate existence. As the Donegal Insurance Group, Donegal Mutual and our insurance subsidiaries share a combined business plan to enhance market penetration and underwriting profitability. As such, Donegal Mutual and our insurance subsidiaries share the same business philosophies, the same management, the same employees and the same facilities and offer the same types of insurance products.

The products Donegal Mutual and our insurance subsidiaries offer are generally complementary, which permits the Donegal Insurance Group to offer a broad range of products in a given market and to expand the Donegal Insurance Group’s ability to service an entire personal lines or commercial lines account. Distinctions within the products Donegal Mutual and our insurance subsidiaries offer generally relate to specific risk profiles within similar classes of business, such as preferred tier products versus standard tier products. Donegal Mutual and we do not allocate all of the standard risk gradients to one company. As a result, the underwriting results of the business the individual companies write directly will vary.

Our insurance subsidiaries paid a total of $11.0 million in dividends to us during 2018. These dividends are one of the sources of the funds we utilized to pay quarterly cash dividends to our stockholders. We paid $15.7 million in dividends to our stockholders in 2018, of which Donegal Mutual received $7.9 million based on its ownership of shares of our Class A common stock and shares of our Class B common stock on the respective record dates for the dividends we paid during 2018.

Our Capital Structure

We have two outstanding classes of common stock, our Class A common stock and our Class B common stock.

Our Class A common stock has one-tenth of a vote per share and our Class B common stock has one vote per share.

The principal benefit to us from our two-class capital structure is our ability to issue our Class A common stock or securities convertible into or exchangeable for our Class A common stock for financing, acquisition and compensation purposes without materially adversely affecting the relative voting power of any of our stockholders, including Donegal Mutual.

Every holder of our Class A common stock and every holder of our Class B common stock who owns shares of our Class A common stock or our Class B common stock has purchased our Class A common stock or our Class B common stock with the prior knowledge and consistent disclosure by us that Donegal Mutual has, since our formation in 1986, held majority voting control of us and intends to maintain that majority control for the long-term future. Our board of directors believes that Donegal Mutual’s majority voting control of us is in our long-term best interests and the long-term best interests of Donegal Mutual.

As a result of a review that occurred in March 2019, both our board of directors and Donegal Mutual’s board of directors reaffirmed their respective belief that the Donegal Mutual-DGI structure and the inter-company relationships between Donegal Mutual and DGI and its insurance subsidiaries we describe in this proxy statement continue to be appropriate for the respective businesses and operations of Donegal Mutual and of DGI and our insurance subsidiaries. Our board of directors reaffirmed in March 2019 that preservation of the relationship between Donegal Mutual and us and our status as a public company of which Donegal Mutual owns approximately 72% of the combined voting power of our Class A common stock and our Class B common stock is in the best interests of all of the constituencies that we and Donegal Mutual serve, including:

•	our stockholders;

•	the policyholders of our insurance subsidiaries and the policyholders of Donegal Mutual;

•	Donegal Mutual’s employees who provide services to us and our insurance subsidiaries pursuant to a services agreement we describe later in this proxy statement;

•	the independent insurance agents who represent Donegal Mutual and our insurance subsidiaries; and

•	the local communities in which Donegal Mutual, we and our insurance subsidiaries maintain offices.

We believe our relationships with Donegal Mutual we describe in this proxy statement provide the Donegal Insurance Group with a number of important business benefits, including the following:

•	facilitating the stable management, consistent underwriting discipline, external growth and long-term profitability of the Donegal Insurance Group;

•	creating operational and expense synergies given the combined resources and operating efficiencies of the member companies of the Donegal Insurance Group;

•

providing Donegal Mutual and Atlantic States with a significantly larger underwriting capacity than either company could achieve independently because of the underwriting pool Donegal Mutual and Atlantic States maintain;

•

enhancing our opportunities to expand by acquisition because of the ability of Donegal Mutual to acquire control of other mutual insurance companies, implement more cost-effective external reinsurance because of our significantly greater size and provide additional experienced management and, thereafter, demutualize those companies and then sell them to us at a fair price or reinsure substantially all of their insurance business and place such reinsured business in the underwriting pool; and

•

producing more uniform and stable underwriting results for the Donegal Insurance Group than any of the individual member companies could achieve without the relationships between Donegal Mutual and our insurance subsidiaries we describe in this proxy statement.

We refer our stockholders to our Form 10-K Report for our fiscal year ended December 31, 2018 for further information about our business strategies and our relationship with Donegal Mutual.

Our Strategy to Maximize Stockholder Value

A fundamental goal of our board of directors and management is to maximize stockholder value over the long-term. We conduct our operations with this fundamental goal in mind. Our business strategies seek to maximize stockholder value by improving operating efficiencies as well as pursuing internal and external growth in order to enhance the long-term, cost-effectiveness and operating profits of our businesses. Our board of directors and management regularly evaluate our business strategies and concentrate on improving our long-term, sustainable earnings. We focus on:

•

seeking to return to underwriting profitability by carefully selecting product lines, evaluating individual risks based on historic results, minimizing our exposure to catastrophe-prone areas, analyzing the cost and availability of external reinsurance as well as the levels at which we purchase external reinsurance for the member companies of the Donegal Insurance Group and evaluating claims history on a regular basis to analyze the adequacy of our underwriting guidelines and product pricing;

•

pursuing profitable growth by organic expansion within the traditional operating territories of our insurance subsidiaries through developing, maintaining and expanding quality independent insurance agency representation;

•

enhancing the results of operations of our insurance subsidiaries through expense reductions and the utilization of technology to increase operating efficiency and effective electronic communication with our agents, policyholders and potential policyholders;

•	providing responsive and friendly customer and agent service to enable our insurance subsidiaries to attract new policyholders and retain existing policyholders;

•

maintaining premium rates that are sufficient to result in the underwriting profitability of our insurance subsidiaries over the long-term, while maintaining high levels of retention for their existing books of business, and, at the same time, enhancing their ability to write new business; and

•

seeking to acquire property and casualty insurance companies or blocks of existing in-force insurance policies that augment the organic growth of our insurance subsidiaries in existing markets and expand our business into adjacent geographic regions.

The Coordinating Committee

Donegal Mutual and we maintain a coordinating committee that consists of two members of our board of directors, neither of whom is a member of Donegal Mutual’s board of directors, and two members of Donegal Mutual’s board of directors, neither of whom is a member of our board of directors. The purpose of the coordinating committee is to maintain a process for an on-going evaluation of the fairness of the terms of all transactions between Donegal Mutual and its policyholders, on the one hand, and our insurance subsidiaries, us and our stockholders, on the other hand.

Any change to an agreement between Donegal Mutual, on the one hand, and us or any of our insurance subsidiaries, on the other hand, or any new agreement between Donegal Mutual, on the one hand, and us or any of our insurance subsidiaries, on the other hand, is also subject to the applicable provisions of the Pennsylvania Insurance Company Law of 1921, as amended, and the PHCA, as well as the laws of the other states of domicile of our insurance subsidiaries.

The coordinating committee will only approve a new agreement between Donegal Mutual and us or Donegal Mutual and one or more of our insurance subsidiaries or a change in an existing agreement between Donegal Mutual and us or Donegal Mutual and one or more of our insurance subsidiaries if:

•	both of our members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to us and in the best interests of our stockholders; and

•

both of Donegal Mutual’s members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to Donegal Mutual and in the best interests of Donegal Mutual’s policyholders.

After the coordinating committee approves the new agreement or the change in an existing agreement, our board of directors and Donegal Mutual’s board of directors must each approve the new agreement or the change in an existing agreement.

The coordinating committee meets annually during the first two months of each year to review each continuing agreement and each on-going transaction between Donegal Mutual and us or one or more of our insurance subsidiaries, including the various reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The purpose of this annual review is to examine the results of these reinsurance agreements over a period of several years and to determine if the results of the existing agreements between Donegal Mutual and us and our insurance subsidiaries over an extended time period remain fair and equitable to us and our stockholders and fair and equitable to Donegal Mutual and its policyholders or if Donegal Mutual or if we should mutually agree to certain adjustments. In the case of these agreements, the adjustments typically consist of adjustments to the reinsurance premiums, the level at which the reinsurance attaches and the reinsurance reinstatement premiums. The intent of any changes is to achieve relative parity between Donegal Mutual, on the one hand, and us or one or more of our insurance subsidiaries, on the other hand, over a period of several years. These agreements are on-going in nature and will continue in effect throughout 2019 in the ordinary course of our business and the business of our insurance subsidiaries and in the ordinary course of the business of Donegal Mutual.

Robert S. Bolinger and Richard D. Wampler, II are our members of the coordinating committee. Certain biographical information about Messrs. Bolinger and Wampler appears later in this proxy statement under the caption “Election of Directors.” Michael W. Brubaker and John E. Hiestand serve as Donegal Mutual’s members of the coordinating committee. Certain biographical information about Messrs. Brubaker and Hiestand is as follows:

Mr. Brubaker, age 61, has been a director of Donegal Mutual since 2016. Mr. Brubaker has served as chief executive officer of Blackford Ventures, LLC, a private equity and real estate investment firm in Lancaster, Pennsylvania, since 2015. From 2006 through 2014, Mr. Brubaker served as a Pennsylvania State Senator. Mr. Brubaker beneficially owns 7,000 shares of our Class A common stock and does not own beneficially any shares of our Class B common stock. As director compensation in 2018, Donegal Mutual paid Mr. Brubaker cash fees of $77,500 and granted him a restricted stock award of 500 shares of our Class A common stock with a value at the time of issuance in January 2018 of $8,650 and stock options to purchase 4,500 shares of our Class A common stock at an exercise price of $13.69 per share.

Mr. Hiestand, age 81, has been a director of Donegal Mutual since 1983 and has been a self-employed provider of insurance administrative services for over 20 years. Mr. Hiestand served as a director of Central Savings and Loan Association in Columbia, Pennsylvania from 1982 to 1992. Mr. Hiestand beneficially owns 51,580 shares of our Class A common stock and owns 157 shares of our Class B common stock. As director compensation in 2018, Donegal Mutual paid Mr. Hiestand cash fees of $78,300 and granted him a restricted stock award of 500 shares of our Class A common stock with a value at the time of issuance in January 2018 of $8,650. Mr. Hiestand received $500 in cash fees as compensation from Donegal Mutual for the meeting of the coordinating committee he attended as one of Donegal Mutual’s members on the coordinating committee during 2018 and stock options to purchase 4,500 shares of our Class A common stock at an exercise price of $13.69 per share.

Inter-Company Transactions

Donegal Mutual provides facilities, personnel and other services to us and our insurance subsidiaries pursuant to a services agreement that has been in effect since 1986. Donegal Mutual allocates certain related expenses to Atlantic States in accordance with the relative participation of Donegal Mutual and Atlantic States in the underwriting pool. Our insurance subsidiaries other than Atlantic States reimburse Donegal Mutual for those services for their respective personnel costs and bear their proportionate share of information services costs based on their written insurance premiums compared to the total written insurance premiums of the Donegal Insurance Group. Donegal Mutual’s charges for these services totaled $126.2 million in 2018, compared to $125.0 million in 2017.

Donegal Mutual and Atlantic States may amend or terminate the pooling agreement, as we describe in an earlier portion of this proxy statement, at the end of any calendar year by mutual agreement, subject to approval by the coordinating committee and approval by the respective boards of directors of Donegal Mutual and Atlantic States. Neither our board of directors nor Donegal Mutual’s board of directors contemplates any change in the pooling agreement.

In addition to the pooling agreement, our insurance subsidiaries, in the ordinary course of their businesses, have various reinsurance agreements with Donegal Mutual that are renewed annually. The coordinating committee reviews these reinsurance agreements annually so as to achieve relative parity between Donegal Mutual and our insurance subsidiaries between the reinsurance premiums Donegal Mutual charges our insurance subsidiaries for the reinsurance and the losses Donegal Mutual incurs under the reinsurance it provides to our insurance subsidiaries over a period of several years. We believe the reinsurance arrangements between Donegal Mutual and our insurance subsidiaries are no less favorable to our insurance subsidiaries than the terms and conditions of reinsurance available to our insurance subsidiaries from independent reinsurers. These reinsurance agreements include the following reinsurance agreements:

•

Donegal Mutual and Peninsula have a quota-share reinsurance agreement under which Peninsula transfers to Donegal Mutual 100% of the premiums and losses related to the workers’ compensation product line

Peninsula writes in certain states. Peninsula offers workers’ compensation insurance in those states in order to provide the Donegal Insurance Group with an additional pricing tier in those states where any one insurance company may offer only a single pricing tier for workers’ compensation insurance.

•

Donegal Mutual and MICO maintain a quota-share reinsurance agreement that transfers 25% of MICO’s business to Donegal Mutual. Because of the reinsurance pooling agreement between Donegal Mutual and Atlantic States, we receive an 80% allocation of the MICO business Donegal Mutual reinsures.

•

Donegal Mutual has a catastrophic reinsurance agreement with each of Atlantic States, Le Mars, MICO, Peninsula, Sheboygan and Southern that provides coverage under any one catastrophic occurrence above $2.0 million, with a combined retention of $5.0 million for a catastrophic occurrence involving a combination of those companies, up to the amount Donegal Mutual and our insurance subsidiaries retain under catastrophe reinsurance agreements with unaffiliated reinsurers.

On January 30, 2019, the coordinating committee met and determined that the proposed terms of these reinsurance agreements for 2019 were fair and equitable to our insurance subsidiaries and our stockholders and fair and equitable to Donegal Mutual and its policyholders. Accordingly, the coordinating committee unanimously approved the continuation of the terms of such agreements and transactions, with non-material adjustments, through the next scheduled annual review during the first two months of 2020.

We refer you to Note 3 of the Notes to our Consolidated Financial Statements we include in our 2018 Annual Report for further information about the reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The intent of these catastrophe and excess of loss reinsurance agreements is to lessen the effects of a single large loss, or an accumulation of smaller losses arising from one event, to levels that are appropriate given the size, underwriting profile and surplus capacity of each of our insurance subsidiaries.

The Risk Management Committee

The Donegal Insurance Group maintains a risk management committee that consists of 14 officers of Donegal Mutual, eight of whom are also officers of DGI. The purpose of the risk management committee is to assess and monitor the major strategic, operational, regulatory, informational and external risks that affect the business the Donegal Insurance Group transacts and the internal and external resources of the Donegal Insurance Group for assessing and controlling such risks. The Donegal Insurance Group’s risk management committee meets quarterly, and annually evaluates its performance of its responsibilities. The risk management committee submits reports to our board of directors no less frequently than quarterly.

The responsibilities of the risk management committee on behalf of the Donegal Insurance Group include:

•	evaluating the effectiveness of the Donegal Insurance Group’s assessment and management of the risks that may be material to the Donegal Insurance Group;

•	developing and recommending policies and procedures relating to risk assessment, risk management and risk reporting;

•	oversight of our system of disclosure controls and system of internal controls over financial reporting;

•	complying with applicable legal and regulatory requirements;

•

assessing the Donegal Insurance Group’s risk management, legal compliance and risk-control activities and the adequacy of such activities in identifying, assessing and monitoring the risks that confront the Donegal Insurance Group;

•	reporting periodically to the respective boards of directors of Donegal Mutual and us; and

•	analyzing annually the committee’s performance of the responsibilities assigned to it.

Our financial reporting, risk management and internal audit areas serve as our primary monitoring and testing functions for our overall policies and procedures for the day-to-day oversight of our risk management systems and controls. This oversight includes identifying, evaluating and addressing risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Union Community Bank

On March __, 2019 we sold our 48.2% interest in DFSC and Donegal Mutual sold its 51.8% interest in DFSC to Northwest Bancshares, Inc. (“Northwest”), Warren, Pennsylvania for $__________ in cash and __________ shares of Northwest valued at $____ based on the closing price of Northwest stock on March __, 2019. In addition, immediately prior to the closing of the DFSC sale, DFSC paid a cash dividend of $____ million, of which we received $_____ million and Donegal Mutual received $_____ million. The sole business of DFSC was the ownership of Union Community Bank a Pennsylvania state-chartered savings bank.

CORPORATE GOVERNANCE

Our board of directors maintains corporate governance guidelines to assist the committees of our board of directors in the discharge of their respective responsibilities. Each committee of our board of directors has a written charter that sets forth the purposes, goals and responsibilities of the committee as well as the qualifications for committee membership, procedures for the appointment and replacement of committee members, committee structure and operations and committee reporting to our board of directors. Each of the committees of our board of directors, in its discretion, and at our expense, may retain other advisors, including, but not limited to, legal and financial advisors, to assist the committee in the discharge of the responsibilities of the committee as set forth in its charter. You may view the charters of our executive committee, our audit committee, our nominating committee and our compensation committee on our website at www.donegalgroup.com. The charters of the committees of our board of directors provide our stockholders with a description of the manner in which the committees of our board of directors operate.

The Composition of our Board of Directors

Our by-laws provide that the number of members of our board of directors shall not be less than seven nor more than 12. Our board of directors annually fixes the number of members of our board of directors within these limits, and may increase or decrease the size of our board of directors from time to time. For 2019, our board of directors has fixed the number of members of our board of directors at 11. Our board of directors consists of three classes, with the three-year terms of one of the classes expiring at three successive annual meetings and upon the taking of office by each member of the newly elected class of directors.

We constitute a “controlled company” under applicable NASDAQ regulations because Donegal Mutual owns more than a majority of the aggregate voting power of the outstanding shares of our Class A common stock and the outstanding shares of our Class B common stock. As a controlled company, we are exempt from a number of NASDAQ corporate governance requirements, including the NASDAQ requirement that a majority of the members of our board of directors be independent.

The composition of our board of directors is, however, subject to the corporate governance rules of the PHCA. The PHCA requires that the board of directors of a Pennsylvania-domiciled insurance company or of a company that controls a Pennsylvania-domiciled insurance company, such as we do, maintain a committee or committees that undertake certain corporate governance responsibilities. The PHCA further requires that the members of these committees be solely directors who are not officers or employees of the Pennsylvania-domiciled insurance company or its holding company and who do not own beneficially a 10% or greater interest in the voting stock of such insurance company or its holding company. We maintain an audit committee, a compensation committee and a nominating committee whose respective memberships satisfy the requirements of the PHCA.

Pursuant to the PHCA, the committees of our board of directors must annually discharge each of the following responsibilities:

•	the recommendation of the appointment of an independent registered public accounting firm for our insurance company subsidiaries;

•	the review of the financial condition of our insurance company subsidiaries;

•	the review of the scope and results of the independent audit and any internal audit of our insurance company subsidiaries;

•	the nomination of candidates for election as our directors by our stockholders; and

•

the evaluation of the performance of the principal officers of each of our insurance company subsidiaries and the recommendation to their respective boards of directors as to the selection and compensation of their respective principal officers.

We expect our directors to attend all meetings of our board of directors, all meetings of the committees of our board of directors on which they serve and all meetings of our stockholders. We further expect our directors to devote the time necessary to fulfill their responsibilities as directors. During 2018, each of our directors attended 75% or more of the total number of meetings of our board of directors and of the meetings of the committees of our board of directors on which that director served.

The Committees of our Board of Directors

Our board of directors has delegated some of its authority to the following four committees of our board of directors:

•	the executive committee;

•	the audit committee;

•	the nominating committee; and

•	the compensation committee.

Each of the committees of our board of directors reviews its charter annually.

Our board of directors also maintains a special committee that we discuss elsewhere in this proxy statement.

The following table shows the number of meetings each committee of our board of directors, other than the special committee which did not meet during 2018, held in 2018 and the attendance of the members of those committees at the meetings of the committees on which they served. Mr. Berlucchi, Mr. Bixenman and Mrs. Gilmartin did not serve as a member of any of the committees of our board of directors during 2018.

	Our Board Committees
	Executive	Audit	Nominating	Compensation
Number of Meetings Held in 2018:	14	9	1	4
Number of Meetings Attended in 2018 by Members of the Committees:
Robert S. Bolinger	—	9	1	—
Kevin G. Burke	14	—	—	—
Jack L. Hess	14	9	—	4
Barry C. Huber	—	9	—	—
Kevin M. Kraft, Sr.	13	—	1	4
Jon M. Mahan	—	9	1	—
S. Trezevant Moore, Jr.	—	—	—	3
Richard D. Wampler, II	—	9	1	4

Our board of directors is responsible for the oversight of our management. The responsibilities of our board of directors includes the oversight of:

•	management’s development and implementation of a multi-year strategic business plan and an annual financial operating plan, and our progress in meeting those financial and strategic plans;

•	management’s identification, measurement, monitoring and control of the material risks we encounter, including operational, credit, market, liquidity, compliance, strategic and reputational risks;

•	our maintenance of high ethical standards and effective policies designed to protect our reputation, our assets and our business;

•

the on-going review of cybersecurity and information security risk in order to maintain the confidence and trust of our stockholders, the policyholders of Donegal Insurance Group, our employees and the others with whom we conduct business;

•	review of the performance of our chief executive officer and the setting of his compensation and the compensation of our other named executive officers; and

•	the conduct of our annual self-evaluation of our board of directors and its committees.

The Executive Committee

Members: Messrs. Burke (Chairman), Hess and Kraft. The executive committee has the authority to take all actions that our full board of directors can take, consistent with the DGCL, our certificate of incorporation and our by-laws, between meetings of our board of directors.

The responsibilities of the executive committee include:

•	exercising all powers and authority of our board of directors between meetings of our board of directors to the extent consistent with the DGCL and our corporate governance guidelines;

•	consulting with and advising our management on our general business, operational, administrative and legal affairs;

•	consulting with and advising our management on the development of our policies;

•	analyzing other matters that our management may bring to the executive committee for consideration from time to time; and

•	performing such other functions as our board of directors may specifically delegate to the executive committee from time to time.

The Audit Committee

Members: Messrs. Bolinger, Hess, Huber, Mahan and Wampler (Chairman). Each member of the audit committee satisfies the independence requirements of the SEC and the PHCA and is in compliance with applicable provisions of the PHCA and the Sarbanes-Oxley Act of 2002. Each of Messrs. Hess, Huber and Wampler is a certified public accountant and each constitutes a designated financial expert member of our audit committee.

The responsibilities of the audit committee include:

•	the annual appointment of our independent registered public accounting firm after a review of the performance, qualification and independence of our independent registered public accounting firm;

•	the on-going review of the scope and results of the audit of our financial statements by our independent registered public accounting firm and the internal audits our staff conducts;

•	the review of all of the periodic reports we file with the SEC and press releases before the filing of the SEC reports or the publication of the press releases;

•

the annual review of all related person transactions to which we are one of the parties other than those transactions between Donegal Mutual and us or one or more of our insurance subsidiaries that are subject to review by the coordinating committee; and

•	the regular review of the adequacy of our financial and operating internal controls.

The Nominating Committee

Members: Messrs. Bolinger, Kraft, Mahan (Chairman) and Wampler.

The responsibilities of the nominating committee include:

•	the identification of individuals the nominating committee believes have the necessary qualifications to serve as members of our board of directors;

•	the recommendation of nominees to stand for election to our board of directors;

•	the consideration of candidates nominated by stockholders other than Donegal Mutual to stand for election to our board of directors;

•	the evaluation of the self-evaluations each of the committees of our board of directors submits to us annually; and

•	the provision to our board of directors of the nominating committee’s annual evaluation of its performance during the preceding year.

The Compensation Committee

Members: Messrs. Hess (Chairman), Kraft, Moore and Wampler. The compensation committee and the compensation committee of Donegal Mutual meet jointly from time to time. The members of the Donegal Mutual compensation committee, as of the date of this proxy statement, are Messrs. Berlucchi (Chairman), Michael K. Callahan, Hess and Kraft. Following these joint meetings, our compensation committee meets and makes compensation determinations with respect to the compensation of our named executive officers and our other officers and senior employees.

The responsibilities of our compensation committee include:

•	the annual review of the compensation of all of our salaried employees;

•	the annual review of the performance and compensation of our executive officers, including our named executive officers;

•	the recommendation to our board of directors from time to time as to grants of stock awards to our employees and directors; and

•	the oversight of the employee benefit plans Donegal Mutual and we maintain.

See “Executive Compensation Discussion and Analysis” for further information.

The Coordinating Committee

We refer you to “The Relationship of Donegal Mutual and DGI – The Coordinating Committee” for information as to the responsibilities of the coordinating committee and the identity of its members.

The Special Committee

Members: Messrs. Bolinger, Huber, Mahan (Chairman), Moore and Wampler. The special committee operates under a charter our board of directors established, and, from time to time, reviews stockholder proposals and evaluates other matters from the perspective of our stockholders other than Donegal Mutual. None of the members of the special committee serves as a director of Donegal Mutual. The special committee did not meet during 2018.

The charter of the special committee provides for the following principal responsibilities of the special committee:

•	evaluate the merits and conditions of stockholder proposals;

•	evaluate the advisability of recommending to our board of directors acceptance or rejection of stockholder proposals;

•

present to our board of directors the results of the committee’s evaluation of stockholder proposals and its recommendations, including the reasons for its recommendations, with respect to such stockholder proposals; and

•	undertake such other responsibilities as our board of directors may assign from time to time to the special committee and report to our board of directors with respect to any such other matter.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a former or current officer of Donegal Mutual or us, nor does any member of our compensation committee have any other interlocking relationships, as current SEC rules and regulations define such terms.

Related Person Transactions

We have a written related person transaction policy that governs our audit committee’s review and approval or ratification of transactions between us, on the one hand, and a related person, on the other hand. The definition of “related person” under applicable SEC regulations includes our directors, our executive officers, holders of 5% or more of the outstanding shares of our Class A common stock, holders of 5% or more of the outstanding shares of our Class B common stock and each of the immediate family members of each of those persons. SEC rules and regulations require that we disclose specified information reporting related person transactions that involve in excess of $120,000 in our annual proxy statements and certain other filings we submit to the SEC.

Our policy applies, in our case, to all transactions with related parties with the exception of those transactions between Donegal Mutual and us or one or more of the insurance subsidiaries because those transactions require the prior approval of our coordinating committee. See “The Relationship of Donegal Mutual and DGI—The Coordinating Committee” elsewhere in this proxy statement.

Our board of directors has determined that certain types of transactions do not create or involve a direct or indirect material interest on the part of the related person and therefore do not require review or approval under our related person transaction policy. These types of transactions include financial services, including loans, brokerage, banking, insurance, investment advisory or asset management services and other financial services we provide to a related person, if we provide the services in the ordinary course of business, on substantially the same terms as those prevailing for comparable services we provide to unrelated persons and comply with applicable law, including the Sarbanes-Oxley Act of 2002 and Federal Reserve Board Regulation O.

Our related person transaction policy establishes procedures for our audit committee’s prior review of proposed transactions between us and a related person because we recognize that related person transactions can suggest a heightened risk of a potential conflict of interest and could create the appearance of potential impropriety. Our policy requires that the audit committee review all proposed related person transactions and determine whether or not to approve the related person transaction. The audit committee must first approve a related person transaction before we can agree to the related person transaction. In addition, if the related person transaction continues in effect for more than one year, our audit committee must annually approve the continuation of that transaction.

Donald H. Nikolaus, a director of Donegal Mutual, who served as our chairman of the board from 2012 to 2018 and served as a member of our board of directors from 1986 to 2018, is a partner in the law firm of Nikolaus & Hohenadel. Nikolaus & Hohenadel has served as general counsel to Donegal Mutual since 1972 and as our general counsel since 1986, principally in connection with the defense of insurance claims litigation arising in Lancaster, Dauphin and York counties of Pennsylvania. We pay such firm its customary fees for its services. The Donegal Insurance Group paid Nikolaus & Hohenadel legal fees of $488,815 in 2017 and $393,992 in 2018.

Frederick W. Dreher, a director of Donegal Mutual since 1996, was a partner in the law firm of Duane Morris LLP from 1970 until his retirement in 2016. Mr. Dreher is now of counsel to that firm. Since 1986, Duane Morris LLP has represented us, our insurance subsidiaries, Donegal Mutual, DFSC and UCB in certain legal matters. We pay Duane Morris LLP its customary fees for its services. The Donegal Insurance Group and DFSC paid Duane Morris LLP legal fees of $1,071,696 in 2017 and $746,100 in 2018.

Our Code of Business Conduct and Ethics; Our Internal Audit Department; Hedging

We follow our code of business conduct and ethics in conducting business with third parties because we believe it is important that we conduct our business with integrity and with the trust of the people with whom we do business. Our code of business conduct and ethics provides guidance to our directors, employees, including our named executive officers, and the independent agents who represent Donegal Mutual and our insurance subsidiaries as they deal with the legal and ethical issues that arise in our business dealings with others. You may view our code of business conduct and ethics on our website at www.donegalgroup.com. If we make any substantive amendments to our code of business conduct and ethics or grant any waiver from a provision of our code of business conduct and ethics to any of our named executive officers or directors, we will promptly disclose the nature of the amendment or waiver on our website.

We also maintain an internal audit department that evaluates our business and financial processes, our management of risk and the efficacy of our financial controls. Our director of internal audit reports no less frequently than quarterly to the audit committee of our board of directors.

We have not adopted any practice or policy regarding the ability of our employees, officers and directors, and any of their designees, to purchase financial instruments, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our Class A common stock or our Class B common stock.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2018 Performance Review

The following table depicts our total revenues and our results of operations for the years ended December 31, 2018 and 2017, and the prices of our Class A common stock and our Class B common stock at December 31, 2018, compared to the same data at December 31, 2017. For further information, we refer you to the financial statements we include in our 2018 Annual Report.

	At or For the Year Ended December 31,
	2018		2017	Increase/ Decrease
Total revenues	$771.8 million		$739.0 million	4.4%
Net (loss) income	(32.8 million	)	7.1 million	—
Class A common stock price	13.65		17.30	-21.1
Class B common stock price	11.80		15.22	-22.5

Stock Option Grants

On December 20, 2018, we granted stock options to a number of employees of Donegal Mutual and our affiliates, including our named executive officers, and we also granted stock options to our directors and the directors of Donegal Mutual and our affiliates. We granted each of our directors, other than Mr. Burke, an option to purchase 4,500 shares of our Class A common stock exercisable for five years that vests in three equal annual cumulative installments commencing on July 1, 2019. Each stock option is exercisable at a price of $13.69 per share, which price represented the closing price of our Class A common stock on the day before the date of grant.

The following table sets forth the stock options we granted to the following named executive officers in 2018:

Name of Named Executive Officer	Number of Shares Purchasable
Kevin G. Burke	45,000
Jeffrey D. Miller	40,000
Cyril J. Greenya	35,000
Richard G. Kelley	35,000
Sanjay Pandey	35,000
Daniel J. Wagner	35,000

Our Compensation Process

In assessing the performance of our named executive officers in light of the objectives our board of directors establishes, our compensation committee reviews specific achievements associated with each named executive officer’s attainment of those objectives, the degree of difficulty in achieving those objectives and the extent to which significant unforeseen obstacles or unfavorable circumstances adversely affected their performance. As part of its oversight of the compensation of our named executive officers, the compensation committee recommended increases in the base salaries of our named executive officers for 2018 that averaged 13.6%, which our compensation committee considered reasonable based on publicly available information from eight insurance companies we informally consider our peer group. The names of those insurance companies are: Cincinnati Financial Corporation, EMC Insurance Group, Inc., The Hanover Insurance Group, Inc., Horace Mann Educators Corporation, RLI Corp., Selective Insurance Group, Inc., State Auto Financial Corporation and United Fire Group, Inc.

Summary of the 2018 Compensation of our Named Executive Officers

The compensation of our named executive officers in 2018 consisted of three principal elements:

•	a base salary paid bi-weekly in cash;

•	an incentive bonus paid in cash following the determination of our underwriting profit for our immediately preceding completed fiscal year; and

•	long-term incentive compensation in the form of stock options that we granted in December.

We did not pay incentive bonuses to our named executive officers in respect of 2018, compared to aggregate incentive bonuses of $295,000 in respect of 2017, because our underwriting results in 2018 were substantially less favorable than our underwriting results for 2017.

Our named executive officers also participate in our 401(k) plan to which we make contributions on a formula basis. Our named executive officers also receive the health and other insurance benefits we make available to all of our full-time employees.

2018 Total Direct Compensation of our Named Executive Officers

Annual Compensation	Key Factors	Purpose	2018 Actions
Base Salary	Compensation committee reviews and recommends adjustments to base salary annually based on performance and prevailing salaries within our peer group	Provides fixed amount of cash on which named executive officers may rely	Cash increase for 2018 of an average of 13.6% to reflect salary increases within our peer group

Annual Incentive Plan (Cash Incentive Award)

Compensation committee determines funding level on a formula basis tied to our underwriting results for the year

Compensation committee reviews and recommends the allocation of the bonus pool among our named executive officers based on performance against key business priorities and performance of their respective business units

		Motivates named executive officers to achieve individual performance goals Reinforces pay for performance Focuses entire organization on achieving key business objectives	We paid no bonuses for 2018 under a formula based on our underwriting results for 2018

Annual Compensation	Key Factors	Purpose	2018 Actions

Long-Term Incentive Compensation	Stock options that vest in three equal annual installments

Stock options support our growth, provide a link between the compensation of our named executive officers and our stock performance and also serve as a retention device

Supports pay for performance because options have substantial value only if our Class A stock price increases by a substantial amount over the exercise price of the option to purchase Class A shares

Stock options granted in 2018 that are exercisable at $13.69 per share and vest in three equal annual installments commencing on July 1, 2019

We believe our 2018 compensation for our officers, including our named executive officers, is fair and reasonable. We implemented our compensation programs to balance risk and reward in our overall business strategy. Our compensation programs tie a significant percentage of the total compensation of our officers, including our named executive officers, directly to our objective of attaining an underwriting profit each year. Accordingly, we base our annual incentive compensation awards on our underwriting results. As a result, our named executive officers evaluate carefully the risks we underwrite because a reduction in our underwriting profitability would adversely affect the annual incentive bonus compensation of our named executive officers. Finally, our incentive compensation programs for our named executive officers do not guarantee compensation to our named executive officers.

We believe that the elements of our compensation programs as we describe them in this proxy statement establish that we have the appropriate mix of risk versus benefit to align effectively the interests of our named executive officers with the interests of our stockholders, and that our incentive compensation programs do contribute to the enhancement of the long-term value of an investment in our common stock and do not create incentives or disincentives that may materially affect risk taking or are reasonably likely to have a material adverse effect on us. For example, our named executive officers did not receive any incentive bonuses in respect of 2018 and will only realize a gain from the stock options we granted to them as compensation in 2018 if the price of our Class A common stock increases above the exercise price of the options subsequently to the date of grant of the option and net of the income taxes our named executive officers would incur upon exercise of the stock options.

Director Compensation

Our objectives for our director compensation are to attract qualified individuals to serve on our board of directors and to align the interests of our directors with the interests of our stockholders. Our board of directors determines the form and amount of director compensation after its review of recommendations by the compensation committee of our board of directors. Our compensation committee reviews our director compensation program annually to confirm that the compensation of the members of our board of directors remains competitive and comparable to the compensation practices of our peer group and to make recommendations to our board of directors that our compensation committee believes are appropriate.

Type of Compensation		Amount	Form of Payment
Annual Retainer	Base Retainer	$81,823	$75,000 in cash and an annual restricted stock award of 500 shares of Class A common stock in 2019 with an estimated value of $6,823 based on the closing price of our Class A common stock on December 31, 2018

	Additional retainer amount for each committee meeting attended other than meetings of the audit committee, the coordinating committee and the special committee	$300	Cash

	Additional retainer amount for each coordinating committee meeting and each special committee meeting attended	$500	Cash

	Additional retainer amount for each audit committee meeting attended	$750	Cash

Periodic Equity Grant	When we grant options to our executive officers, we also typically grant options to our directors exercisable for five years at the closing market price of our Class A common stock on the day before the date of grant	Option to purchase 4,500 shares of our Class A common stock at $13.69 per share valued at $7,470 on the December 20, 2018 date of grant	Non-qualified stock options to purchase shares of our Class A common stock

Under our equity incentive plan for directors, each of our directors and each director of Donegal Mutual who is not also one of our directors receives an annual restricted stock award of 500 shares of our Class A common stock. We grant the award to each director as of the first business day of each year, provided the director served as a member of our board of directors or as a member of the board of directors of Donegal Mutual during any portion of the preceding year. Each of our directors and each of the directors of Donegal Mutual is also eligible to receive non-qualified options to purchase shares of our Class A common stock in an amount our board of directors determines on the date of grant.

On December 20, 2018, we granted each of our directors, and each director of Donegal Mutual who was not also a member of our board of directors, a non-qualified stock option to purchase 4,500 shares of our Class A common stock at an exercise price of $13.69 per share. Each option is exercisable until December 20, 2023. Donegal Mutual reimburses us for the cost of the restricted stock awards we grant to those directors of Donegal Mutual who do not also serve as members of our board of directors.

The following table sets forth a summary of the compensation we paid to our non-officer directors during 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Scott A. Berlucchi	84,700	8,650	7,470	100,820
Dennis J. Bixenman	93,550	8,650	7,470	109,670
Robert S. Bolinger	85,050	8,650	7,470	101,170
Patricia A. Gilmartin	83,500	8,650	7,470	99,620
Jack L. Hess	89,350	8,650	7,470	105,470
Barry C. Huber	83,500	8,650	7,470	99,620
Kevin M. Kraft, Sr.	98,050	8,650	7,470	114,170
Jon M. Mahan	96,050	8,650	7,470	112,170
S. Trezevant Moore, Jr.	78,400	8,650	7,470	94,520
Richard D. Wampler, II	92,250	8,650	7,470	108,370

The following table summarizes the outstanding equity awards our directors held at December 31, 2018, excluding the awards our president and chief executive officer, Mr. Burke, held. We report those awards elsewhere in this proxy statement.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	(#) Exercisable	(#) Unexercisable
Scott A. Berlucchi	12,000	—	12.50	7/27/2021	500	6,823
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	4,000	2,000	16.48	12/15/2021
	1,500	3,000	17.60	12/21/2022
	—	4,500	13.69	12/20/2023
Dennis J. Bixenman	12,000	—	12.50	7/27/2021	500	6,823
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	4,000	2,000	16.48	12/15/2021
	1,500	3,000	17.60	12/21/2022
	—	4,500	13.69	12/20/2023
Robert S. Bolinger	8,500	—	14.50	12/20/2022	500	6,823
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	4,000	2,000	16.48	12/15/2021
	1,500	3,000	17.60	12/21/2022

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	(#) Exercisable	(#) Unexercisable
	—	4,500	13.69	12/20/2023
Patricia A. Gilmartin	8,500	—	14.50	12/20/2022	500	6,823
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	2,667	—	13.64	12/17/2020
	4,000	2,000	16.48	12/15/2021
	1,500	3,000	17.60	12/21/2022
	—	4,500	13.69	12/20/2023
Jack L. Hess	12,000	—	12.50	7/27/2021	500	6,823
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	4,000	2,000	16.48	12/15/2021
	1,500	3,000	17.60	12/21/2022
	—	4,500	13.69	12/20/2023
Barry C. Huber	2,200	—	14.50	12/20/2022	500	6,823
	4,000	—	15.90	12/19/2023
	2,500	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	4,000	2,000	16.48	12/15/2021
	1,500	3,000	17.60	12/21/2022
	—	4,500	13.69	12/20/2023
Kevin M. Kraft, Sr.	12,000	—	12.50	7/27/2021	500	6,823
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	4,000	2,000	16.48	12/15/2021
	1,500	3,000	17.60	12/21/2022
	—	4,500	13.69	12/20/2023
Jon M. Mahan	12,000	—	12.50	7/27/2021	500	6,823
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	4,000	2,000	16.48	12/15/2021
	1,500	3,000	17.60	12/21/2022
	—	4,500	13.69	12/20/2023
S. Trezevant Moore, Jr.	12,000	—	12.50	7/27/2021	500	6,823
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	4,000	2,000	16.48	12/15/2021
	1,500	3,000	17.60	12/21/2022

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	(#) Exercisable	(#) Unexercisable
	—	4,500	13.69	12/20/2023
Richard D. Wampler, II	12,000	—	12.50	7/27/2021	500	6,823
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	4,000	2,000	16.48	12/15/2021
	1,500	3,000	17.60	12/21/2022
	—	4,500	13.69	12/20/2023

In addition to the compensation we describe in the two preceding tables, we reimburse our directors for any out-of-pocket expenses they reasonably incur in connection with attendance at meetings of our board of directors, meetings of committees of our board of directors and meetings of our stockholders upon presentation of appropriate vouchers for such expenses.

Our Compensation Philosophy and Risk Management Considerations

Our compensation committee, meeting separately and, on occasion, jointly with the compensation committee of Donegal Mutual, oversees our compensation and benefit plans and policies with respect to the compensation of our executive officers, including our named executive officers. The oversight by our compensation committee of our compensation process includes reviewing and recommending for approval by our board of directors equity-based incentive awards to our executive officers and all other compensation decisions relating to our executive officers.

The primary objectives of our compensation programs for our executive officers, as determined by our compensation committee, are to:

•	Attract and retain talented and dedicated executive officers who contribute to our growth, development and profitability and encourage the retention of our executive officers.

•

We believe we achieved this objective because we have employed two of our seven named executive officers we include in our summary compensation table in this proxy statement continuously for the entire 32-year period of our existence, and we have employed our other five named executive officers for 31, 25, 18, 18 and 17 years, respectively.

•	Motivate our executive officers to achieve our strategic business objectives and reward them upon their achievement of those objectives.

•

We believe we achieved this objective through the compound rate of growth in our total revenues, which was 7.1% for the five years ended December 31, 2018, and through the compound rate of growth in our book value plus the cumulative dividends of our Class A common stock and our Class B common stock, which was 6.1% for the five years ended December 31, 2018. During 2018, our executive officers implemented several initiatives designed to improve our financial and operating performance.

•	Provide long-term compensation to our executive officers that rewards them for sustained financial and operating performance and leadership excellence.

•	We believe our stock option grants and restricted stock awards appropriately reward our executive officers for sustained financial and operating leadership and performance.

To achieve the above objectives, we compensate our executive officers through a combination of base salary, annual cash bonuses, based principally on our underwriting results, and long-term equity compensation in the form of stock options.

Our compensation committee believes that our underwriting results-based bonus plan and our performance-based equity ownership programs create incentives that result in the creation of long-term stockholder value as well as creating incentives for our executive officers, including our named executive officers, to remain with us for the long-term. We have utilized the following elements of our compensation programs to promote the creation of long-term stockholder value without creating conditions that could lead to the taking of excessive risk by our executive officers:

•

The financial measures we use to determine the bonuses of our executive officers are metrics our compensation committee believes promote long-term stockholder value. These measures include our underwriting results, our return on equity and our growth in net premiums written. Our compensation committee sets limits on these bonus payments that encourage success without encouraging excessive risk-taking or short-term results.

•

We grant stock options that are exercisable for five years from the date of grant at the closing price of our Class A common stock on the date of grant. Our compensation committee believes such stock options encourage our executive officers to attain sustained long-term performance.

•

We do not reduce the exercise price of stock options if the price of our Class A common stock subsequently declines below the exercise price of the stock options unless we first obtain stockholder approval. However, we do adjust the exercise price of previously granted stock options to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events as the applicable stock compensation plan permits.

At our 2017 annual meeting of stockholders, in order to comply with a SEC rule, our stockholders voted to submit the compensation of our named executive officers to a non-binding advisory vote of our stockholders once every three years. Our stockholders voted at our 2017 annual meeting of stockholders to approve the compensation of our named executive officers, on a non-binding advisory basis, by a total of

•	6,990,228 votes FOR,

•	63,338 votes AGAINST and

•	8,239 votes ABSTAIN with 270,913 broker non-votes.

We will submit the compensation of our named executive officers for approval, on a non-binding advisory basis, by our stockholders at our 2020 annual meeting of stockholders.

In addition to the consideration by the compensation committee of the individual fulfillment by each of our named executive officers of such officer’s duties, responsibilities and individual performance, our compensation committee also considers teamwork, development of less senior employees for whom that named executive officer has primary responsibility, time in position, internal equity among our named executive officers and their ability to collaborate and communicate effectively with our other executive officers.

We believe the specific compensation decisions we made for each of our named executive officers in 2018 appropriately reflect the efforts of those named executive officers in each such officer’s primary areas of responsibility and provides our named executive officers with incentives designed to improve our financial and operating performance. Our compensation committee also evaluates the achievement by our named executive officers of our overall corporate objectives and the contribution of each of our named executive officers to those achievements.

Employment and Change-of-Control Agreements; Consulting Agreement

Donegal Mutual and we maintain employment agreements and change-of-control agreements with our named executive officers.

Employment and Change-of-Control Agreements with our Named Executive Officers

•

The initial term of the employment agreements was three years (two years for Mr. Kelley); however, such term automatically extends on each anniversary of the effective date of the employment agreements for an additional one-year period, so that, on each anniversary date of the effective date of the employment agreement, each employment agreement will have a remaining term of three years (two years for Mr. Kelley) unless the named executive officer or the respective boards of directors of Donegal Mutual or us provide not less than 90 days advance notice that the automatic extension will terminate upon the next succeeding extension date of the employment agreement.

•

We and Donegal Mutual have agreed to pay our named executive officers an annual base salary in the amount the compensation committee of Donegal Mutual and we recommend and our board of directors and the board of directors of Donegal Mutual each respectively approve from time to time, but in no event less than the minimum amount stated in the employment agreements of our named executive officers.

•	Our named executive officers have the right to participate in our annual executive incentive bonus plans and the benefit plans in which all of our other executive officers participate.

•	The employment agreements contain customary provisions relating to vacations, disability, death, indemnification and confidentiality.

•

The employment agreements include certain rights to terminate the employment agreements and, upon the occurrence of certain events, such as a change-of-control, the right to receive severance payments, as the respective employment agreements provide.

Consulting Agreement with Mr. Nikolaus

Upon the retirement of Mr. Nikolaus on September 1, 2018, the July 29, 2011 Consulting Agreement among Donegal Mutual, we and Mr. Nikolaus became effective. A summary of the principal terms of the consulting agreement Donegal Mutual and we maintain with Mr. Nikolaus is as follows:

•

Donegal Mutual and we have agreed to retain Mr. Nikolaus to provide consulting services to us and our respective boards of directors in connection with our general operations, our merger and acquisition activities, and such other projects and assignments as to which Mr. Nikolaus, Donegal Mutual and we mutually agree from time to time.

•	Mr. Nikolaus’ status under the consulting agreement will be that of an employee of Donegal Mutual.

•

The consulting agreement provides that Mr. Nikolaus will receive all employee benefits we provide to our senior executive officers and such benefits as become fully vested while Mr. Nikolaus remains an employee of Donegal Mutual.

•	Under the consulting agreement, Donegal Mutual and we will pay Mr. Nikolaus annual compensation of $600,000.

•	The consulting agreement includes customary provisions relating to disability, indemnification, confidentiality and non-competition.

•	The consulting agreement includes certain rights for Mr. Nikolaus to receive certain payments upon termination of the consulting agreement.

Upon termination of his consulting agreement, Mr. Nikolaus has the right to receive payments under a April 2014 supplemental executive retirement agreement with Donegal Mutual, under which we have no obligations.

Potential Payments to our Named Executive Officers upon Termination or a Change-of-Control

If we or Donegal Mutual terminate the employment of one of our named executive officers, or a Change-of-Control (as defined below) of DGI occurs and the employment of the named executive officer subsequently terminates on an involuntary basis, the named executive officer would be entitled to receive certain payments and benefits from us. The table below shows the estimated payments and benefits in connection with the following events based upon the assumptions we state below:

•	“Voluntary Termination” includes the voluntary resignation of a named executive officer.

•	“Involuntary-for-Cause Termination” includes a termination of the employment of a named executive officer for reasons such as violation of certain policies or for certain performance-related issues.

•

“Involuntary Termination” includes a termination of the employment of a named executive officer other than for cause, but not including a termination related to a Change-of-Control of DGI. Terminations due to death or disability result in substantially the same treatment as an Involuntary Termination.

•

“Change-of-Control” of DGI, as defined in the employment agreements we have entered into with each of our named executive officers, includes the occurrence of one of the types of transaction (a “Transaction”) we describe below:

•

the acquisition of shares of our Class A common stock and our Class B common stock by any person or group in a Transaction or series of Transactions that result in such person or group directly or indirectly first owning more than 25% of the aggregate voting power of our Class A common stock and our Class B common stock taken as a single class; or

•

the consummation of a Transaction after which the holders of our outstanding voting capital stock taken as a single class immediately prior to the consummation of the Transaction do not collectively own 60% or more of the aggregate voting power of the entity surviving such Transaction immediately after the consummation of such Transaction; or

•

the sale, lease, exchange or other transfer in a Transaction or series of Transactions of all or substantially all of our assets, but excluding therefrom the sale and re-investment of our consolidated investment portfolio; or

•

as the result of or in connection with any cash tender offer or exchange offer, merger or Transaction, sale of assets or contested election of directors or any combination of the foregoing Transactions; or

•	a “change of control” of Donegal Mutual as such term is defined in the PHCA; or

•

the persons who constituted a majority of the members of the respective boards of directors of us or Donegal Mutual on July 29, 2011 and persons whose election as members of their respective boards received the approval of such members then still in office or whose subsequent election had been so approved prior to the date of a Transaction, but before the occurrence of an event that constitutes a Change-of-Control, no longer constitute such a majority of the boards of directors of us or Donegal Mutual then in office.

A Transaction constituting a Change-of-Control of DGI shall only be deemed to have occurred upon the closing of the Transaction.

The employment agreements provide generally that if the employment of a named executive officer terminates within 180 days after a Change-of-Control of DGI either by us without Cause, or by the named executive officer for Good Reason, in both cases, as defined in the employment agreements, then the named executive officer will be entitled to receive an amount equal to the sum of:

•	the executive’s base salary accrued through the date the termination of the executive’s employment becomes effective;

•	any incentive compensation we have the obligation to pay to the executive pursuant to our employment agreement with that named executive officer;

•	any amounts payable under any of the benefit plans Donegal Mutual or we maintain in accordance with the terms of such plans;

•	any amount in respect of excise taxes we have the obligation to pay to that named executive officer under our employment agreement with such officer;

•

an amount equal to the aggregate premiums that that named executive officer would have to pay to maintain in effect throughout the period from the date of termination of that named executive officer’s employment through the remainder of the term of that executive’s employment agreement had the named executive officer remained employed, assuming no increase in insurance premium rates and the same medical, health, disability and life insurance coverage we provided to that named executive officer immediately prior to the date of such termination; and

•

the named executive officer’s annual base salary as of the effective date of termination of the employment of the named executive officer and any incentive we paid to the named executive officer during our most recently completed fiscal year before such termination for a period of three years as a severance payment, payable in 36 equal consecutive monthly installments, commencing with the date of the termination of the employment of that named executive officer.

We will make these payments, provided the timing of such payments could be postponed to the extent required to comply with the requirements of Section 409A of the Code.

General Assumptions

We set forth in the table below a description of the payments and benefits that we would provide to our named executive officers related to each employment termination event or a Change-of-Control of DGI as of December 31, 2018. Mr. Shenk, who is retiring in March 2019, is included in the table. We also discuss below the basis upon which we calculated the payments and benefits. Except as we note below, these amounts are the incremental or enhanced amounts that a named executive officer would receive that are greater than those that we would have provided to employees generally under the same circumstances. The amounts we disclose below are estimates only and are based on various assumptions we discuss below. The actual amounts we would provide can be determined only at the time that an employment termination event occurs.

The table below assumes that:

•	a Change-of-Control of DGI occurred on December 31, 2018 under the terms of various plans and agreements unrelated to the employment agreements, regardless of a termination of employment;

•

the employment of each named executive officer terminated on December 31, 2018 due to each termination event, including termination within 180 days after a Change-of-Control of DGI, as the employment agreements contemplate; and

•

values related to outstanding stock options reflect the market value of our Class A common stock of $13.65 per share, the last reported price of our Class A common stock on the NASDAQ Global Market System on December 31, 2018.

Amounts Potentially Payable Upon Termination

Name	Event	Severance Benefits ($)	Stock Options ($)	Other Benefits ($)	Total ($)
Kevin G. Burke	Voluntary Termination	—	86,800	—	86,800
	Involuntary-for-Cause Termination	—	86,800	—	86,800
	Involuntary Termination	1,890,000	86,800	49,707	2,026,507
	Change-in-Control	1,890,000	86,800	49,707	2,026,507
Jeffrey D. Miller	Voluntary Termination	—	86,750	—	86,750
	Involuntary-for-Cause Termination	—	86,750	—	86,750
	Involuntary Termination	1,575,000	86,750	38,613	1,700,363
	Change-in-Control	1,575,000	86,750	38,613	1,700,363
Cyril J. Greenya	Voluntary Termination	—	86,700	—	86,700
	Involuntary-for-Cause Termination	—	86,700	—	86,700
	Involuntary Termination	1,170,000	86,700	38,745	1,295,445
	Change-in-Control	1,170,000	86,700	38,745	1,295,445
Richard G. Kelley	Voluntary Termination	—	350	—	350
	Involuntary-for-Cause Termination	—	350	—	350
	Involuntary Termination	790,000	350	26,514	816,864
	Change-in-Control	790,000	350	26,514	816,864
Sanjay Pandey	Voluntary Termination	—	13,867	—	13,867
	Involuntary-for-Cause Termination	—	13,867	—	13,867
	Involuntary Termination	1,185,000	13,867	49,707	1,248,574
	Change-in-Control	1,185,000	13,867	49,707	1,248,574
Daniel J. Wagner	Voluntary Termination	—	86,700	—	86,700
	Involuntary-for-Cause Termination	—	86,700	—	86,700
	Involuntary Termination	1,170,000	86,700	38,913	1,295,613
	Change-in-Control	1,170,000	86,700	38,913	1,295,613
Robert G. Shenk	Voluntary Termination	—	86,700	—	86,700
	Involuntary-for-Cause Termination	—	86,700	—	86,700
	Involuntary Termination	1,230,000	86,700	38,529	1,355,229
	Change-in-Control	1,230,000	86,700	38,529	1,355,229

Limitations on the Deductibility of Compensation

Section 162(m) of the Code generally does not allow us to deduct annual compensation we pay to any of our named executive officers that is in excess of $1.0 million for federal income tax purposes.

Although our compensation committee is aware of the Section 162(m) limitation, our compensation committee believes that it is equally important to maintain flexibility and the competitive effectiveness of the compensation of our named executive officers. Our compensation committee may, therefore, from time to time, authorize compensation agreements or plans that would not be deductible for federal income tax purposes if our compensation committee believes it is in our best interests and in the best interests of our stockholders to do so.

Our Cash Incentive Bonus Plan

For a number of years, we have had a cash incentive bonus plan for our officers, including our named executive officers. We determine the amount, if any, available for the award of these bonuses pursuant to a formula that we base on our annual underwriting results and the achievement by our named executive officers of other financial performance goals of the Donegal Insurance Group. The formula operates as follows:

•	We first determine the base underwriting income, if any, that the Donegal Insurance Group realized for the year;

•

We then adjust that base underwriting income, if any, by adding back the amount the Donegal Insurance Group accrued during the year for bonuses to our officers, and make a formula-based adjustment to limit the impact of any catastrophe losses and guaranty fund assessments on the base underwriting income, if any, the Donegal Insurance Group experienced for the year;

•	We then adjust the amount so determined based on variable plan-specified percentages of the growth in net premiums written of the Donegal Insurance Group for the year as specified in our bonus plan;

•	We then multiply the amount so determined by a percentage we base on the return on equity of the Donegal Insurance Group for the year;

•	We then multiply the amount so determined by a predetermined factor, and the resulting amount constitutes the executive incentive compensation pool for the applicable year;

•	If the surplus of the Donegal Insurance Group for the year is below the amount our bonus plan specifies, we reduce the executive incentive compensation pool by 50%; and

•	Our compensation committee then allocates that executive incentive compensation pool among our officers, including our named executive officers, on a discretionary basis.

Other Aspects of our Compensation Philosophy

Other Benefits

We provide our named executive officers with the same employee benefits that all of our other employees receive under our broad-based benefit plans. These plans provide for health benefits, life insurance and other customary welfare benefits.

Perquisites

We do not provide our named executive officers with any retirement, welfare plan benefits or other perquisites that we do not provide to all of our other employees other than as we disclose in this proxy statement.

Summary Compensation Table

The following table shows the compensation we paid during 2018, 2017 and 2016 for services rendered in all capacities to our chief executive officer, our chief financial officer and our five other most highly compensated executive officers. We refer to these officers, whom we name in the table below, as our named executive officers. Since 2011, we have maintained employment agreements with all of our executive officers, including our named executive officers. We refer you to “Employment and Change-of-Control Agreements” elsewhere in this proxy statement for a description of those employment agreements. We do not provide any of our named executive officers with restricted stock awards, non-equity incentive plan compensation, deferred compensation or pension benefits with the exception of two of our named executive officers who receive an annual restricted stock award of 500 shares of our Class A common stock as part of their compensation for serving as members of our board of directors or Donegal Mutual’s board of directors.

Based on the compensation we paid to our named executive officers in 2018, their salaries accounted for 82.6% of their total compensation in 2018 and their performance-based compensation did not account for any of their total compensation in 2018.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards ($)	Option Awards ($)(3)	All Other Compen- sation ($)(4)	Total ($)

Kevin G. Burke, President and Chief Executive Officer	2018 2017 2016	630,000 488,000 438,000	— 50,000 232,000	8,650 8,740 7,040	74,700 43,440 87,300	97,475 87,428 80,096	810,825 677,608 844,436

Jeffrey D. Miller, Executive Vice President and Chief Financial Officer	2018 2017 2016	525,000 450,000 405,000	— 45,000 215,000	— — —	66,400 38,010 77,600	16,375 16,050 14,533	607,775 549,060 712,133

Cyril J. Greenya, Senior Vice President	2018 2017 2016	390,000 370,000 340,000	— 35,000 174,000	8,650 8,740 7,040	58,100 32,580 67,900	93,375 87,538 86,491	550,125 533,858 675,431

Richard G. Kelley Senior Vice President(2)	2018	395,000	—	—	58,100	16,375	469,475

Sanjay Pandey, Senior Vice President	2018 2017 2016	395,000 370,000 340,000	— 35,000 172,000	— — —	58,100 32,580 67,900	12,426 12,058 13,697	465,526 449,638 593,597

Daniel J. Wagner, Senior Vice President and Treasurer	2018 2017 2016	390,000 370,000 340,000	— 35,000 172,000	— — —	58,100 32,580 67,900	16,375 16,039 15,875	464,475 453,619 595,775

Robert G. Shenk, Senior Vice President	2018 2017 2016	410,000 385,000 352,000	— 35,000 172,000	— — —	— 32,580 67,900	16,375 16,041 16,479	426,375 468,621 608,379

(1)	Our executive officers are eligible to participate in a cash incentive bonus plan. We refer you to “Executive Compensation – Our Cash Incentive Bonus Plan” elsewhere in this proxy statement.

(2)	We appointed Mr. Kelley as one of our named executive officers in April 2018.

(3)

We show the option awards at an estimated grant date fair value, which we calculated by using an option pricing model. Further, the options are subject to a vesting schedule, and the estimated value obtained from the option pricing model does not represent actual value based upon trading prices of our Class A common stock at the grant date. See Note 13 to our Consolidated Financial Statements included in our 2018 Annual Report for information on the accounting treatment and calculation of the grant date fair value of these stock options.

(4)

In the case of Messrs. Burke and Greenya, the totals shown include directors fees of $81,100 and $77,000, respectively, and a matching 401(k) plan contribution of $16,375 paid during 2018. In the case of Messrs. Miller, Kelley, Wagner and Shenk, the totals shown include a matching 401(k) plan contribution of $16,375 paid during 2018. In the case of Mr.  Pandey, the total shown includes a matching 401(k) plan contribution of $12,426 paid during 2018.

Grants of Plan-Based Awards

During 2018, we granted non-qualified options to purchase shares of our Class A common stock at an exercise price of $13.69 per share to our named executive officers as set forth in the following table. At the close of business on the day before the date on which we granted the options, the closing market price per share of our Class A common stock was $13.69.

Name	Grant Date	Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards($)	Grant Date Fair Value of Option Awards($)
Kevin G. Burke	12/20/18	45,000	13.69	74,700
Jeffrey D. Miller	12/20/18	40,000	13.69	66,400
Cyril J. Greenya	12/20/18	35,000	13.69	58,100
Richard G. Kelley	12/20/18	35,000	13.69	58,100
Sanjay Pandey	12/20/18	35,000	13.69	58,100
Daniel J. Wagner	12/20/18	35,000	13.69	58,100

Stock Incentive Plans

We have an equity incentive plan for our employees and an equity incentive plan for our directors. Under these plans, our board of directors, upon the recommendation of its compensation committee, may grant options to purchase our Class A common stock and, in the case of our directors, restricted stock awards as well as stock options. Grants under the plans can take the form of incentive stock options, non-qualified stock options, stock units and other stock-based awards. With the exception of an annual fixed restricted stock award of Class A shares we have issued to our directors and to the directors of Donegal Mutual who do not also serve as our directors, all of our incentive compensation grants have been stock options. The purpose of the plans is to provide long-term incentive awards to our employees and directors as a means to attract, motivate, retain and reward talented and experienced persons.

At December 31, 2018, we had reserved 26,306 shares of our Class A common stock for future grants under our equity incentive plan for employees and 16,333 shares of our Class A common stock for future grants under our equity incentive plan for directors. If any shares we have reserved for issuance upon the exercise of an option are not issued for any reason, we may again grant options to purchase those shares.

If the number and kind of shares available for grants and options under our plans and the exercise price of outstanding options were to change by reason of a merger, consolidation, reorganization, stock split, stock dividend or other event affecting the number of outstanding shares of our Class A common stock, the plans provide for an automatic adjustment in the kinds of shares and the price per share to reflect any increase or decrease in the number of, change in kind of or change in value of shares to preclude the enlargement or dilution of rights and benefits under the plans. Unless we otherwise provide in an individual option or employment agreement, unvested options do not automatically accelerate in the event we enter into a business combination or we sell all or substantially all of our assets. The vesting of stock options accelerates upon death or permanent disability of the holder of the options. In the event of disability, stock options are exercisable within three years from the earlier of the date of termination of employment due to disability or the original expiration date of the option. In the event of death, options must be exercised within the earlier of three years from the date of death or the original expiration date of the option.

Our board of directors, upon the recommendation of its compensation committee, has:

•

the authority to determine the persons eligible to receive an option or restricted stock grant, the number of shares subject to each option or restricted stock award, the exercise price of each option, the vesting schedule, the circumstances in which the vesting of options or restricted stock awards may accelerate and any extension of the period for exercise; and

•	the authority to determine any matter relating to options or restricted stock awards granted under our stock incentive plans.

Our board of directors has the authority to suspend, amend or terminate our stock incentive plans, except as would adversely affect the rights of persons holding outstanding awards under such plans without the consent of such persons.

Outstanding Equity Awards at December 31, 2018

The following table summarizes the outstanding equity awards our named executive officers held at December 31, 2018. The first four options listed for each named executive officer represent options with a ten-year term and the remaining options listed for each named executive represent options with a five-year term.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	(#) Exercisable	(#) Unexercisable
Kevin G. Burke	75,000 45,000 75,000 45,000 55,000 30,000 8,000 —	— — — — — 15,000 16,000 45,000	12.50 14.50 15.90 15.80 13.64 16.48 17.60 13.69	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021 12/21/2022 12/20/2023	500	6,823
Jeffrey D. Miller	75,000 45,000 75,000 45,000 50,000 26,667 7,000 —	— — — — — 13,333 14,000 40,000	12.50 14.50 15.90 15.80 13.64 16.48 17.60 13.69	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021 12/21/2022 12/20/2023	—	—
Cyril J. Greenya	75,000 45,000 75,000 40,000 45,000 23,333 6,000 —	— — — — — 11,667 12,000 35,000	12.50 14.50 15.90 15.80 13.64 16.48 17.60 13.69	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021 12/21/2022 12/20/2023	500	6,823

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	(#) Exercisable	(#) Unexercisable
Richard G. Kelley	30,000 50,000 35,000 35,000 20,000 5,000 —	— — — — 10,000 10,000 35,000	14.50 15.90 15.80 13.64 16.48 17.60 13.69	12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021 12/21/2022 12/20/2023	—	—
Sanjay Pandey	11,667 35,000 75,000 40,000 45,000 23,333 6,000 —	— — — — — 11,667 12,000 35,000	12.50 14.50 15.90 15.80 13.64 16.48 17.60 13.69	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021 12/21/2022 12/20/2023	—	—
Daniel J. Wagner	75,000 45,000 75,000 40,000 45,000 23,333 6,000 —	— — — — — 11,667 12,000 35,000	12.50 14.50 15.90 15.80 13.64 16.48 17.60 13.69	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021 12/21/2022 12/20/2023	—	—
Robert G. Shenk	75,000 45,000 75,000 40,000 45,000 23,333 6,000	— — — — — 11,667 12,000	12.50 14.50 15.90 15.80 13.64 16.48 17.60	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021 12/21/2022	—	—

Option Exercises and Stock Vested

The following table summarizes the stock options our named executive officers exercised and the restricted stock awards our named executive officers acquired on vesting during 2018 and the values realized upon exercise and vesting:

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin G. Burke	—	—	500	8,650
Jeffrey D. Miller	—	—	—	—
Cyril J. Greenya	—	—	500	8,650
Richard G. Kelley	—	—	—	—
Sanjay Pandey	—	—	—	—
Daniel J. Wagner	—	—	—	—
Robert G. Shenk	—	—	—	—

(1)

We calculate the value our named executive officers realized on vesting of restricted stock awards based upon the closing price of our Class A common stock on NASDAQ Global Select Market on the vesting date.

Pension Benefits

None of our named executive officers participated in or had an account balance in qualified or non-qualified defined benefit plans that we sponsored in 2016, 2017 or 2018, and we contemplate none for 2019.

Non-Qualified Deferred Compensation

None of our named executive officers participated in or had an account balance in non-qualified deferred compensation plans or other deferred compensation plans that we maintained in 2016, 2017 or 2018, and we contemplate no such plans for 2019.

Limitation of Liability and Indemnification

Our certificate of incorporation includes a provision that limits, to the maximum extent Delaware law permits, the liability of our directors and officers to us and to our stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

This limitation does not, however, apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding.

Our certificate of incorporation and by-laws obligate us, to the maximum extent Delaware law permits, to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened or pending action, suit or proceeding by reason of the fact that such person is serving or served as one of our directors or officers, or, while one of our directors or officers, is serving or served as, at our request, as a director or officer of another entity. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our officers and directors pursuant to the foregoing provisions, we understand that, in the opinion of the SEC, such indemnification is against public policy as expressed in such laws and is unenforceable.

In addition, our certificate of incorporation and by-laws permit us, at our expense, to purchase and maintain insurance to protect us, Donegal Mutual and any of our or their subsidiaries’ directors, officers or employees against any liability of any character asserted against or incurred by us, Donegal Mutual or any such director, officer or employee or arising out of any such person’s corporate status, whether or not we would have the power to indemnify such person against such liability under Delaware law or Pennsylvania law, as the case may be. We also maintain, and intend to continue to maintain, liability insurance that covers our officers and directors as well as the officers and directors of Donegal Mutual and the directors and officers of our subsidiaries and the subsidiaries of Donegal Mutual.

Pay Ratio Disclosure

We believe the compensation of our executive officers should be internally consistent and equitable in order to motivate our employees to seek to create stockholder value. We have a commitment to internal pay equity, and our compensation committee monitors the relationship between the compensation of our executive officers and the compensation of our other employees. Our compensation committee reviewed a comparison of the compensation of our chief executive officer (base salary and stock option awards) to the compensation (base salary, incentive pay and stock option awards) of all of our employees in 2018. For 2018, the median of the annual total compensation of all of our employees, excluding the compensation of our chief executive officer, was $64,313, and the annual total compensation of our chief executive officer in 2018 was $704,700. Thus, the ratio of the annual total compensation of our chief executive officer in 2018 to the median of the annual total compensation in 2018 of all of our other employees was 11.0 to 1.

We calculated the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employee in accordance with applicable SEC regulations. We identified our median employee compensation by examining the total cash compensation in 2018 of all of our employees whom we employed on December 31, 2018, the last day of our 2018 payroll year, excluding our chief executive officer. We included all employees, whether employed on a full-time basis or a part-time basis on that date. We did not make any assumptions, adjustments or estimates with respect to our annual total compensation in 2018. In computing our median annual employee compensation, we used the same methodology we use for determining the compensation of our named executive officers set forth in the 2018 Summary Compensation Table included elsewhere in this proxy statement. We did not annualize the compensation of any full-time employees whom we did not employ for all of 2018.

Joint Report of the Compensation Committees of Donegal Mutual and DGI

The compensation committee of our board of directors held a joint meeting with the compensation committee of the board of directors of Donegal Mutual on March 11, 2019. The compensation committees reviewed and discussed the compensation discussion and analysis that appears in this proxy statement under the caption “Executive Compensation Discussion and Analysis.”

Based on the review and discussion by our compensation committee with management and the joint meeting with the members of our compensation committee and the compensation committee of Donegal Mutual, the members of our compensation committee then held a separate meeting at which our compensation committee reviewed our results relative to our corporate objectives for 2018. Our compensation committee then reviewed the individual performance of our named executive officers.

Our compensation committee recommended to our board of directors that our board of directors approve the inclusion of the compensation discussion and analysis set forth in this proxy statement under the caption “Executive Compensation Discussion and Analysis” for filing with the SEC and the incorporation by reference of such compensation discussion and analysis in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

March 11, 2019

Scott A. Berlucchi

Michael K. Callahan

Jack L. Hess

Kevin M. Kraft, Sr.

S. Trezevant Moore, Jr.

Richard D. Wampler, II

Members of the Compensation Committees

of Donegal Group Inc. and

Donegal Mutual Insurance Company

Equity Compensation Plan Information

The following table sets forth information regarding our common stock equity compensation plans at December 31, 2018:

Plan category	Number of Class A shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of Class A shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	10,024,862	$15.09	42,639
Equity compensation plans not approved by securityholders	—	—	—

Total	10,024,862	$15.09	42,639

Our equity compensation plans do not provide for the issuance of shares of our Class B common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The DGCL, the PHCA and our by-laws govern the election of our directors by our stockholders. Because Donegal Mutual has owned more than a majority of the aggregate voting power of our outstanding shares of common stock since our formation in 1986, Donegal Mutual has had the ability to control the election of all of our directors and has voted every year since 1986 to elect as our directors the candidates nominated by our nominating committee and board of directors. Donegal Mutual has advised us in writing that it will also do so at our 2019 Annual Meeting.

Since 1986, our board of directors has reviewed our relationship with Donegal Mutual on an annual basis. As a result of the most recent such review, our board of directors concluded unanimously that the continuation of our historical relationships with Donegal Mutual are in our best interests and the best interests of our stockholders, including our stockholders other than Donegal Mutual.

The following discussion summarizes the process the nominating committee of our board of directors follows in connection with the nomination of candidates for election as directors by our stockholders and their taking of office.

Nominations

Our by-laws provide that:

•

our board of directors shall annually appoint a nominating committee that consists of not less than two directors who are not officers or employees of Donegal Mutual or us and who do not own beneficially 10% or more of our Class A common stock or our Class B common stock; and

•

our nominating committee shall, prior to each annual meeting of stockholders, determine and nominate candidates for election by our stockholders as directors to succeed the class of directors whose terms of office will expire upon the election of directors of that class at that year’s annual meeting of stockholders and their taking of office.

In accordance with our by-laws, on April 19, 2018 our board of directors appointed a nominating committee consisting of Robert S. Bolinger, Kevin M. Kraft, Sr., Jon M. Mahan and Richard D. Wampler, II. Neither Mr. Bolinger, Mr. Kraft, Mr. Mahan nor Mr. Wampler is an officer or employee of Donegal Mutual or us or a beneficial owner of a 10% or greater interest in our Class A common stock or a 10% or greater interest in our Class B common stock.

Our Director Nominating Procedures

Any stockholder may nominate a candidate for election as director at any annual meeting of our stockholders provided the stockholder complies with the advance notice provisions and other applicable provisions of our by-laws. We describe those procedures under “Stockholder Proposals” elsewhere in this proxy statement. Our nominating committee may also consider candidates our management proposes. We do not use executive search firms to identify director candidates.

With the exception of applicable regulations of the SEC, the listing application standards of NASDAQ and the requirements of the PHCA, our nominating committee does not have any specific, minimum qualifications for the nomination of a candidate for election as one of our directors. Our nominating committee may take into account such factors as it deems appropriate. These factors include the judgment, skill, diversity and business experience of the candidate, the interplay of the candidate’s experience with the experience of the other members of our board of directors and the extent to which the candidate would contribute to the overall effectiveness and collective experience of our board of directors.

Our nominating committee and our board of directors considers, at a minimum, the following factors on a non-exclusive basis in identifying and evaluating potential new director candidates, including any stockholder nominee, or the continued service of our current directors:

•	The professional experience of a candidate for election as a director. A candidate should have a record of accomplishments and have recognized achievements in the candidate’s field of employment.

•	Whether the candidate serves as a member of Donegal Mutual’s board of directors.

•

The education, expertise and experience of the candidate, and the candidate’s ability to offer advice and guidance to our chief executive officer based on that candidate’s education, expertise and experience.

•

The candidate’s possession of high personal and professional ethics, integrity and values, as well as a demonstrated record of cooperative interaction with the board of directors and senior management of other companies for which the candidate serves as a director.

•	A candidate should be inquisitive and objective, and have the ability to exercise practical and sound business judgment and think independently.

•	The ability of the candidate to devote sufficient time to carrying out effectively his or her duties and responsibilities as one of our directors.

•

A candidate should have a history of engagement in his or her principal position of not less than five years during which the candidate has demonstrated the candidate’s ability to work effectively with others.

We seek qualified candidates who, taken together, represent a diversity of skills, backgrounds and experience, including ethnic background, gender, geographic and professional experience. Our nominating committee assesses the areas of expertise and functional skills that would assist us in rounding out the existing collective strengths of our board of directors.

Because Donegal Mutual has maintained majority voting control of us since our formation in 1986, a majority of our board of directors since 1986 has at all times included that number of directors who also serve as members of the board of directors of Donegal Mutual as is sufficient to constitute a majority of the members of our board of directors. The number of Donegal Mutual-designated members who serve on our board of directors has ranged from six of eight directors in 1986 to six of 11 directors in 2018. The number of Donegal Mutual directors who also serve on our board of directors will remain at six of 11 directors following our 2019 Annual Meeting. It is our intent and the intent of Donegal Mutual to maintain that number of Donegal Mutual directors who also serve on our board of directors as constitutes a majority of our board of directors as long as Donegal Mutual continues to own more than a majority of the aggregate voting power of our two outstanding classes of common stock.

Subject to Donegal Mutual’s maintenance of its designees as a majority of the members of our board of directors, the nominating committee in nominating candidates for election as members of our board of directors takes into account the relative diversity of our policyholders and our stockholders. The nominating committee does not discriminate against any director candidate on the basis of race, color, religion, sex, national origin, age, ancestry or disability.

The Role of the Nominating Committee of our Board of Directors

Our nominating committee met on March 1, 2019 to evaluate the performance and qualifications of the three incumbent Class C members of our board of directors whose terms will expire upon the election of their successors at our 2019 Annual Meeting and the taking of office by their successors. After considering the performance and qualifications of the three incumbent Class C members of our board of directors during their past service on our board of directors, our nominating committee nominated the three incumbent Class C directors named below for reelection to a new term as Class C directors. On March 1, 2019, our board of directors met and accepted the report of our nominating committee and approved the nomination by our nominating committee of the three nominees for election as Class C directors at our 2019 Annual Meeting.

Our Nominees for Election as Class C Directors at our 2019 Annual Meeting

Our board of directors currently has 11 members and consists of four Class A directors, four Class B directors and three Class C directors. We elect each director of each class for a three-year term and until the director’s successor takes office. The current three-year terms of our Class C directors expire at our 2019 Annual Meeting and upon the election and taking of office by their successors. The current three-year terms of our Class A directors next expire at our 2020 annual meeting of stockholders and upon the election and taking of office by their successors, and the current three-year terms of our Class B directors next expire at our 2021 annual meeting of stockholders and upon the election and taking of office by their successors. We believe our nominees for election as Class C directors possess the experience and qualifications to provide sound guidance and oversight to our senior executive management.

We will elect three Class C directors at our 2019 Annual Meeting. Unless you have marked your proxy card to the contrary, we have instructed the proxies named on your proxy card to vote for the election of the three nominees for Class C directors we name in this proxy statement.

If any of the named nominees for Class C director becomes unavailable for any reason, our board of directors will designate a substitute nominee. Our board of directors believes each nominee will be able to serve if elected. A majority of our board of directors may fill any vacancy that occurs in our board of directors for any reason until the expiration of the term of the class of directors in which the vacancy has occurred.

The names of our three nominees for election as Class C directors, and our Class A directors and our Class B directors who will continue in office after our 2019 Annual Meeting until the expiration of their respective terms and the election and taking of office of their respective successors, together with certain information regarding them, are as follows:

Class C Directors

Name	Age	Director Since	Year Term Will Expire*
Scott A. Berlucchi	61	2013	2022
Barry C. Huber	67	2015	2022
S. Trezevant Moore, Jr.	65	2008	2022

*If elected at our 2019 Annual Meeting

Our Class A Directors and our Class B Directors Who Will Continue as Directors After our 2019 Annual Meeting

Class A Directors

Name	Age	Director Since	Year Term Will Expire
Robert S. Bolinger	82	1986	2020
Kevin G. Burke	53	2016	2020
Patricia A. Gilmartin	79	1986	2020
Jack L. Hess	71	2011	2020

Class B Directors

Name	Age	Director Since	Year Term Will Expire
Dennis J. Bixenman	72	2018	2021
Kevin M. Kraft, Sr.	66	2009	2021
Jon M. Mahan	49	2007	2021
Richard D. Wampler, II	77	2005	2021

Our board of directors recommends you vote FOR the election of the three nominees for Class C directors we name above.

Mr. Berlucchi has been president and chief executive officer of Auburn Memorial Hospital, Auburn, New York since 2007. We believe the experience of Mr. Berlucchi as the chief executive officer of a major hospital system qualifies him to serve as a member of our board of directors.

Mr. Bixenman has been a director of Donegal Mutual since 2006. For a number of years prior to his retirement in 2012, Mr. Bixenman served as vice president and senior consultant of Williams & Company Consulting, Inc., an environmental and business consulting firm with its headquarters in Sioux City, Iowa. Mr. Bixenman is a certified public accountant with extensive experience in auditing and preparing financial statements. We believe Mr. Bixenman’s background and financial accounting expertise qualifies Mr. Bixenman to serve on our board of directors.

Mr. Bolinger retired in 2001 as chief executive officer of Susquehanna Bancshares, Inc., a position he held from 1982 to 2001. From 2000 to 2002, Mr. Bolinger served as chairman of the board of directors of Susquehanna Bancshares, Inc. We believe Mr. Bolinger’s experience as the chief executive officer of a major financial institution qualifies him to serve on our board of directors.

Mr. Burke has served as our president and chief executive officer since 2015 and as one of our directors since October 2016. Mr. Burke has served as president and chief executive officer of Donegal Mutual since September 2018 and as a director of Donegal Mutual since 2014. He served as executive vice president and chief operating officer of Donegal Mutual from 2014 to August 2018, as senior vice president of human resources of Donegal Mutual and us from 2005 to 2014 and as vice president of human resources of Donegal Mutual and us from 2001 to 2005. We believe Mr. Burke’s leadership and experience in these positions with Donegal Mutual and us qualifies him to serve on our board of directors.

Mrs. Gilmartin was an employee of Associated Donegal Insurance Brokers from 1969 until her retirement in February 2013. Mrs. Gilmartin has been a Donegal Mutual director for 40 years and provides valuable input to maintain and enhance the relationships between Donegal Mutual and us and our respective insurance agents. Mrs. Gilmartin, who has been a registered insurance agent for over 50 years, helps provide us and our insurance subsidiaries with insight into the concerns of agents. We believe the long experience of Mrs. Gilmartin as an insurance agent and her long association as one of our directors qualifies her to serve on our board of directors.

Mr. Hess, a certified public accountant for more than 40 years, retired as a partner of Bertz, Hess & Co., LLP on December 31, 2015. He was a partner of that firm and a predecessor firm since 1982. Mr. Hess is managing partner of Hempland Associates, a real estate investment partnership based in Lancaster County, Pennsylvania. Mr. Hess has been a director of Donegal Mutual since 2009, a director of us since 2011, a director of Conestoga Title Insurance Company, a subsidiary of Donegal Mutual, since 2006 and a director of UCB since 2015. Mr. Hess’ background brings significant auditing and tax expertise to our board of directors as well as experienced business management skills and significant standing in the Lancaster, Pennsylvania business community, which we believe qualifies Mr. Hess to serve on our board of directors.

Mr. Huber practiced for over 35 years as a certified public accountant with the Lancaster, Pennsylvania-based public accounting firm of Trout, Ebersole & Groff, LLP, for which he served as managing partner from 1998 to 2010. He retired from that firm in 2012. He served as a director of Union National Financial Corporation and Union National Community Bank from 2006 until 2011. From 2011, when DFSC acquired Union National Financial Corporation, to March 2019, Mr. Huber served as a director and chairman of the audit committee of the board of directors of UCB. We believe the experience of Mr. Huber as the managing partner of a major regional public accounting firm and his experience as a director of UCB and the predecessor of UCB qualify Mr. Huber to serve on our board of directors.

Mr. Kraft has served as a director since December 2009. Mr. Kraft has been the chief executive officer of Clyde W. Kraft Funeral Home, Columbia, Pennsylvania since 1995. Mr. Kraft is also registered as an insurance agent with the Pennsylvania Department of Insurance. Mr. Kraft currently serves on the board of directors of a Lancaster County-based water utility, Conestoga Title Insurance Company and UCB. Mr. Kraft has been a director of Donegal Mutual since 2003. We believe Mr. Kraft’s experience with financial institutions qualifies him to continue to serve as a member of our board of directors.

Mr. Mahan has been a managing director in the Investment Banking Division of Stifel Nicolaus & Company, Incorporated since 2005. Mr. Mahan specializes in corporate finance with a focus on mergers and acquisitions, and has experience with a variety of corporate transactions involving mergers and acquisitions. Mr. Mahan’s expertise benefits our analysis of acquisition opportunities and makes him a desirable member of our board of directors.

Mr. Moore has served as a managing director of Lima One Capital, LLC, a specialty finance company that originates and finances first mortgages to real estate investors with respect to non-owner occupied investment properties throughout the United States, since June 2017. Lima One Capital, LLC is an affiliate of Promontory MortgagePath, which Mr. Moore joined in December 2016. From October 2014 to December 2016, Mr. Moore was an executive vice president of FirstKey Mortgage, LLC, a subsidiary of Cerberus. Mr. Moore served as a managing director in the securities unit of the Royal Bank of Scotland from October 2012 to October 2014. From March 2010 until October 2012, Mr. Moore served as senior vice president, Strategic Investment Group, of The Federal Home Loan Mortgage Corporation. We believe the experience of Mr. Moore in mortgage securities and financial businesses amply qualifies him to serve as a member of our board of directors.

Mr. Wampler is a certified public accountant and served as a principal of the accounting firm of Brown Schultz Sheridan & Fritz from 1998 to 2005. For 28 prior years, Mr. Wampler was a partner in the accounting firm of KPMG LLP. His practice focused on property and casualty insurance companies. We believe Mr. Wampler’s background and financial expertise qualifies Mr. Wampler to serve on our board of directors and assist us in our analysis of statutory accounting principles as well as generally accepted accounting principles and in analyzing and maintaining internal controls over financial reporting.

Six of our 11 current directors also serve as directors of Donegal Mutual with which we have a variety of inter-company agreements providing for, among other things, the pooling of Atlantic States’ underwriting results with those of Donegal Mutual, reinsurance and expense-sharing. See “The Relationship of Donegal Mutual and DGI” elsewhere in this proxy statement. After the election of the nominees for Class C director we name in this proxy statement, six of our 11 directors will continue to serve as directors of Donegal Mutual. We believe our board membership appropriately represents our public stockholders, who collectively owned approximately 28% of the aggregate voting power of our outstanding shares of our Class A common stock and our outstanding shares of our Class B common stock at March 1, 2019, and Donegal Mutual, which owned approximately 72% of the aggregate voting power of our outstanding shares of our Class A common stock and our outstanding shares of our Class B common stock at March 1, 2019.

Our board of directors unanimously recommends that you vote FOR the election of our three nominees to serve as Class C directors for a term of three years and until the election of their respective successors and their respective successors take office.

PROPOSAL 2

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF SHARES OF OUR CLASS A

COMMON STOCK WE HAVE THE AUTHORITY TO ISSUE

Description of the Amendment

At our 2019 Annual Meeting, we will ask the holders of our Class A common stock and the holders of our Class B common stock to consider and vote upon an amendment (the “Amendment”) to Article 4 of our certificate of incorporation. The Amendment, if approved by the requisite votes of our stockholders, would increase the number of shares of our Class A common stock we have the authority to issue from 40.0 million shares to 50.0 million shares.

If our stockholders approve the Amendment, we will promptly prepare and file an appropriate amendment to our certificate of incorporation that reflects the Amendment. The Amendment will become effective (the “Effective Date”) upon our filing the Amendment with the Secretary of State of the State of Delaware. Upon the Effective Date, our board of directors will thereafter have the power and authority to issue the newly authorized shares of our Class A common stock without soliciting further stockholder approval, except to the extent that applicable law or the NASDAQ rules applicable to a class of securities listed on the NASDAQ Global Select Market otherwise requires.

Reasons for the Amendment

Our certificate of incorporation currently authorizes us to issue 52.0 million shares consisting of:

•	40.0 million share of Class A common stock, par value $.01 per share;

•	10.0 million shares of Class B common stock, par value $.01 per share; and

•	2.0 million shares of series preferred stock, par value $.01 per share.

Of the 40.0 million shares of Class A common stock our certificate of incorporation currently authorizes:

•	22.9 million shares of our Class A common stock are outstanding as of March 1, 2019;

•	10.0 million shares of our Class A common stock are currently reserved for issuance upon the exercise of outstanding stock options as of such date; and

•	486,551 shares of our Class A common stock are currently reserved for purchase under our stock purchase plans.

We thus have 6.6 million authorized shares of our Class A common stock available for future issuance as our board of directors determines from time to time.

We propose increasing the number of shares of Class A common stock we have the authority to issue from 40.0 million shares to 50.0 million shares so that we will have a total of 16.6 million shares of our Class A common stock available for future issuance as our board of directors determines is appropriate from time to time. We would issue the additional authorized shares of Class A common stock for general corporate purposes, including financings to raise additional capital, strategic acquisitions and the grant of stock options and stock awards to provide incentive compensation to our employees and to our directors. The additional authorized shares of Class A common stock would have rights and privileges identical to our currently outstanding shares of Class A common stock.

Votes Required to Approve the Amendment

The affirmative vote of the holders of:

(i)    a majority of the voting power of the outstanding shares of our Class A common stock and the outstanding shares of our Class B common stock voting together as a single class; and

(ii)    a majority of our outstanding shares of Class A common stock voting as a separate class is required for approval of the Amendment. Abstentions and broker non-votes will therefore count as votes against the proposal to approve the Amendment.

Recommendation of our Board of Directors

Our board of directors believes it is important to our future financial flexibility that we have sufficient shares of our Class A common stock available for issuance in those instances where our board of directors believes it is prudent and beneficial to us to issue additional shares of our Class A common stock. Therefore, our board of directors recommends that all holders of our Class A common stock and all holders of our Class B common stock vote FOR the approval of the Amendment. If you do not vote or abstain on the proposal to approve the Amendment, your vote will be the equivalent of a vote against the approval of the proposal to approve the Amendment.

Certain Potential Disadvantages of the Amendment

An increase in the number of shares of our Class A common stock that we have the authority to issue could have the effect of making it more difficult to, or discouraging an attempt to, obtain control of us by means of a takeover bid that our board of directors determines is not in our best interests or in the best interests of our stockholders. However, our board of directors does not view the proposed increase in the number of shares of our Class A common stock we have the authority to issue as an anti-takeover measure. In light of Donegal Mutual’s approximately 72% ownership of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock, our board of directors did not propose the Amendment in response to any attempt or plan to obtain control of DGI.

Description of our Class A Common Stock and our Class B Common Stock

The following summary is a materially complete statement of the rights, preferences and limitations of our Class A common stock and our Class B common stock; however, you should read the following summary in conjunction with Appendix A to this proxy statement. Appendix A sets forth the complete text of Article 4 as it will read if our stockholders approve the Amendment. The following summary is qualified in its entirety by reference to Appendix A.

Voting

The holders of shares of our Class A common stock have the right to one-tenth of one vote per share held on any matter we submit to a vote of our stockholders, and the holders of shares of our Class B common stock have the right to one vote per share held on any matter we submit to a vote of our stockholders. Except as the DGCL or our certificate of incorporation otherwise requires, the holders of our Class A common stock and the holders of our Class B common stock vote together as a single class on all matters we submit to a vote of our stockholders.

Under our certificate of incorporation and the DGCL, at any election of directors, those nominees for election as directors who receive the highest number of votes cast for the number of directors to be elected are the nominees who will be elected as directors. Our certificate of incorporation does not permit cumulative voting in the election of directors. Therefore, Donegal Mutual, as the holder of approximately 72% of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, has the power to control the election of all of the members of our board of directors, and the holders of all other outstanding shares of our Class A common stock and the holders of all other outstanding shares of our Class B common stock do not have sufficient voting power by themselves to elect any of our directors.

Furthermore, under our certificate of incorporation, and the DGCL, only the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our Class A common stock and the holders of the outstanding shares of our Class B common stock, voting as a single class, is required to amend our certificate of incorporation, to authorize additional shares of our capital stock of any class, to approve any merger or consolidation of us with or into any other corporation or the sale of all or substantially all of our assets or to approve our dissolution. In addition, as the DGCL permits, our certificate of incorporation provides that we may increase the number of authorized shares of our Class A common stock or the number of authorized shares of our Class B common stock, but we may not reduce the number of authorized shares of our Class A common stock or the number of authorized shares of our Class B common stock below the number of shares of each class then outstanding, by the affirmative vote of a majority of the holders of the aggregate voting power of the outstanding shares of our Class A common stock and the outstanding shares of our Class B common stock voting as a single class.

The DGCL provides that the holders of our Class A common stock and the holders of our Class B common stock have the right to vote as a separate class on any proposal to increase or decrease the amount of authorized shares of that class of our common stock, to change the par value of any such class or to alter or change the rights, preferences and limitations of any such class in a way that would affect adversely the rights of such class. For that reason, one of the conditions precedent to the effectiveness of the Amendment is the affirmative vote of a majority of our outstanding shares of Class A common stock voting as a separate class. Because Donegal Mutual’s shares of Class A common stock constitute approximately 43.1% of our outstanding Class A common stock, voting as a separate class, our stockholders will not approve the Amendment at our 2019 Annual Meeting unless holders of Class A common stock other than Donegal Mutual cast a sufficient number of affirmative votes that, when added to Donegal Mutual’s affirmative votes, will constitute a majority vote of the holders of our outstanding shares of Class A common stock. If the holders of a majority of our outstanding shares of Class A common stock do not vote to approve the Amendment, we may not have sufficient shares of Class A common stock available for issuance for corporate purposes, including stock splits, stock dividends, acquisitions, stock option plans, funding of employee benefit plans and public and private equity offerings.

Dividends and Distributions

Each share of our Class A common stock outstanding at the time of the declaration of any dividend or other distribution payable in cash upon our outstanding shares of Class B common stock is entitled to a dividend or other distribution payable at the same time and to stockholders of record on the same date in an amount at least 10% greater than any dividend or other distribution declared upon our outstanding shares of Class B common stock.

Each outstanding share of our Class A common stock and each outstanding share of our Class B common stock is equal in respect to the right to receive such dividends or other distributions payable in shares of our capital stock provided that such dividends or other distributions may be made as follows:

•	in shares of our Class A common stock to the holders of shares of our Class A common stock and in shares of our Class B common stock to the holders of our Class B common stock;

•	in shares of our Class A common stock to the holders of shares of our Class A common stock and in shares of our Class A common stock to the holders of shares of our Class B common stock; or

•	in any other authorized class or series of capital stock to the holders of shares of our Class A common stock and to the holders of shares of our Class B common stock.

On February 15, 2019, the date of our most recent dividend to the holders of our Class A common stock and to the holders of our Class B common stock, we paid dividends to our stockholders of record as of the close of business on February 1, 2019 at the quarterly rate of $.1425 per outstanding share of our Class A common stock and at the quarterly rate of $.125 per outstanding share of our Class B common stock.

The current policy of our board of directors is to declare and pay dividends on a quarterly basis. The payment of future dividends is at the discretion of our board of directors and depends on many factors, including our results of operations, our financial position, our capital requirements and the capital requirements of our insurance subsidiaries as well as other factors. As an insurance holding company, our principal source of cash for the payment of dividends to our stockholders is dividends from our insurance subsidiaries. Our insurance subsidiaries are subject to state insurance laws that regulate their ability to pay dividends. Our insurance subsidiaries paid $11.0 million in dividends to us in 2018. At December 31, 2018, our insurance subsidiaries could together pay us a total of $34.9 million in dividends without seeking the prior approval of state insurance regulatory authorities.

Our dividend reinvestment and stock purchase plan (our “Dividend Reinvestment Plan”) permits the holders of our Class A common stock and the holders of our Class B common stock to reinvest their dividends in shares of our Class A common stock and to make voluntary purchases of our Class A common stock at prevailing market prices. We offer shares of our Class A common stock pursuant to our Dividend Reinvestment Plan only by means of a prospectus complying with the requirements of the Securities Act of 1933. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our Class A common stock. Stockholders interested in receiving a copy of our Dividend Reinvestment Plan prospectus should contact Jeffrey D. Miller, our executive vice president and chief financial officer, at 1-800-877-0600 or e-mail Mr. Miller at jeffmiller@donegalgroup.com.

No redemption or sinking fund provisions apply to our Class A common stock or to our Class B common stock. Holders of our Class A common stock and holders of our Class B common stock are not subject to further calls or assessments by us.

Mergers and Consolidations

Each holder of our Class A common stock and each holder of our Class B common stock is entitled to receive the same per share consideration in the event we merge into or consolidate with another company.

Transferability; Trading Market

Shares of our Class A common stock and shares of our Class B common stock are freely transferable, unless held by a person who is a director of Donegal Mutual or of us, one of our executive officers or a person who owns 10% or more of the outstanding shares of our Class A common stock or 10% or more of the outstanding shares of our Class B common stock. Our Class A common stock and our Class B common stock both trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively.

Change in Authorized Capital and Par Value

Our certificate of incorporation currently authorizes us to issue:

•	up to 2.0 million shares of our series preferred stock, of which no shares were outstanding as of March 1, 2019;

•	up to 40.0 million shares of our Class A common stock, of which

•	22.9 million shares were outstanding as of March 1, 2019,

•	10.0 million additional shares were reserved for issuance upon the exercise of outstanding stock options and our stock purchase plans as of that date,

•	486,551 shares of our Class A common stock are currently reserved for purchase under our stock purchase plans; and

•	up to 10.0 million shares of our Class B common stock, of which 5.6 million shares were outstanding as of March 1, 2019.

As we describe elsewhere in this proxy statement, if our stockholders approve the Amendment, we will have 16.6 million shares of our Class A common stock available for issuance on such terms as our board of directors considers appropriate in its discretion from time to time for any proper corporate purpose. These purposes include stock splits, stock dividends, acquisitions, stock option plans, funding of employee benefit plans and public and private equity offerings. We will not solicit further stockholder approval prior to the issuance of the authorized but unissued shares of our series preferred stock, our Class A common stock or our Class B common stock unless applicable laws and regulations would require such approval in a given instance.

Our board of directors believes that having the additional shares of Class A common stock the Amendment contemplates available for possible future financing, stock awards and other general corporate purposes is desirable. Having such authorized shares of Class A common stock available for issuance in the future will provide us with greater flexibility and may allow such shares to be issued without the expense or delay of a special meeting of stockholders. We do not presently have any agreement, understanding, arrangement or plans that would result in the issuance of any of the additional shares of our Class A common stock to be authorized except pursuant to our employee stock purchase plans, our equity incentive plans for employees, our equity incentive plans for directors, our agency stock purchase plan and our Dividend Reinvestment Plan.

Our board of directors unanimously recommends that you vote FOR the Amendment to our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 40.0 million shares to 50.0 million shares.

PROPOSAL 3

AMENDMENT TO OUR 2011 EMPLOYEE STOCK PURCHASE PLAN TO

INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK

WE HAVE THE AUTHORITY TO ISSUE UNDER THE PLAN FROM

300,000 SHARES TO 500,000 SHARES

Description and Purpose of the Amendment to our 2011 Employee Stock Purchase Plan

Our board of directors adopted an amendment to our 2011 Employee Stock Purchase Plan, or our “Amended Purchase Plan,” to increase the number of shares of Class A common stock we have authority to issue under the Amended Purchase Plan from 300,000 shares to 500,000 shares on October 18, 2018, subject to stockholder approval of the amendment at our 2019 Annual Meeting and the listing on NASDAQ of the additional shares. The purpose of the amendment is to provide sufficient shares of Class A common stock for purchase under our Amended Purchase Plan prior to the expiration of the Amended Purchase Plan in 2022. We include a copy of our Amended Purchase Plan as Appendix B to this proxy statement.

Description of our 2011 Employee Stock Purchase Plan

The purpose of our Amended Purchase Plan is to provide our eligible employees with an opportunity to acquire or to increase their proprietary interest in us by providing our employees with a convenient opportunity to purchase shares of our Class A common stock at a discount from market prices prevailing at the time of purchase. We believe our Amended Purchase Plan meets the requirements of Section 423 of the Code.

We have reserved 500,000 shares of our Class A common stock for purchase under our Amended Purchase Plan, including the 200,000 additional shares of Class A common stock subject to stockholder approval of our proposal to amend that plan at our 2019 Annual Meeting. Our Amended Purchase Plan provides for appropriate adjustments in the event that we effect a stock split, a stock dividend, share combination or spinoff and certain other types of transactions we specify in our Amended Purchase Plan, including mergers, consolidations, reorganizations and reclassifications. We will list on NASDAQ the additional 200,000 shares of Class A common stock reserved for purchase under our Amended Purchase Plan.

A committee of three employees, or the purchase plan committee, administers our Amended Purchase Plan. Our board of directors has appointed the members of the purchase plan committee. The purchase plan committee has the authority to amend our Amended Purchase Plan rules and regulations from time to time for the purpose of operating our Amended Purchase Plan. Any interpretation or construction by the purchase plan committee with respect to our Amended Purchase Plan will be final and conclusive as to all participants absent contrary action by our board of directors. Any interpretation or construction of our Amended Purchase Plan by our board of directors will be final and conclusive as to all participants in our Amended Purchase Plan.

All of the full-time employees of Donegal Mutual and all of our respective subsidiaries, as well as all full-time employees of each company from which we or Donegal Mutual assume 100% quota-share reinsurance, who have completed one month of employment prior to the beginning of an enrollment period under our Amended Purchase Plan are eligible to participate in our Amended Purchase Plan. An employee who is otherwise eligible to purchase shares of our Class A common stock under our Amended Purchase Plan may not do so, however, if exercising a right to purchase shares of our Class A common stock under our Amended Purchase Plan would either (i) cause the employee to own shares of our Class A common stock that possesses 5% or more of the total combined voting power or value of all of our outstanding Class A common stock or any of our subsidiaries or (ii) cause the employee to have purchase rights under all of our stock purchase plans that meet the requirements of Section 423 of the Code that exceed $25,000 of the fair market value of our Class A common stock for any calendar year. Separation from employment for any reason will constitute an automatic withdrawal from further participation in our Amended Purchase Plan.

Our Amended Purchase Plan provides for semi-annual subscription periods. The subscription periods extend from January 1 through June 30 and from July 1 through December 31, respectively. Enrollment for participation in our Amended Purchase Plan occurs during the 30 calendar days preceding each subscription period.

Payroll deduction is the only payment method available for the purchase of Class A common stock under our Amended Purchase Plan. Employees may invest a maximum of 10% of their base pay towards the purchase of our Class A common stock in any subscription period. At a minimum, an employee who wishes to participate in our Amended Purchase Plan must authorize a payroll deduction that would be sufficient to enable such employee to purchase at least ten shares of our Class A common stock during any subscription period.

We will hold subscriptions we receive under our Amended Purchase Plan during each subscription period in a plan account we will maintain for each participant. At the end of each subscription period, we will divide the amount contained in each employee’s plan account by the subscription price for the applicable subscription period, and we will then credit the plan account of the employee with the resulting number of whole shares purchased. The subscription price for any subscription period will be equal to the lesser of 85% of our Class A common stock as reported on NASDAQ on the last trading day before the first day of the enrollment period with respect to such subscription period or 85% of the closing price of our Class A common stock as reported on NASDAQ on the last trading day of such subscription period.

An employee may not assign any of the employee’s rights under our Amended Purchase Plan, except by will or by the laws of descent and distribution. During an employee’s lifetime, only the employee may exercise the employee’s subscription rights under our Amended Purchase Plan.

Upon the termination of an employee’s employment or an employee’s withdrawal from our Amended Purchase Plan, we will refund to the employee the amount of any cash credited to the employee’s Amended Purchase Plan account without interest. Withdrawal from our Amended Purchase Plan by one of our executive officers who is subject to Section 16 of the Exchange Act, except for withdrawal because of the termination of the employment of the executive officer, will become effective only at the end of a subscription period. Once an employee has withdrawn from our Amended Purchase Plan, we will make no further payroll deduction with respect to that employee. An employee’s withdrawal from our Amended Purchase Plan during one subscription period does not restrict that employee’s right to participate in our Amended Purchase Plan during any subsequent subscription period under our Amended Purchase Plan. A retiring employee or the beneficiary of a participating employee upon the death of that employee may elect to purchase the appropriate number of whole shares of our Class A common stock using the date of retirement or death as if it were the last day of a subscription period.

Amendment and Termination

Our Amended Purchase Plan will remain in effect until June 30, 2022 or until the 500,000 shares of our Class A common stock we have reserved for purchase under our Amended Purchase Plan have been purchased. Our board of directors has the right to terminate our Amended Purchase Plan at any time without prior notice, provided, however, that any such termination shall not adversely affect an employee’s rights under our Amended Purchase Plan. Without the approval of our stockholders, we may not amend our Amended Purchase Plan to:

•	increase the total number of shares of our Class A common stock subject to our Amended Purchase Plan;

•	increase materially the benefits accruing to participants under our Amended Purchase Plan;

•	change the formula by which we determine the price applicable to the purchase of shares of our Class A common stock under our Amended Purchase Plan; or

•	change the eligibility of employees for participation in our Amended Purchase Plan.

Federal Income Tax Consequences

We intend that our Amended Purchase Plan qualify under the provisions of Section 423 of the Code. Based upon the advice of our counsel, we believe the normal operation of our Amended Purchase Plan should generally have, under the Code and its associated regulations, all as in effect on the date of this proxy statement, the principal federal income tax consequences we outline below. The tax treatment we describe below does not take into account any subsequent changes in the Code and its associated regulations that may occur after the date of this proxy statement. The following discussion is only a summary, and is neither all-inclusive nor does it constitute tax advice. The summary below also does not discuss any state or local tax consequences. Furthermore, the description below may differ from the actual tax consequences of participation in our Amended Purchase Plan. We intend this discussion for use by our stockholders in determining how to vote at our 2019 Annual Meeting and not as tax advice to our employees who participate in the Amended Purchase Plan.

A participant in our Amended Purchase Plan will not recognize income for federal income tax purposes upon the purchase of our Class A common stock under our Amended Purchase Plan by reason of the purchase price being the lower of 85% of the trading price of our Class A common stock on the last day before the first day of the enrollment period with respect to the applicable subscription period or the last day of the applicable subscription period. For participants who do not dispose of the shares of our Class A common stock under our Amended Purchase Plan within two years after the date on which we granted the participant the right to participate nor within one year after the date of the employee’s purchase of our shares of Class A common stock, any gain on the sale of the shares following the expiration of the required holding periods we describe above, or any increase in value in the event of the death of the participant prior to sale, will, under the present provisions of the Code, be taxed as ordinary income to the extent of the lesser of:

•	an amount equal to the difference between the fair market value of the shares on the date of grant and 85% of such value on such date; or

•

an amount equal to the difference between the fair market value of the shares at the time of disposition and the amount the employee paid for the employee’s shares of our Class A common stock under our Amended Purchase Plan.

Any additional gain will constitute long-term capital gain assuming the employee holds the shares of our Class A common stock the employee purchased under our Amended Purchase Plan as capital assets. If an employee receives long-term capital gains treatment from the sale of shares of our Class A common stock the employee purchased pursuant to our Amended Purchase Plan, we will not have any deduction for federal income tax purposes as a result of that sale (even on the amounts taxed as ordinary income).

If a participant in our Amended Purchase Plan disposes of shares of our Class A common stock purchased pursuant to our Amended Purchase Plan within two years after the date of the grant or within one year of the purchase of shares of our Class A common stock pursuant to our Amended Purchase Plan, any gain of the sale of those shares will, under the provisions of the Code as currently in effect, be taxed as ordinary income to the extent of the difference of the purchase prices of the shares under our Amended Purchase Plan and the fair market value of the shares on the date the participant purchased the shares and we will be entitled to a federal income tax deduction equal to the amount of such gain. Any additional gain the participant realizes will constitute long-term or short-term capital gain, depending on whether the participant has held the shares he or she purchased for more or less than one year from the participant’s date of purchase.

Under current law, any gain a participant realized, other than long-term capital gain, will be taxed at a maximum federal income tax rate of 37%. Long-term capital gain is currently taxable at a maximum federal income tax rate of 20%.

The foregoing discussion is only a summary of certain of the federal income tax consequences relating to our Amended Purchase Plan as in effect on the date of this proxy statement.

Our board of directors recommends that you vote FOR approval of the amendment to our 2011 employee stock purchase plan.

PROPOSAL 4

APPROVAL OF OUR 2019 EQUITY INCENTIVE PLAN FOR EMPLOYEES

Description of our 2019 Equity Incentive Plan for Employees

Purpose

Our board of directors adopted our 2019 equity employee plan for employees, or our 2019 Employee Plan, on March 18, 2019, subject to stockholder approval of our 2019 Employee Plan at our 2019 Annual Meeting. The objective of our 2019 Employee Plan is to provide an incentive to our employees to contribute to our growth, development and financial success as well as that of the member companies of the Donegal Insurance Group by continuing to align the interests of our employees with the interests of our stockholders. We include a copy of our 2019 Employee Plan as Appendix C to this proxy statement.

Grants

Our 2019 Employee Plan, if approved by the requisite vote of our stockholders at our 2019 Annual Meeting, will permit the granting of options to purchase an aggregate of 4,500,000 shares of our Class A common stock, including options we intend will qualify as incentive stock options under Section 422 of the Code, and non-qualified stock options we do not intend will qualify under Section 422 of the Code. Although all of Donegal Mutual’s employees and all of the employees of our respective subsidiaries and affiliates are eligible to receive options under our 2019 Employee Plan, the award of options to any particular employee is subject to the discretion of our board of directors and its compensation committee. We will target the grant of option awards to those officers and employees of the Donegal Insurance Group who are responsible for management and direction of its business. Our intent is to provide those officers and employees with the opportunity to participate in the growth we anticipate in the value of our Class A common stock.

Our board of directors may make the following types of grants under our 2019 Employee Plan:

•	qualified and non-qualified stock options;

•	restricted stock awards; and

•	other stock-based awards based on, measured by or payable in shares of our Class A common stock.

Upon the approval of our 2019 Employee Plan, we will no longer grant options under our 2015 Employee Plan. The maximum number of shares of our Class A common stock for which we may grant options under our 2019 Employee Plan may not exceed 4,500,000 shares. For administrative purposes, our board of directors will reserve shares for issuance when we grant options to purchase our Class A common stock under our 2019 Employee Plan. If an option expires or terminates for any reason before it is fully vested or exercised, we may again make the number of shares subject to that option that the optionee has not purchased or that has not vested subject to another option under our 2019 Employee Plan. We will make appropriate adjustments to outstanding options and to the number or kind of shares subject to our 2019 Employee Plan in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including a merger or a sale of all or substantially all of our assets. The maximum number of shares of our Class A common stock for which we may grant an option to any employee in any calendar year under our 2019 Employee Plan may not exceed 200,000 shares.

Administration

Our board of directors or a board committee of two or more members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act will administer our 2019 Employee Plan. Our compensation committee, with the advice of our president and chief executive officer, will:

•	recommend to our board of directors the employees to whom we will grant options and the type, amount of shares and terms of each option grant;

•

determine the exercise price for the purchase of shares of our Class A common stock subject to options, which exercise price may not be less than 100% of the closing price of our Class A common stock on the NASDAQ Global Select Market as of the close of business on the day before the date of grant of the option;

•	determine whether the options are incentive stock options or non-qualified options, although we have not granted incentive options in recent years;

•	interpret the provisions of our 2019 Employee Plan and decide all questions of fact arising in the application of our 2019 Employee Plan; and

•	make all other determinations necessary or advisable for the administration of our 2019 Employee Plan.

Option Agreements

Our compensation committee will determine the exercise price of any stock options we grant. The exercise price of an option will be equal to or greater than 100% of the fair market value of our Class A common stock as of the close of business on the day before the date of grant. Our 2019 Employee Plan defines fair market value as the closing price of our Class A common stock on the NASDAQ Global Select Market on the day before the date on which we grant a stock option. In the event no sales on the NASDAQ Global Select Market occur on such date, we will determine the fair market value as of the last date on which sales occurred immediately preceding the day before the date of grant of a stock option.

An option holder, upon the exercise of an option or a portion of an option, must pay the exercise price in full of the shares the option holder purchases. The payment will equal the exercise price of the option times the number of shares for which the option holder has exercised his or her option. An option holder may pay the exercise price by:

•	the payment of cash;

•

delivery of shares of our Class A common stock having a fair market value on the date of exercise equal to the exercise price of the number of shares for which the option holder is exercising his or her option;

•

having a broker or our transfer agent sell shares of our Class A common stock the option holder owns simultaneously with the exercise of the option and remitting the aggregate exercise price to us and the remainder of the proceeds to the holder of the option; or

•	any other method our board of directors authorizes in its discretion.

The policy of our compensation committee is that an option holder exercising an option must pay us any taxes we have the obligation to withhold as a result of the exercise at the time of exercise.

We will evidence the grant of an option by delivering a written option agreement to each option holder. The option agreement will be consistent with the terms of our 2019 Employee Plan and as our compensation committee approves from time to time. The option agreement will state the number of shares of our Class A common stock the option holder may purchase pursuant to the option granted, the exercise price, when the option holder may exercise all or a part of the option and the term for which the option is exercisable.

The term of any option under our 2019 Employee Plan may not exceed five years. Our board of directors will determine when options become exercisable, and may accelerate the exercisability of outstanding options at any time for any reason. Except as we may otherwise provide in the option agreement granting an option, an employee may only exercise an option while the option holder remains a Donegal Insurance Group employee. The option agreement explains the circumstances in which an optionee may exercise an option after the termination of the optionee’s employment.

Transferability

An employee may not transfer an option granted under our 2019 Employee Plan except by will or by the laws of descent and distribution.

Incentive Options and Non-Qualified Options

Our board of directors will determine whether options we grant are incentive stock options meeting the requirements of Section 422 of the Code or non-qualified options that do not satisfy the requirements of Section 422 of the Code; although, as noted earlier, as a historical matter, we have not granted incentive stock options in recent years. We may grant incentive stock options only to eligible employees. All of Donegal Mutual’s employees and all employees of our respective subsidiaries and affiliates are eligible to receive a stock option under our 2019 Employee Plan. An employee may not exercise an incentive stock option after the expiration of five years from the date of grant. An optionee may not receive incentive stock options that first become exercisable in any calendar year for shares with an aggregate fair market value determined at the date of grant in excess of $100,000.

Amendment and Termination

Our 2019 Employee Plan will remain in effect until April 15, 2023. Without stockholder approval, we may not amend our 2019 Employee Plan if the amendment would materially increase:

•	the number of shares that we may issue;

•	the benefits accruing to participants; or

•	the requirements for eligibility for participation.

In all other respects, our board of directors may amend, modify, suspend or terminate our 2019 Employee Plan, except that our board of directors may not make any modification, amendment or termination to our 2019 Employee Plan, without the consent of an optionee, if such modification, amendment or termination would adversely affect the rights of the optionee under an outstanding option. In addition, our board of directors may not reprice stock options.

Federal Income Tax Consequences

A general summary of the federal income tax consequences of grants of stock options under our 2019 Employee Plan follows. Grants may also be subject to state and local taxes. We intend this discussion for use by our stockholders in determining how to vote at our 2019 annual meeting of stockholders and not as tax advice to our employees who receive grants of stock options under our 2019 Employee Plan.

An employee receiving a stock option will not recognize taxable income for federal income taxes upon the grant of the stock option, nor will we be entitled to any deduction on account of the grant of a stock option. Upon the exercise of a non-qualified stock option, an employee will recognize ordinary income in the amount by which the fair market value of the shares on the date of exercise then exceeds the exercise price of the option.

The basis of shares acquired upon the exercise of a non-qualified stock option will equal the fair market value of the shares on the date of exercise, and the holding period of the shares for capital gain purposes will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as an employee recognizes ordinary income upon exercise of a non-qualified stock option.

An employee who receives a restricted stock award will recognize ordinary income in the year of receipt, measured by the value of the shares received determined without regard to the transfer restriction. In general, we will be entitled to a tax deduction in connection with grants under our 2019 Employee Plan in an amount equal to the ordinary income the employee realizes at the time the employee recognizes ordinary income.

A purchase of shares upon exercise of an incentive stock option will not result in recognition of income at that time, provided the optionee was our employee during the period from the date of grant until three months before the date of exercise, or 12 months if the employment of the employee terminates due to total and permanent disability. The basis of the shares an employee receives upon exercise of an incentive stock option is the exercise price times the number of shares purchased. The holding period for such shares for capital gain purposes begins on the date of exercise.

If an optionee does not dispose of the shares the optionee purchased upon the exercise of an incentive stock option for one year after the optionee’s purchase of the shares or within two years after the date of the grant of such incentive stock option, whichever is later, then any gain or loss realized on a later sale or exchange of such shares will generally be a long-term capital gain or a long-term capital loss equal to the difference between the amount the optionee realizes upon the disposition and the exercise price. If the optionee sells the shares during such period, i.e., within two years after the date of grant of the incentive stock option or within one year after the purchase of the shares by the optionee upon the exercise of the stock option, the sale will be deemed a “disqualifying disposition.” In the event of a disqualifying disposition, the optionee will recognize ordinary income equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale exceed the amount the optionee paid for such shares, and we will be entitled at that time to a business expense deduction for that amount.

Tax Withholding

We have the right to require the recipient of any grant to pay to us an amount necessary to satisfy our federal, state and local tax withholding obligations with respect to a grant to that recipient. We may withhold an amount necessary to satisfy these amounts from other amounts we would otherwise pay to the recipient.

Potential Dilutive Effect of Stock Options

Our board of directors believes our granting of stock options to our employees and directors as well as the employees and directors of our subsidiaries and our affiliates is an important part of our compensation philosophy and that our stock option grants promote the interests of DGI and its stockholders by aligning the interests of such employees and directors with the interests of our stockholders and motivating such employees and directors to achieve our long-term corporate objectives. For those reasons, our board of directors believes it is desirable and appropriate that our stockholders vote to approve our 2019 Employee Plan and our 2019 Director Plan.

If all of the currently outstanding and exercisable options to purchase shares of our Class A common stock were exercised, the shares so issued would represent approximately 30% of the number of shares of our Class A common stock outstanding at March 1, 2019. The average number of options to purchase Class A shares we have issued in each of the last three years is 1.1 million at a weighted average exercise price of $15.90 per share. As we note elsewhere in this proxy statement, upon stockholder approval of our 2019 Employee Plan and our 2019 Director Plan, we will no longer make grants under our previous incentive plans.

The potential dilution we describe above may not be indicative of the actual number of shares we will issue in the future. Our stock compensation plans do not contemplate the amount or timing of specific equity awards, other than the annual restricted stock grant of 500 Class A shares to each director.

The potential dilution we describe above is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those we identify in the reports we file with the SEC.

Our board of directors recommends a vote FOR approval of our 2019 Employee Plan.

PROPOSAL 5

APPROVAL OF OUR 2019 EQUITY INCENTIVE PLAN FOR DIRECTORS

Description of our 2019 Equity Incentive Plan for Directors

Purpose

On March 18, 2019, our board of directors adopted our 2019 equity incentive plan for directors, or our 2019 Director Plan, subject to stockholder approval at our 2019 Annual Meeting. The purpose of our 2019 Director Plan is to enhance our ability and the ability of the member companies of the Donegal Insurance Group to attract and retain qualified directors, to provide a portion of the compensation of our directors in the form of equity and, in so doing, to strengthen the alignment of the interests of our directors with the interests of our stockholders. We include a copy of our 2019 Director Plan as Appendix D to this proxy statement.

Grants

Our 2019 Director Plan provides for:

•	the grant of non-qualified stock options to eligible non-employee directors; and

•	an annual restricted stock award of 500 shares of Class A common stock to each of our directors and to the directors of Donegal Mutual who are not also our directors.

We make annual restricted stock awards on an automatic basis to our directors, without any action by our board of directors or the board of directors of Donegal Mutual. The total number of shares of Class A common stock that may be the subject of grants under our 2019 Director Plan may not exceed 500,000 shares.

The number of persons who are eligible to participate in our 2019 Director Plan is currently 30, consisting of our directors, the directors of Donegal Mutual, the directors of our respective subsidiaries and the directors of each of the companies from which we or Donegal Mutual assume 100% quota-share reinsurance. We have not granted any options or restricted stock awards under our 2019 Director Plan, and we have not made any determination as to the allocation of grants of options or restricted stock awards under our 2019 Director Plan, except as we describe above.

Our 2019 Director Plan provides for appropriate adjustments to outstanding options and to the number or kind of shares subject to our 2019 Director Plan in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including our merger with another corporation or a sale of all or substantially all of our assets. The maximum number of shares of our Class A common stock for which we may grant awards to any director in any calendar year under the 2019 Director Plan may not exceed 15,000 shares.

Our board of directors will administer our 2019 Director Plan. Our board of directors has the power to interpret our 2019 Director Plan, the director options and the restricted stock awards, and, subject to the terms of our 2019 Director Plan, to determine who will be granted director options, the number of shares of our Class A common stock subject to director options to be granted to any non-employee director, the timing of such grants and the terms of exercise. Our board of directors has the authority to amend the terms of an option provided the amendment does not materially impair the rights or obligations of the director, subject to the condition that our board of directors may not reprice stock options. Our board of directors also has the power to adopt rules for the administration, interpretation and application of our 2019 Director Plan. Our board of directors does not have any discretion to determine who will be granted restricted stock awards under our 2019 Director Plan, to determine the number of shares of our Class A common stock to be subject to such restricted stock awards to be granted to each director or to determine the timing of such grants.

Restricted Stock Awards

Restricted stock awards consist of shares of Class A common stock that we issue in the name of the director but that the director may not sell or otherwise transfer until one year after the date of grant. Upon the issuance of shares pursuant to a restricted stock award, the director has all rights of a holder of our Class A common stock with respect to the shares, except that the director may not sell or otherwise transfer such shares until one year after the date of grant.

We will evidence restricted stock awards by written agreements in such form consistent with our 2019 Director Plan as our board of directors approves from time to time. Each agreement will contain such restrictions, terms and conditions as our 2019 Director Plan requires.

Non-qualified Stock Options

The exercise price of an option will be equal to or greater than 100% of the fair market value of our Class A common stock on the date of grant. Our 2019 Director Plan defines fair market value as the closing price of our Class A common stock on the NASDAQ Global Select Market on the day before the date of the grant of the option. In the event no sales on the NASDAQ Global Select Market occur on such date, we will determine the fair market value as of the last date on which sales occurred immediately preceding the day before the date of grant of a stock option.

A director may pay the exercise price of an option in cash, by delivering shares of our Class A common stock having a fair market value on the date of exercise equal to the exercise price of the option the director is exercising, by having a broker sell Class A common stock simultaneously with the exercise of the option and remitting the aggregate exercise price to us or by any other method our board of directors may authorize from time to time.

The term of any option under our 2019 Director Plan may not exceed five years. Our board of directors will determine when options become exercisable, and may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the written agreement evidencing each option grant, an option may only be exercised while the recipient remains a director. The written agreement evidencing the option grant will explain the circumstances in which an option may be exercised after termination of an individual’s service as a director.

Transferability

A director may not transfer an option granted under our 2019 Director Plan except by will or by the laws of descent and distribution.

Amendment and Termination

Our 2019 Director Plan will remain in effect until April 15, 2023. Our board of directors may terminate or amend our 2019 Director Plan at any time, subject to any required stockholder approval unless the termination or amendment would impair any rights or obligations under any outstanding director stock option.

Federal Income Tax Consequences

A general summary of the federal income tax consequences of grants of stock options under our 2019 Director Plan follows. Grants may also be subject to state and local taxes. This description is intended for use by our stockholders in determining how to vote at our 2019 Annual Meeting and not as tax advice to directors who receive grants of stock options under our 2019 Director Plan.

A director receiving a non-qualified option will not recognize income for federal income tax purposes upon the grant of the option, nor will we be entitled to any deduction on account of such grant. Upon the exercise of a non-qualified stock option, the director will recognize ordinary income in the amount by which the fair market value of such shares on the date of exercise then exceeds the exercise price of the option.

A director who receives a restricted stock award will recognize ordinary income in the year of receipt, measured by the value of the shares received determined without regard to the transfer restriction. In general, we will be entitled to a tax deduction in connection with grants under our 2019 Director Plan in an amount equal to the ordinary income the director realizes at the time the director recognizes ordinary income.

Tax Withholding

We have the right to require a director who receives a grant of a non-qualified stock option to pay to us an amount necessary to satisfy our federal, state and local tax withholding obligations with respect to a grant to that recipient. We may withhold an amount necessary to satisfy these amounts from other amounts we would otherwise pay to the recipient.

Potential Dilutive Effect of Stock Options

We refer you to the discussion of the effect outstanding stock options may have on the price and trading volume of our Class A common stock under “Approval of our 2019 Equity Incentive Plan for Employees – Potential Dilutive Effect of Stock Options.”

Our board of directors recommends a vote FOR approval of our 2019 Director Plan.

PROPOSAL 6

RATIFICATION OF THE APPOINTMENT BY OUR AUDIT COMMITTEE OF

KPMG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2019

Our audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019. Although our by-laws do not require that we submit our audit committee’s appointment of KPMG LLP to our stockholders for ratification, we do so as a matter of appropriate corporate governance.

Representatives of KPMG LLP will attend our 2019 Annual Meeting and will respond to appropriate questions. The KPMG LLP representatives will also be able to make a statement during our 2019 Annual Meeting if any of them determines to do so.

Our board of directors recommends that you vote FOR the ratification of our audit committee’s appointment of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

Even if our stockholders ratify the appointment of KPMG LLP, our audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during 2019 if our audit committee determines that such a change would be in our best interests and in the best interests of our stockholders.

AUDIT AND NON-AUDIT FEES

Our audit committee approves the fees and other significant compensation we pay to our independent registered public accounting firm for the preparation and issuance of an audit report, including an opinion, or related work incidental to the opinion. Before making its determination with respect to the appointment of a public accounting firm, our audit committee carefully considers the qualifications and competence of the independent registered public accounting firm. For KPMG LLP, this process has included a review of its performance in prior years, its processes for maintaining independence, the results of its most recent internal quality control review or inspection by the PCAOB, the key members of KPMG LLP’s audit engagement team, its approach to resolving significant accounting and auditing matters, including consultation with KPMG LLP’s national office, as well as KPMG LLP’s reputation for integrity and competence in auditing and accounting. Our audit committee also approves all auditing services and permitted non-audit services, including the fees and terms for such services, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our audit committee delegates to our audit committee chairman pre-approval authority for non-audit services up to $25,000 subject to subsequent approval by our audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with KPMG LLP the following fees for services KPMG LLP rendered to us during 2017 and 2018 and considered whether KPMG LLP’s performance of any non-audit services was incompatible with the independence of KPMG LLP.

•

Audit Fees.    We incurred fees of KPMG LLP in connection with the audit of our annual consolidated and statutory financial statements for 2017 and 2018, the reviews of our consolidated financial statements in our Form 10-Q quarterly reports during those years and the services KPMG LLP performed in connection with filings of registration statements and offerings. The fees we paid KPMG LLP for our fiscal years ended December 31, 2017 and 2018 were $860,150 and $1,035,000, respectively.

•	Audit-Related Fees. During our fiscal years ended December 31, 2017 and December 31, 2018, we did not pay KPMG LLP any audit-related fees.

•	Tax Fees. We did not pay any tax fees to KPMG LLP during our fiscal years ended December 31, 2017 or 2018.

•	All Other Fees. We did not pay KPMG LLP any fees for other services during our fiscal years ended December 31, 2017 or 2018.

Report of our Audit Committee

Our audit committee performs its responsibilities in accordance with the Exchange Act. Each of the members of our audit committee satisfies the independence and financial literacy requirements under applicable Exchange Act rules. Our board of directors believes that all five members of our audit committee, Robert S. Bolinger, Jack L. Hess, Barry C. Huber, Jon M. Mahan and Richard D. Wampler, II, each satisfy the financial expertise requirements and have the requisite experience the SEC’s rules establish. Our audit committee operates pursuant to a written charter. You may view the full text of our audit committee’s charter on our website at www.donegalgroup.com. Our audit committee reviews and reassesses the adequacy of its charter on an annual basis.

As provided in its charter, our audit committee undertakes the following primary responsibilities:

•

the selection of, appointment of, determination of funding for, compensation of, retention of and oversight of the work of our independent registered public accounting firm and the review of its qualifications and independence;

•	the approval, in advance, of all auditing services and all non-audit services to be performed by our independent registered public accounting firm;

•	the oversight of our accounting and financial reporting processes, including the overview of our financial reports and the reports of our internal audit staff;

•	the establishment of procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters; and

•	the responsibility for reviewing reports and disclosures of all related person transactions. See “Related Person Transactions” elsewhere in this proxy statement.

Our senior executive officers who have primary responsibility for the accuracy and completeness of our financial statements and our reporting processes, including our systems of internal control, have advised the members of our audit committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, or GAAP.

Our audit committee met 9 times during 2018. Our audit committee schedules its meetings in order to have sufficient time to devote appropriate attention to all of its responsibilities. When it deems it appropriate, our audit committee holds meetings with our independent registered public accounting firm and with our internal auditors in executive sessions at which our senior executive officers are not present.

The members of our audit committee rely, without independent verification, on the information and representations our senior executive officers provide to them and on the representations our independent registered public accounting firm makes to them. As a result, you should not construe the oversight that our audit committee provides as establishing an independent basis for a determination that our senior executive officers have established and maintain appropriate internal controls over financial reporting, that we have prepared our financial statements in accordance with GAAP or that our independent registered public accounting firm conducted its audit of our financial statements in accordance with the standards of the PCAOB.

As part of our audit committee’s oversight of our financial reporting process, our audit committee reviews all annual and quarterly financial statements and discusses them with our independent registered public accounting firm and with our senior executive officers prior to the issuance of those financial statements. During 2018, our senior executive officers advised our audit committee that we had prepared each of these financial statements in accordance with GAAP, and our senior executive officers and representatives of our independent registered public accounting firm reviewed significant accounting and disclosure issues with our audit committee.

Our audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2018 with our management and with KPMG LLP. Our audit committee also discussed with KPMG LLP the matters the PCAOB Auditing Standard No. 1301 requires regarding “Communication with Audit Committees.” Our audit committee has received the written disclosures and the letter from KPMG LLP that the applicable provisions of the PCAOB require regarding communications by independent registered public accounting firms with audit committees concerning independence and has discussed with KPMG LLP its independence.

Our audit committee also reviewed methods of enhancing the effectiveness of our internal and disclosure control systems. Our audit committee, as part of this process, analyzed steps we have taken to implement a continuing analysis of the improvement and efficiency of our internal control procedures.

Based on the reviews and discussions by our audit committee that we describe above, our audit committee recommended to our board of directors that our board of directors approve the inclusion of our audited financial statements for the year ended December 31, 2018 in our 2018 Annual Report on Form 10-K for filing with the SEC.

March 11, 2019	Robert S. Bolinger Jack L. Hess Barry C. Huber Jon M. Mahan Richard D. Wampler, II Members of the Audit Committee of Donegal Group Inc.

STOCKHOLDER PROPOSALS FOR OUR

2020 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the rules of the SEC and other applicable rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2020 annual meeting of stockholders must deliver such proposal and an appropriate supporting statement in writing to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, not later than November 18, 2019. The e-mail address of Ms. Smith is sherismith@donegalgroup.com.

Section 2.3 of our by-laws provides that if a stockholder wishes to present at our 2020 annual meeting of stockholders either nominations of persons as candidates for election to the class of our board of directors whose terms expire in 2020 upon the election and taking of office by their successors or an item of business for stockholder action other than pursuant to Rule 14a-8 of the rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals in our by-laws and other applicable SEC regulations. We summarize these by-law provisions below. We must receive written notice of any such proposal that includes all of the information our by-laws require, to the attention of our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, during the period that begins on November 18, 2019 and that ends on December 18, 2019.

A written proposal of nomination of a candidate for election as a director must set forth:

•	the name and address of the proposing stockholder, as the name and address appears on our stock register, or of the proponent who intends to make the nomination;

•

as to each person whom the proponent nominates for election or reelection as a director, the proponent must disclose all information relating to such person that the proxy rules under the Exchange Act require to be disclosed in a solicitation by an issuer of proxies for the election of directors;

•	the principal occupation or employment for the past five years of each person whose nomination the proponent intends to make;

•

a description of any arrangement or understanding between each person whose nomination the proponent proposes and the proponent with respect to such person’s nomination for election as a director and actions such person proposes to take;

•	the written consent of each person so nominated to serve as a director if elected as a director; and

•

the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent owns beneficially within the meaning of SEC Rule 13d-3 as well as the number of shares the proponent owns of record.

As to any other item of stockholder business that a proponent intends to bring before our 2020 annual meeting of stockholders, the written proposal must set forth:

•	a brief description of such item of stockholder business;

•	the proponent’s reasons for presenting that item of stockholder business at our 2020 annual meeting of stockholders;

•	any material interest of the proponent in that item of stockholder business;

•	the name and address of the proponent; and

•

the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent owns beneficially within the meaning of SEC Rule 13d-3 as well as the number of shares the proponent owns of record.

Only candidates stockholders nominate for election as a member of a class of our board of directors in accordance with our by-law provisions as we summarize those provisions in this proxy statement will be eligible for election as a member of a class of our board of directors at our 2020 annual meeting of stockholders. A written proposal relating to stockholder approval of any item of stockholder business other than a nomination for election as a director must include information regarding the matter the stockholder proposes for stockholder action equivalent to the information required under the rules of the SEC if the proponent were to solicit proxies for consideration by our stockholders and approval of the proposed action at a meeting of our stockholders.

At our 2020 annual meeting of stockholders, we will only transact such business as shall have been brought before our 2020 annual meeting of stockholders in accordance with the procedures our by-law provisions establish, as we summarize those procedures in this proxy statement or pursuant to SEC Rule 14a-8. The chairman of our 2020 annual meeting of stockholders will have the discretion to determine if a nomination or another item of stockholder business has been proposed in accordance with the procedures we set forth in our by-laws and summarize in this proxy statement. Only stockholder proposals submitted in accordance with the by-law provisions we previously summarize in this proxy statement or pursuant to SEC Rule 14a-8 will be eligible for presentation at our 2020 annual meeting of stockholders, and we will not consider any matter at our 2020 annual meeting of stockholders not submitted in accordance with the procedures we describe in this proxy statement.

HOUSEHOLDING

We may, unless we receive contrary instructions from you, send a single copy of our annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family.

If you would like to receive our annual disclosure documents directly in future years rather than from your broker or other nominee holder, or if you and another stockholder share an address and you and the other stockholder would like to receive individual copies of our annual disclosure documents, you should follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent and inform it of your request to revoke or institute householding by calling Computershare Trust Company, N.A. at (800) 317-4445 or writing to Computershare Trust Company, N.A., at P.O. Box 505000, Louisville, Kentucky 40233. Computershare Trust Company, N.A. will respond to your request within 30 days.

•	If a bank, broker, nominee or other holder of record holds your shares, please contact your bank, broker, nominee or other holder of record directly.

DIRECTOR—STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with our board of directors or with one or more individual members of our board may do so by sending their communication in writing addressed to a particular director or directors, or, in the alternative, to “Non-Management Directors” as a group. Please send your communication to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547 or by e-mail to sherismith@donegalgroup.com with a request that our corporate secretary promptly forward all such communications to the addressee or addressees set forth in the communication. However, we reserve the right not to forward to board members any abusive, threatening or otherwise inappropriate materials.

OTHER MATTERS

Our board of directors does not know of any matter to be presented for consideration at our 2019 Annual Meeting other than the six matters we have described in the accompanying notice of annual meeting and in this proxy statement. However, if any stockholder properly presents such a matter in accordance with our advance notice by-laws and applicable law, we will vote the proxies we receive from our stockholders, in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the judgment of the persons named as proxies in our form of proxy card.

By order of our board of directors,

Kevin G. Burke,

President and Chief Executive Officer

March 18, 2019

Marietta, Pennsylvania

APPENDIX A

AMENDED AND RESTATED ARTICLE 4

OF OUR CERTIFICATE OF INCORPORATION

Prefatory Note – If the Amendment receives the requisite approval of our stockholders, Article 4 of our Amended and Restated Certificate of Incorporation will read in its entirety as follows:

4.    The aggregate number of shares of stock which the Corporation shall have authority to issue is 62,000,000 shares, consisting of (i) 50,000,000 shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), (ii) 10,000,000 shares of Class B Common Stock, par value $.01 per share (the “Class B Common Stock”), and (iii) 2,000,000 shares of Series Preferred Stock, par value $.01 per share (the “Preferred Stock”).

(a)    The powers, preferences and rights and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock, respectively, shall be as follows:

(i)    Except as otherwise required by law or as otherwise provided in this Article 4, each share of Class A Common Stock and each share of Class B Common Stock shall be of equal rank and shall have identical powers, preferences, qualifications, limitations, restrictions and other rights.

(ii)    Except as otherwise required by law or as otherwise provided in the Corporation’s Certificate of Incorporation, with respect to all matters upon which the stockholders of the Corporation are entitled to vote, each holder of Class A Common Stock shall be entitled to one-tenth of one vote for each share of Class A Common Stock held and each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held. Except as otherwise required by the DGCL or the Corporation’s Certificate of Incorporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class on all matters to be voted upon by the stockholders of the Corporation.

(iii)    Each share of Class A Common Stock outstanding at the time of the declaration of any dividend or other distribution payable in cash upon the shares of Class B Common Stock shall be entitled to a dividend or distribution payable at the same time and to stockholders of record on the same date in an amount at least 10% greater than any cash dividend declared upon each share of Class B Common Stock. Each share of Class A Common Stock and Class B Common Stock shall be equal in respect to dividends or other distributions payable in shares of capital stock provided that such dividends or distributions may be made (1) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock, (2) in shares of Class A Common Stock to the holders of Class A Common Stock and to the holders of Class B Common Stock or (3) in any other authorized class or series of capital stock to the holders of Class A Common Stock and to the holders of Class B Common Stock.

(iv)    Except as otherwise specifically provided under clause (a)(iii) above, the Corporation shall not split, divide or combine the shares of Class A Common Stock or Class B Common Stock unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of both the Class A Common Stock and the Class B Common Stock in the same proportion and manner.

(v)    In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the same per share consideration in such merger or consolidation, except that, if the consideration paid to the stockholders of the Corporation shall consist in whole or in part of shares of another entity, the shares of such other entity issued to the holders of the Class B Common Stock may have greater voting rights than the shares of the other entity issued to the holders of the Class A Common Stock.

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(b)    The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation as herein provided in one or more series. The designations, relative rights (including voting rights), preferences, limitations and restrictions of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article 4, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate of designations pursuant to the DGCL, the number of shares in each such series and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class of capital stock or into shares of any series of any class of capital stock), preferences, limitations and restrictions of the shares in each such series. Notwithstanding anything to the contrary set forth above, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Preferred Stock shall be subject to the following:

(i)    Except as otherwise specifically provided in the certificate of designations filed under the DGCL with respect to any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of any other voting requirements set forth in Section 242(b)(2) of the DGCL, but subject in all events to compliance with the requirements of this Article 4.

(ii)    All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon, if any, may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that, to the extent not otherwise limited in this Article 4, any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences, limitations and restrictions set forth in a certificate of designations filed under the DGCL with respect to any series.

(iii)    Except as otherwise specifically provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Class A Common Stock and the Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In all instances in which voting rights are granted to the Preferred Stock or any series thereof, such Preferred Stock or series thereof shall vote with the Class A Common Stock and the Class B Common Stock as a single class, except as otherwise provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law.

(iv)    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Class A Common Stock and the Class B Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment thereof in full set aside, before any payments shall be made to the holders of the Class A Common Stock and the Class B Common Stock. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment thereof in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock and the Class B Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of Preferred Stock. A consolidation or merger of the Corporation with or into another entity, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 4.

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APPENDIX B

DONEGAL GROUP INC.

2011 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

Section 1.    Purpose.

Donegal Group Inc. (the “Company”) has established this 2011 Employee Stock Purchase Plan (this “Plan”) for the benefit of the eligible employees of the Company, its parent, Donegal Mutual Insurance Company (“Donegal Mutual”), participating subsidiaries of the Company and of Donegal Mutual and any company from which the Company or Donegal Mutual assumes 100% quota share reinsurance.

The purpose of this Plan is to provide each eligible employee with an opportunity to acquire or increase his or her proprietary interest in the Company through the purchase of shares of the Company’s Class A common stock (the “Class A common stock”) at a discount from the market prices prevailing at the time of purchase. The Company intends that this Plan meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 2.    Eligible Employees.

(a)    Employees eligible to participate in this Plan (“Eligible Employees”) will consist of all individuals: (i) who are full-time employees, as defined in Section 2(b) of this Plan, of the Company, Donegal Mutual, any subsidiary, as defined in Section 424 of the Code, of the Company or Donegal Mutual or any company from which the Company or Donegal Mutual assumes 100% quota share reinsurance (a “Participating Company”), and (ii) who have completed one month of employment on or prior to the date on which an Enrollment Period, as defined in Section 4 of this Plan, begins.

(b)    A “full-time employee” is an employee of the Company, Donegal Mutual or any Participating Company who works or is scheduled to work at least 1,000 hours during any calendar year. The Company will consider an employee who is not scheduled to work at least 1,000 hours during a calendar year, but who in fact works at least 1,000 hours during a calendar year, a “full-time employee” once the employee is credited with at least 1,000 hours during such year.

(c)    A person who is otherwise an Eligible Employee may not purchase any shares of Class A common stock under this Plan to the extent that: (i) immediately after such person purchases Class A common stock, the person would own shares of Class A common stock, including shares that would be owned if all outstanding options to purchase Common Stock such person holds were exercised, that possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company or (ii) such right would cause such person to have purchase rights under this Plan and all other stock purchase plans of the Company or any subsidiary of the Company or Donegal Mutual that meet the requirements of Section 423 of the Code, that accrue at a rate that exceeds $25,000 of fair market value of the stock of the Company, or any subsidiary of the Company, determined at the time the right to purchase Class A common stock under this Plan is exercisable, for each calendar year in which a purchase right under this Plan is outstanding. For this purpose, a right to purchase Class A common stock accrues when such right first becomes exercisable during the calendar year, but the rate of accrual for any calendar year may in no event exceed $25,000 of the fair market value of Class A common stock subject to the right, and the number of shares of Class A common stock under one right may not be carried over to any other right.

(d)    Notwithstanding other provisions in this Plan to the contrary, any officer of the Company, Donegal Mutual or any Participating Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to his or her ownership of shares of Class A common stock (a “Section 16 officer”) will be subject to the restrictions and conditions set forth in Sections 7(b) and 9 of this Plan.

Section 3.    Duration of Plan and Subscription Periods.

This Plan is effective as of July 1, 2011 through and including June 30, 2022. During the term of this Plan, this Plan will have 20 semi-annual “Subscription Periods.” Each Subscription Period will extend from July 1 through December 31 or from January 1 through June 30, respectively, with the first Subscription Period beginning on July 1, 2011 and the last Subscription Period ending on June 30, 2022.

Section 4.    Enrollment and Enrollment Period.

Enrollment for participation in this Plan will take place during the “Enrollment Period” that precedes each Subscription Period. Enrollment Periods are in effect from June 1 through June 30 and from December 1 through December 31 of each year. In addition, the Company will deem each individual who participates in the Company’s 2001 Employee Stock Purchase Plan and who is an Eligible Employee as of May 31, 2011 as automatically enrolled in this Plan effective as of the first Subscription Period. Except as provided regarding automatic enrollment in this Plan as of the first Subscription Period, any person who is an Eligible Employee and who would like to participate in this Plan should file a subscription agreement during an Enrollment Period, and that eligible employee’s participation in this Plan will then commence as of the commencement of the next Subscription Period. Once enrolled, an Eligible Employee will continue to participate in this Plan for each succeeding Subscription Period until such Eligible Employee terminates his or her participation, the Eligible Employee ceases to be an Eligible Employee or elects to withdraw from this Plan, this Plan expires or the Company terminates this Plan. An Eligible Employee who desires to change his or her rate of contribution may do so effective as of the beginning of the next Subscription Period by submitting a properly completed and executed enrollment form to the Company during the Enrollment Period for the next Subscription Period. An Eligible Employee who is not a Section 16 officer may also change his or her rate of contribution during a Subscription Period only pursuant to Section 7(b) of this Plan.

Section 5.    Total Number of Shares Available.

The total number of shares available under this Plan is 500,000 shares of Class A common stock. Such Class A common stock may be authorized and unissued shares or previously issued shares that the Company reacquired. In the event the total number of shares available for purchase under this Plan have been purchased prior to the expiration of this Plan, the Company may terminate this Plan in accordance with Section 13 of this Plan.

Section 6.    Subscription Price.

The “Subscription Price” for each share of Class A common stock subscribed for purchase under this Plan during each Subscription Period will be the lesser of (i) 85% of the fair market value of such share as determined as of the last trading day before the first day of the Enrollment Period with respect to such Subscription Period or (ii) 85% of the fair market value of such share as determined on the last trading day of such Subscription Period. The fair market value of a share will be the closing price the NASDAQ Stock Market reports for the applicable date.

Section 7.    Amount of Contribution and Method of Payment.

(a)    An Eligible Employee must pay the Subscription Price through a payroll deduction. The maximum payroll deduction may not be more than 10% of an Eligible Employee’s Base Pay, as defined in Section 7(c) of this Plan. An Eligible Employee must authorize a minimum payroll deduction, based on such employee’s Base Pay at the time of such authorization, that will enable such employee to accumulate by the end of the Subscription Period an amount sufficient to purchase at least ten shares of Class A common stock. An Eligible Employee may not make separate cash deposits toward the payment of the Subscription Price.

(b)    An Eligible Employee who is not a Section 16 officer may at any time during a Subscription Period reduce the amount the Eligible Employee previously authorized the Company to deduct from his or her Base Pay, provided the reduction conforms with the minimum payroll deduction set forth in Section 7(a) of this Plan. To do so, an Eligible Employee should forward to the Company a properly completed and executed written notice setting forth the requested reduction in his or her payroll deduction. The change in payroll deduction will become effective on a prospective basis as soon as practicable after the Company receives the change notice. An Eligible Employee may change his or her payroll deduction under this Section 7(b), by forwarding to the Company a properly completed and executed written notice setting forth such reduction in his or her payroll deduction only once during any Subscription Period. Any such reduction will remain in effect for subsequent Subscription Periods, subject to compliance with Section 7(a) of this Plan, until such Eligible Employee terminates his or her participation in this Plan, the Eligible Employee ceases to be an Eligible Employee, this Plan expires or the Company terminates this Plan. A Section 16 officer may not change his or her rate of contribution during a Subscription Period.

(c)    “Base Pay” means the straight-time earnings or regular salary paid to an Eligible Employee. Base Pay will not include overtime, bonuses or other items that the committee administering this Plan pursuant to Section 14 of this Plan does not consider to be regular compensation. Payroll deductions will commence with the first paycheck issued during the Subscription Period and, except as set forth in Sections 9 and 10, will continue with each paycheck throughout the entire Subscription Period, except for pay periods for which the Eligible Employee receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.).

Section 8.    Purchase of Shares.

The Company will maintain a “Plan Account” on its books for recordkeeping purposes only in the name of each Eligible Employee who authorized a payroll deduction (a “participant”). At the close of each pay period, the Company will credit the amount deducted from the participant’s Base Pay to the participant’s Plan Account. The Company will pay no interest on any Plan Account balance in any circumstance. As of the last day of each Subscription Period, the Company will divide the amount then in the participant’s Plan Account by the Subscription Price for such Subscription Period as determined pursuant to Section 6 , and credit the participant’s Plan Account with the number of whole shares that results. The Company will not credit fractional shares under this Plan. The Company will issue and deliver share certificates to each participant within a reasonable time thereafter. The Company will carry forward any amount remaining in a participant’s Plan Account to the next Subscription Period. However, any amount the Company carries forward pursuant to this Section 8 will not reduce the amount a participant may contribute pursuant to Section 7 of this Plan during the next Subscription Period. If a participant does not accumulate sufficient funds in his or her Plan Account to purchase at least ten shares of Class A common stock during a Subscription Period, the Company will deem such participant to have withdrawn from this Plan pursuant to Section 9 of this Plan.

If the number of shares subscribed for purchase during any Subscription Period exceeds the number of shares available for purchase under this Plan, the Company will allocate the remaining shares available for purchase among all participants in proportion to their Plan Account balances, exclusive of any amounts carried forward pursuant to the preceding paragraph. If the number of shares that would be credited to any participant’s Plan Account in either or both of the Subscription Periods occurring during any calendar year exceeds the limit specified in Section 2(c) of this Plan, the Company will credit the participant’s Plan Account with the maximum number of shares permissible, and refund the remaining amounts to the participant in cash without interest thereon.

Section 9.    Withdrawal from This Plan.

A participant, other than a Section 16 officer, may withdraw from this Plan at any time by giving a properly completed and executed written notice of withdrawal to the Company. As soon as practicable following the Company’s receipt of a notice of withdrawal, the Company will refund the amount credited to the participant’s Plan Account in cash without interest thereon. The Company will make no further payroll deductions with respect to such participant except in accordance with an authorization for a new payroll deduction filed during a subsequent Enrollment Period in accordance with Section 4 of this Plan. A participant’s withdrawal will not affect the participant’s eligibility to participate during any succeeding Subscription Period. A withdrawal by a Section 16 officer, other than a withdrawal under Section 10 of this Plan, will not become effective until the Subscription Period that commences after the date the Company receives written notice of such withdrawal.

Section 10.    Separation from Employment.

The Company will treat separation from employment for any reason, including death, disability or retirement, as defined in this Section 10, as an automatic withdrawal pursuant to Section 9 of this Plan. However, at the election of a participant who retires, or in the event of a participant’s death at the election of the participant’s beneficiary, any cash balance in such participant’s Plan Account may be used to purchase the appropriate number of whole shares of Class A common stock at a Subscription Price determined in accordance with Section 6 of this Plan using the date of the participant’s retirement or death as though it was the last day of the Subscription Period. The Company will refund in cash any cash balance in the Plan Account after such purchase to the participant, or in the event of the participant’s death to the participant’s beneficiary without interest thereon. As used in this Section 10, “retirement” means a termination of employment by reason of a participant’s retirement at or after the participant’s earliest permissible retirement date pursuant to and in accordance with his or her employer’s regular retirement plan or practice.

Section 11.    Assignment and Transfer Prohibited.

No participant may assign, pledge, hypothecate or otherwise dispose of his or her subscription or rights to subscribe under this Plan to any other person, and any attempted assignment, pledge, hypothecation or disposition will be void. However, a participant may acquire shares of Class A common stock subscribed to under this Plan in the names of the participant and another person jointly with the right of survivorship upon appropriate written notice to the Company. No subscription or right to subscribe granted to a participant under this Plan will be transferable by the participant otherwise than by will or by the laws of descent and distribution, and such subscription rights will be exercisable only by the participant during the participant’s lifetime.

Section 12.    Adjustment of and Changes in Class A Common Stock.

In the event that the outstanding shares of Class A common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, either in shares of Class A common stock or of another class of the Company’s stock, spin-off or combination of shares, the committee appointed pursuant to Section 14 of this Plan will make appropriate adjustments in the aggregate number and kind of shares that are reserved for sale under this Plan.

Section 13.    Amendment or Termination of This Plan.

The Board of Directors of the Company (the “Board”) will have the right to amend, modify or terminate this Plan at any time without notice, provided that the amendment, modification or termination of this Plan does not adversely affect any participant’s existing rights and provided further that, without the approval of the stockholders of the Company in accordance with applicable law and regulations, no such amendment will increase the benefits accruing to participants under this Plan, increase the total number of shares subject to this Plan, change the formula by which the price at which the shares will be sold is determined, or change the class of employees eligible to participate in this Plan.

Section 14.    Administration.

A committee of three employees of the Company the Board appoints from time to time will administer this Plan. The committee may from time to time adopt rules and regulations for carrying out this Plan. Any interpretation or construction of any provision of this Plan by the committee will be final and conclusive on all persons absent contrary action by the Board. Any interpretation or construction of any provision of this Plan by the Board will be final and conclusive on all persons.

Section 15.    Designation of Beneficiary.

A participant may file a written designation of a beneficiary who is to receive any cash credited to the participant under this Plan in the event of such participant’s death prior to the delivery to the participant of such cash. A participant may change such designation of a beneficiary at any time upon written notice to the Company. Upon the death of a participant and upon the committee’s receipt of proof of the participant’s death and of the identity and existence of a beneficiary validly designated by the participant under this Plan, the Company will deliver such cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company will deliver such cash to the executor or administrator of the estate of the participant, or if, to the knowledge of the Company, the participant has not appointed such executor or administrator, the Company, in its sole discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate. No designated beneficiary will, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the participant under this Plan.

Section 16.    Employees’ Rights.

Nothing contained in this Plan will prevent the Company, Donegal Mutual or any Participating Company from terminating any employee’s employment. No employee will have any rights as a stockholder of the Company by reason of participation in this Plan unless and until the Company has issued and delivered certificates to the participant representing shares of Class A common stock for which the participant has subscribed.

Section 17.    Use of Funds.

The Company may use all payroll deductions it receives or holds under this Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Any account established for a participant will be for recordkeeping purposes only.

Section 18.    Government Regulations.

The Company’s obligation to sell and deliver Class A common stock under this Plan is subject to any prior approval or compliance that may be required to be obtained or made from or with any governmental or regulatory authority in connection with the authorization, issuance or sale of such Class A common stock.

Section 19.    Titles.

Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

Section 20.    Applicable Law.

This Plan will be construed, administered and governed in all respects under the laws of the Commonwealth of Pennsylvania and the United States of America.

Section 21.    Compliance with Rule 16b-3.

To the extent that Rule 16b-3 under the Exchange Act applies to purchases made under this Plan, it is the Company’s intent that this Plan comply in all respects with the requirements of Rule 16b-3, that the Company interpret any ambiguities or inconsistencies in the construction of this Plan to give effect to such intention and that if this Plan will not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan will be deemed to be automatically amended so as to bring them into full compliance with such rule.

Section 22.    Approval of Stockholders.

Prior to June 30, 2011, the Company will submit this Plan to its stockholders for approval in accordance with applicable law and regulations. Subscriptions for the purchase of shares under this Plan will be subject to the condition that the stockholders of the Company approve this Plan prior to such date in the manner contemplated by Section 423(b)(2) of the Code. If the Company’s stockholders do not approve this Plan prior to such date, this Plan will terminate, all subscriptions under this Plan will be terminated and be of no further force or effect and the Company shall promptly refund in cash, without interest, of all sums previously deducted from their compensation pursuant to this Plan.

APPENDIX C

DONEGAL GROUP INC.

2019 EQUITY INCENTIVE PLAN FOR EMPLOYEES

1.    Purpose. The purpose of this 2019 Equity Incentive Plan for Employees (this “Plan”) is to encourage the employees of Donegal Group Inc. (the “Company”), its subsidiaries and its affiliates to acquire a proprietary interest in the growth and performance of the Company, and to continue to align the interests of those employees with the interests of the Company’s stockholders to generate an increased incentive for such persons to contribute to the growth, development and financial success of the Company, Donegal Mutual Insurance Company and their respective subsidiaries and affiliates (the “Group”). To accomplish these purposes, this Plan provides a means whereby employees may receive stock options, stock awards and other stock-based awards that are based on, or measured by or payable in shares of the Company’s Class A common stock.

2.    Administration.

(a)    Administrators. The Board of Directors of the Company (the “Board”) shall administer this Plan. The Board shall appoint a committee, the initial members of which shall be the members of the compensation committee of the Board (the “Committee”), to assist in the administration of this Plan. The Committee, with the advice of the Company’s chief executive officer, shall recommend to the Board the employees to whom the Company should grant awards and the type, size and terms of each grant. The Board has the authority to make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all grantees and all other holders of awards granted under this Plan.

(b)    The Committee. The Committee shall be comprised of two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the foregoing, from time to time, the Board may increase or decrease the size of the Committee, appoint additional members, remove members with or without cause, appoint new members, fill vacancies or remove all members of the Committee and thereafter directly administer this Plan. The Committee shall have those duties and responsibilities assigned to it under this Plan, and the Board may assign to the Committee the authority to make certain other determinations and interpretations under this Plan. All decisions, determinations and interpretations of the Committee in such cases shall be final and binding on all grantees and all other holders of awards granted under this Plan.

3.    Shares Subject to this Plan.

(a)    Shares Authorized. The total aggregate number of shares of Class A common stock that the Company may issue under this Plan is 4,500,000 shares, subject to adjustment as described below, each of which may be granted as incentive stock options. The shares may be authorized but unissued shares or reacquired shares for purposes of this Plan.

(b)    Share Counting. For administrative purposes, when the Board approves an award payable in shares of Class A common stock, the Board shall reserve, and count against the share limit, shares equal to the maximum number of shares that the Company may issue under the award. If and to the extent options granted under this Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any restricted stock awards are forfeited or terminated, or otherwise are not issued in full, the Company shall make the shares reserved for such awards available again for purposes of this Plan.

(c)    Individual Limits. All awards under this Plan shall be expressed in shares of Class A common stock. The maximum number of shares of Class A common stock with respect to all awards that the Company may issue to any individual under this Plan during any calendar year shall be 200,000 shares, subject to adjustment as described below.

(d)    Adjustments. If any change in the number or kind of shares of Class A common stock outstanding occurs by reason of:

•	a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares;

•	a merger, reorganization or consolidation;

•	a reclassification or change in par value; or

•

any other extraordinary or unusual event affecting the outstanding Class A common stock as a class without the Company’s receipt of consideration for such extraordinary or unusual event or if the value of outstanding shares of Class A common stock is substantially reduced as a result of a spinoff or the Company’s payment of any extraordinary dividend or distribution in cash, the maximum number of shares of Class A common stock available for issuance under this Plan, the maximum number of shares of Class A common stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding awards, the kind and number of shares to be issued or issuable under this Plan and the price per share or applicable market value of such grants shall be automatically and equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Class A common stock to preclude, to the extent practicable, the enlargement or the dilution of rights and benefits under this Plan and such outstanding grants. The Company shall eliminate any fractional shares resulting from such adjustment. Any adjustments to outstanding awards shall be consistent with Section 409A of the Code, to the extent applicable.

4.    Eligibility for Participation. All employees of member companies of the Group, including employees who are officers or members of the Board of any of the foregoing companies, shall be eligible to participate in this Plan. The Committee shall recommend to the Board from time to time the names of the employees to receive awards and the number of shares of Class A common stock subject to each award.

5.    Awards. Awards under this Plan may consist of stock options as described in Section 7, stock awards as described in Section 8 and other stock-based awards as described in Section 9. The Committee shall specify the terms and conditions of the award granted to the grantee in an agreement. The award shall be conditioned upon the grantee’s execution of an agreement accepting the award and acknowledging that all decisions and determinations of the Committee and the Board shall be final and binding on the grantee, the grantee’s beneficiaries and any other person having or claiming an interest under the award. Awards under this Plan need not be uniform as among the grantees. The Board may grant awards that are contingent on, and subject to, stockholder approval of this Plan or of an amendment to this Plan.

6.    Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean the last sales price of a share of Class A common stock on the NASDAQ Global Select Market (“NASDAQ”) on the day immediately preceding the date on which the Board determines the fair market value. In the event that there are no transactions in shares of Class A common stock on NASDAQ on such day, the Board will determine the fair market value as of the immediately preceding day on which there were transactions in shares of Class A common stock on that exchange. If shares of common stock are not listed on NASDAQ, the Board shall determine the fair market value pursuant to Section 422 of the Code.

7.    Stock Options. The Committee may recommend to the Board the grant of stock options to an employee upon such terms and conditions as the Committee deems appropriate under this Section 7.

(a)    Number of Shares Subject to a Stock Option. The Committee shall recommend the number of shares of Class A common stock that will be subject to each grant of a stock option.

(b)    Type of Stock Option and Price. The Committee may recommend to the Board the grant of stock options to purchase Class A common stock that the Company intends to qualify as incentive stock options within the meaning of Section 422 of the Code, or incentive stock options, or stock options that the Company does not intend to so qualify, or non-qualified stock options. All options shall be exercisable for a term of five years from the date of grant at a price equal to the closing market value of a share of Class A common stock on the day before the date of the grant.

(c)    Exercisability of Stock Options. Each stock option agreement shall specify the period or periods of time within which a grantee may exercise a stock option, in whole or in part, as the Board determines. No grantee may exercise a stock option after five years from the grant date of the stock option. The Board may accelerate the exercisability of any or all outstanding stock options at any time for any reason.

(d)    Termination of Employment. Except as provided in the stock option agreement, a grantee may exercise a stock option only while a member company of the Group employs the grantee. The Board shall specify in the option agreement under what circumstances and during what time periods a grantee may exercise a stock option after employment terminates. If the term of an incentive stock option continues for more than three months after employment terminates due to retirement or more than one year after termination of employment due to death or disability, the stock option shall lose its status as an incentive stock option and the Company shall treat such stock option as a non-qualified stock option.

(e)    Exercise of Stock Options. A grantee may exercise a stock option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The grantee shall pay the exercise price for the stock option:

•	in cash;

•

by delivery of shares of Class A common stock at fair market value, shares of Class B common stock at fair market value or a combination of those shares, as the Committee or the Board may determine from time to time and subject to such terms and conditions as the Committee or the Board may prescribe;

•

by payment through a brokerage firm of national standing whereby the grantee will simultaneously exercise the stock option and sell the shares acquired upon exercise through the brokerage firm and the brokerage firm shall remit to the Company from the proceeds of the sale of the shares the exercise price as to which the option has been exercised in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or

•	by any other method the Committee or the Board authorizes.

The Company must receive payment for the shares acquired upon exercise of the stock option, and any required withholding taxes and related amounts, by the time the Committee specifies depending on the type of payment being made, but in all cases prior to the issuance and delivery of the shares to the grantee.

(f)    Incentive Stock Options. The Company may issue each of the shares authorized under this Plan pursuant to incentive stock option awards within the meaning of Section 422 of the Code. The Committee shall recommend other terms and conditions of an incentive stock option as the Committee deems necessary or desirable in order to qualify such stock option as an incentive stock option under Section 422 of the Code, including the following provisions, which the Committee may omit or modify if no longer required under Section 422 of the Code:

•

As determined as of the grant date, the aggregate fair market value of shares subject to incentive stock options that first become exercisable by a grantee during any calendar year under all plans of the Company shall not exceed $100,000;

•

The exercise price of any incentive stock option granted to an individual who owns stock having more than 10% of the total combined voting power of all outstanding shares of all classes of stock of the

Company must be at least 110% of the fair market value of the shares subject to the incentive stock option on the grant date, and the individual may not exercise the incentive stock option after the expiration of five years from the date of grant; and

•

The grantee may not exercise the incentive stock option more than three months after termination of employment or one year in the case of death or disability within the meaning of the applicable Code provisions.

8.    Stock Awards. The Committee may recommend to the Board the issuance of shares of Class A common stock to an employee upon such terms and conditions as the Committee deems appropriate under this Section 8. The Committee may recommend to the Board the issuance of shares of Class A common stock for cash consideration or for no cash consideration, and subject to restrictions or no restrictions. The Committee may recommend conditions under which restrictions on stock awards shall lapse over a period of time or according to other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(a)    Number of Shares Subject to a Stock Award. The Committee shall recommend the number of shares of Class A common stock to be issued pursuant to a stock award and any restrictions applicable to the stock award.

(b)    Requirement of Service. The Board shall specify in the stock award agreement under what circumstances a grantee may retain stock awards after termination of the grantee’s employment and under what circumstances the grantee must forfeit the stock awards.

(c)    Restrictions on Transfer. During the period that the stock award is subject to restrictions, a grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares subject to the stock award except upon death as described in Section 13. Each certificate representing a share of Class A common stock issued under a stock award shall contain a legend giving appropriate notice of the transfer restrictions on the stock award. The grantee shall have the right to have the legend removed when all transfer restrictions on the shares subject to the stock award have lapsed. The Company may maintain possession of any certificates representing shares subject to the stock award until all transfer restrictions on the shares subject to a stock award have lapsed.

(d)    Right To Vote and To Receive Dividends. The grantee shall have the right to vote the shares subject to the stock award and to receive any dividends or other distributions paid on the shares during the restriction period.

9.    Other Stock-Based Awards. The Committee may recommend to the Board the grant of other awards that are based on, measured by or payable in Class A common stock to an employee on such terms and conditions as the Committee deems appropriate under this Section 9. The Committee may recommend to the Board the grant of other stock-based awards subject to achievement of performance goals or other conditions and may be payable in shares of Class A common stock or cash, or a combination of cash and shares of Class A common stock, as the Committee recommends in the stock-based award agreement.

10.    Grant Date. The grant date of an award under this Plan shall be the date of the Board of Directors approval or such later date as the Board may determine at the time it authorizes the award. The Board may not make retroactive grants of awards under this Plan. The Company shall provide notice of the award to the grantee within a commercially reasonable time after the grant date.

11.    Withholding. All grants under this Plan shall be subject to applicable federal taxes, including FICA, and state and local tax withholding requirements. The Company may require that the grantee or other person receiving or exercising a grant pay to the Company the amount of any federal taxes, state or local taxes that applicable law requires the Company to withhold with respect to the grant, or the Company may deduct from other salary paid to the grantee the amount of any withholding taxes due with respect to the grants. The Board or the Committee may permit a grantee to elect to satisfy the Company’s tax withholding obligations with respect to grants paid in shares of Class A common stock by having shares of Class A common stock withheld, at the time such grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal, including FICA, state and local tax liabilities. The Board or the Committee will value any shares so withheld as of the date the grants become taxable.

12.    Transferability of Grants. Only the grantee of an award may exercise rights under the award during the grantee’s lifetime, and a grantee may not transfer those rights except by will or by the laws of descent and distribution. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise those rights. Any successor to a grantee must furnish proof satisfactory to the Company of the grantee’s right to succeed to the award under the grantee’s will or under the applicable laws of descent and distribution.

13.    Requirements for Issuance of Shares. The Company shall not issue shares of Class A common stock in connection with any award under this Plan until and unless the issuance of the shares complies with all applicable legal requirements to the satisfaction of the Board. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which the Company’s counsel has deemed such authority to be necessary to the lawful issuance and sale of any shares under this Plan, shall relieve the Company of any liability for the failure to issue or sell any shares as to which the Company has not obtained such requisite authority. The Board shall have the right to condition any award made to any employee under this Plan on the employee’s undertaking in writing to comply with the restrictions on the grantee’s subsequent disposition of shares subject to the award as the Board shall deem necessary or advisable. Certificates representing shares of Class A common stock issued under this Plan shall be subject to such stop-transfer orders and other restrictions as applicable laws, regulations and interpretations may require, including any requirement that the certificate bear a restrictive legend. No grantee shall have any right as a stockholder with respect to shares of Class A common stock covered by an award until shares have been issued to the grantee.

14.    Amendment and Termination of this Plan.

(a)    Amendments. The Board may amend or terminate this Plan at any time, except that the Board shall not amend this Plan without approval of the stockholders of the Company if the Code or applicable laws require such approval or to comply with applicable stock exchange requirements. The Board may not, without the consent of the grantee, negatively affect the rights of a grantee under any award previously granted under this Plan.

(b)    No Repricing Without Stockholder Approval. The Board may not reprice stock options nor may the Board amend this Plan to permit repricing of options unless the stockholders of the Company provide prior approval of the repricing.

(c)    Termination. This Plan shall terminate on April 18, 2024, unless the Board terminates this Plan earlier or extends the term of this Plan with the approval of the stockholders of the Company. The termination of this Plan shall not impair the power and authority of the Board or the Committee with respect to an outstanding award.

15.    Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to:

•

limit the right of the Board to grant awards under this Plan in connection with the acquisition, by purchase, lease, merger, 100% reinsurance, consolidation or otherwise, of the business or assets of any corporation, firm or association, including awards to employees of those entities who become employees of the Company, or for other proper corporate purposes; or

•	limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.

Without limiting the foregoing, the Board may grant an award to an employee of another corporation or other entity who becomes an employee by reason of a merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by that corporation or other entity. The terms and conditions of the awards may vary from the terms and conditions this Plan requires and from those of the substituted stock awards, as the Board determines.

16.    Right to Terminate Employment. Nothing contained in this Plan or in any award agreement entered into pursuant to this Plan shall confer upon any grantee the right to continue in the employment of any member company of the Group or affect any right that any member company of the Group may have to terminate the employment of the grantee.

17.    Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available the number of shares of Class A common stock needed to satisfy options and awards granted under this Plan.

18.    Effect on Other Plans. Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of any member company of the Group. The Company shall not use any awards granted pursuant to this Plan in determining the benefits provided under any other plan unless specifically provided.

19.    Forfeiture for Dishonesty. Notwithstanding anything to the contrary in this Plan, if the Board finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any grantee, that the grantee has engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of the employee’s employment that damaged any member company of the Group or that the grantee has disclosed confidential information of any member company of the Group, the grantee shall forfeit all unexercised or unvested awards and all exercised or vested awards under which the Company has not yet delivered the certificates for shares that shall automatically terminate without any further action by the Board and all of such awards shall be of no further force or effect. The decision of the Board in interpreting and applying the provisions of this Section 19 shall be final. No decision of the Board, however, shall affect the finality of the discharge or termination of the grantee.

20.    No Prohibition on Corporate Action. No provision of this Plan shall be construed to prevent the Company or any officer or director of the Company from taking any action the Company or such officer or director of the Company deems to be appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on this Plan or any awards granted under this Plan, and no grantee or grantee’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director of the Company as a result of the taking of any such action.

21.    Indemnification. With respect to the administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled, without further action on such member’s part, to indemnity from the Company for all expenses, including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself, such member reasonably incurs in connection with or arising out of, any action, suit or proceeding in which the member may be involved by reason of being or having been a member of the Committee or the Board, whether or not the member continues to be such member at the time of incurring such expenses; provided, however, that this indemnity shall not include any expenses such member incurs (i) in respect of matters as to which the member shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of the member’s duty as such member of the Committee or the Board or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth in this Section 21 shall be available to or enforceable by any such member of the Committee or the Board unless, within 60 days after institution of any such action, suit or proceeding, the member shall have offered the Company in writing the opportunity to represent the member of the Committee or the Board and defend the same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee or the Board and shall be in addition to all other rights to which such member of the Committee or the Board may be entitled as a matter of law, contract or otherwise.

22.    Miscellaneous Provisions.

(a)    Compliance with Plan Provisions. No grantee or other person shall have any right with respect to this Plan, the Class A common stock reserved for issuance under this Plan or in any award granted pursuant to this Plan until the Company and the grantee have executed a written agreement and all the terms, conditions and provisions of this Plan and the award applicable to the grantee have been met.

(b)    Approval of Counsel. In the discretion of the Board, no shares of Class A common stock, other securities or property of the Company or other forms of payment shall be issued under this Plan with respect to any award unless counsel for the Company is satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(c)    Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to this Plan or to awards granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that, if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with Rule 16b-3.

(d)    Section 409A Compliance. This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations issued thereunder. To the extent of any inconsistencies of this Plan with the requirements of Section 409A, the Committee and the Board shall interpret this Plan in order to meet the requirements of Section 409A. Notwithstanding anything contained in this Plan to the contrary, it is the intent of the Company to have this Plan interpreted and construed to comply with any and all provisions of Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

(e)    Effects of Acceptance of the Award. By accepting any award or other benefit under this Plan, each grantee and each person claiming under or through the grantee shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the Committee.

Adopted by the Board on December 19, 2018.

Approved by stockholders on _______________.

APPENDIX D

DONEGAL GROUP INC.

2019 EQUITY INCENTIVE PLAN FOR DIRECTORS

1.    Purpose. The purpose of this 2019 Equity Incentive Plan for Directors (this “Plan”) is to enhance the ability of Donegal Group Inc. (the “Company”) and Donegal Mutual Insurance Company (“Donegal Mutual,” and together with the respective subsidiaries and affiliates of the Company and Donegal Mutual, the “Group”) to attract and retain highly qualified directors, to establish a basis for providing a portion of director compensation in the form of equity and, in doing so, to strengthen the alignment of the interests of the directors of the members of the Group with the interests of the Company’s stockholders.

2.    Administration.

(a)    Administration by the Board. The Board of Directors of the Company (the “Board”) shall administer this Plan.

(b)    Duty and Powers of the Board. The Board shall have the power to interpret this Plan and the awards granted under this Plan and to adopt rules for the administration, interpretation and application of this Plan. The Board shall have the discretion to determine to whom the Company will grant stock options and to determine the number of stock options the Company will grant to any director, the timing of the grant and the terms of exercise. The Board shall not have any discretion to determine to whom the Company will grant restricted stock awards under this Plan.

(c)    Compensation; Professional Assistance; Good Faith Actions. Members of the Board shall not receive any compensation for their services in administering this Plan. The Company shall pay all expenses and liabilities incurred in connection with the administration of this Plan. The Company may employ attorneys, consultants, accountants or other experts. The Board, the Company, Donegal Mutual and the officers and directors of the Company and Donegal Mutual shall be entitled to rely upon the advice, opinions or valuations of any such experts. All actions taken and all interpretations and determinations the Board makes in good faith with respect to this Plan shall be final and binding upon all grantees, the Group and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation the Board makes in good faith with respect to this Plan, and the Company shall fully protect and indemnify all members of the Board in respect to any such action, determination or interpretation.

3.    Shares Subject to this Plan.

(a)    Shares Authorized. The shares of stock issuable pursuant to awards granted under this Plan shall be shares of the Company’s Class A common stock. The total aggregate number of shares of Class A common stock that the Company may issue under this Plan is 500,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares or reacquired shares for purposes of this Plan.

(b)    Share Counting. For administrative purposes, when the Board approves an award payable in shares of Class A common stock, the Board shall reserve, and count against the share limit, shares equal to the maximum number of shares that the Company may issue under the award. If and to the extent options or awards granted under this Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any restricted stock awards are forfeited or terminated, or otherwise are not paid in full, the Company shall make the shares reserved for such options and awards available again for purposes of this Plan.

(c)    Individual Limits. All awards under this Plan shall be expressed in shares of Class A common stock. The maximum number of shares of Class A common stock with respect to all awards that the Company may issue to any director under this Plan during any calendar year shall be 15,000 shares, subject to adjustment as described below.

(d)    Adjustments. If any change in the number or kind of shares of Class A common stock outstanding occurs by reason of:

•	a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares;

•	a merger, reorganization or consolidation;

•	a reclassification or change in par value; or

•

any other extraordinary or unusual event affecting the outstanding Class A common stock as a class without the Company’s receipt of consideration, or if the value of the outstanding shares of Class A common stock is substantially reduced as a result of a spinoff or the Company’s payment of any extraordinary dividend or distribution in cash, the maximum number of shares of Class A common stock available for issuance under this Plan, the maximum number of shares of Class A common stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding awards, the kind and number of shares to be issued or issuable under this Plan and the price per share or applicable market value of such grants shall be automatically and equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Class A common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Plan and such outstanding grants. Any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding awards shall be consistent with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, to the extent applicable.

4.    Eligibility for Participation. Each director of the Company and each director of a member of the Group who is not eligible to receive stock options under the Company’s Equity Incentive Plan for Employees shall be eligible to receive stock options under this Plan. Each director of the Company and each director of the member companies of the Group shall be eligible to receive restricted stock awards under this Plan.

5.    Awards. Awards under this Plan may consist of stock options as described in Section 7 and restricted stock awards as described in Section 8. Each award shall be evidenced by a written agreement between the Company and the grantee.

6.    Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean the last sales price of a share of Class A common stock on the NASDAQ Global Select Market (“NASDAQ”) on the day immediately preceding the date on which the Board determines the fair market value of a share of Class A common stock. In the event that there are no transactions in shares of Class A common stock on NASDAQ on such day, the Board shall determine the fair market value as of the immediately preceding day on which there were transactions in shares of Class A common stock on NASDAQ. If shares of Class A common stock are not listed by NASDAQ, the Board shall determine the fair market value pursuant to Section 422 of the Code.

7.    Stock Options.

(a)    Granting of Stock Options. The Board may grant stock options to an eligible director upon such terms as the Board deems appropriate under this Section 7.

(b)    Type of Stock Option and Price. The Board may grant stock options to purchase Class A common stock that the Board does not intend to qualify as incentive stock options within the meaning of Section 422 of the Code. The Board shall determine the exercise price of shares of Class A common stock subject to a stock option, which shall be the closing market price of a share of Class A common stock on NASDAQ on the day before the date of the grant.

(c)    Exercisability of Stock Options. Each stock option agreement shall specify the period or periods of time within which a grantee may exercise a stock option, in whole or in part, as the Board determines. No grantee may exercise a stock option after five years from the grant date of the stock option. The Board may accelerate the exercisability of any or all outstanding stock options at any time for any reason.

(d)    Rights upon Termination of Service. Upon a grantee’s termination of service as a director, as a result of resignation, retirement, failure to be re-elected, removal for cause or any reason other than death, the grantee shall have the right to exercise the stock option during its term within a period of three years after such termination to the extent that the stock option was exercisable at the time of termination, or within such other period and subject to such terms and conditions as the Board may specify. In the event that a grantee dies prior to the expiration of the grantee’s stock option and without having fully exercised the grantee’s stock option, the grantee’s representative or successor shall have the right to exercise the stock option during its term within a period of one year after the grantee’s death to the extent that the stock option was exercisable at the time of death, or within such other period, and subject to such terms and conditions, as the Board may specify.

(e)    Exercise of Stock Options. A grantee may exercise a stock option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The grantee shall pay the exercise price set forth in the stock option:

•	in cash;

•

by delivery of shares of Class A common stock at fair market value, shares of Class B common stock at fair market value, or a combination of those shares, as the Board may determine from time to time and subject to the terms and conditions as the Board may prescribe;

•

by payment through a brokerage firm of national standing whereby the grantee will simultaneously exercise the stock option and sell the shares acquired upon exercise through the brokerage firm and the brokerage firm shall remit to the Company from the proceeds of the sale of the shares the exercise price as to which the option has been exercised in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or

•	by any other method the Board authorizes.

The Company must receive payment for the shares acquired upon exercise of the stock option, and any required withholding taxes and related amounts, by the time the Board specifies depending on the type of payment being made, but in all cases prior to the issuance of the shares issuable upon exercise of the option.

8.    Restricted Stock Awards.

(a)    Granting of Awards. The Company shall grant each director of the Company and each director of Donegal Mutual an annual restricted stock award consisting of 500 shares of Class A common stock, except that a person who serves as a director on both boards shall receive only one annual grant. The Company shall grant the restricted stock awards on the first business day of January in each year, provided that the director served as a member of the Board or of the board of directors of Donegal Mutual during any portion of the preceding calendar year.

(b)    Terms of Restricted Stock Awards. Each restricted stock award agreement shall contain such restrictions, terms and conditions as this Plan requires:

•

The grantee may not sell or otherwise transfer the shares of Class A common stock comprising the restricted stock award until one year after the date of grant. Although the Company shall register the shares of Class A common stock comprising each restricted stock award in the name of the grantee, the Company reserves the right to place a restrictive legend on the stock certificate. None of such shares of Class A common stock shall be subject to forfeiture.

•

Subject to the restrictions on transfer set forth in this Section 8(b), a grantee shall have all the rights of a stockholder with respect to the shares of Class A common stock the Company issues pursuant to restricted stock awards made under this Plan, including the right to vote the shares and to receive all dividends and other distributions paid or made with respect to the shares.

•

In the event of changes in the Class A common stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations while the shares comprising a restricted stock award shall be subject to restrictions on transfer, any and all new, substituted or additional securities to which the grantee shall be entitled by reason of the ownership of a restricted stock award shall be subject immediately to the terms, conditions and restrictions of this Plan.

•

If a grantee receives rights or warrants with respect to any shares comprising a restricted stock award, the grantee may hold, exercise, sell or otherwise dispose of such rights or warrants or any shares or other securities acquired by the exercise of such rights or warrants free and clear of the restrictions and obligations set forth in this Plan.

9.    Date of Grant. The grant date of a stock option under this Plan shall be the date of the Board’s approval or such later date as the Board determines at the time it authorizes the grant. The Board may not make retroactive grants of stock options under this Plan. The Company shall provide notice of the grant to the grantee within a commercially reasonable time after the grant date.

10.    Requirements for Issuance of Shares. The Company will not issue shares of Class A common stock in connection with any award under this Plan until the issuance of the shares complies with all of the applicable legal requirements to the commercially reasonable satisfaction of the Board. The Board shall have the right to condition any award made to any director on the director’s undertaking in writing to comply with the restrictions on the director’s subsequent disposition of shares subject to the award as the Board shall deem necessary or advisable, and certificates representing those shares may be legended to reflect any such restrictions. Certificates representing shares of Class A common stock issued under this Plan will be subject to such stop-transfer orders and other restrictions as applicable laws, regulations and interpretations may require, including any requirement that a legend be placed on the certificate.

11.    Withholding. The Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate for shares of Class A common stock. If and to the extent the Board authorizes, in its sole discretion, a grantee may make an election, by means of a form of election the Board prescribes, to have shares of Class A common stock that are acquired upon exercise of a stock option withheld by the Company or to tender other shares of Class A common stock or other securities of the Company owned by the grantee to the Company at the time of exercise of a stock option to pay the amount of tax that would otherwise be required by law to be withheld by the Company. Any such election shall be irrevocable and shall be subject to termination by the Board, in its sole discretion, at any time. Any securities so withheld or tendered shall be valued by the Board as of the date of exercise.

12.    Transferability of Awards. Only the grantee of an award may exercise rights under the award during the grantee’s lifetime, and a grantee may not transfer those rights except by will or by the laws of descent and distribution. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise those rights. Any successor to a grantee must furnish proof satisfactory to the Company of the successor’s right to receive the award under the grantee’s will or under the applicable laws of descent and distribution. Except as stated in this Section 12, no stock option or interest therein and, for a period of one year after the date of grant, no restricted stock award or any interest therein, shall be subject to the debts, contracts or engagements of the grantee or the grantee’s successors in interest, nor shall they be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings, including bankruptcy, and any attempted disposition thereof shall be null and void and of no effect.

13.     Amendment and Termination of this Plan.

(a)    Amendments. The Board may amend or terminate this Plan at any time, except that the Board shall not amend this Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. The Board may not, without the consent of the grantee, negatively affect the rights of a grantee under any award previously granted under this Plan.

(b)    No Repricing Without Stockholder Approval. The Board may not reprice stock options, nor may the Board amend this Plan to permit repricing of stock options unless the stockholders of the Company provide prior approval for the repricing.

(c)    Termination. This Plan shall terminate on April 18, 2024, unless the Board earlier terminates this Plan or the Board extends the term with the approval of the stockholders of the Company. The termination of this Plan shall not impair the power and authority of the Board with respect to an outstanding award.

14.    Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available the number of shares of Class A common stock needed to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority the Company’s counsel deems necessary to the lawful issuance and sale of any shares under this Plan, shall relieve the Company of any liability for the failure to issue any shares as to which the Company has not obtained the requisite authority.

15.    No Prohibition on Corporate Action. No provision of this Plan shall be construed to prevent the Company or any officer or director of the Company from taking any action the Company or such officer or director deems appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on this Plan or any awards granted under this Plan, and no grantee or grantee’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director of the Company as a result of the taking of the action.

16.    Indemnification. With respect to the administration of this Plan, the Company shall indemnify each present and future member of the Board against, and each member of the Board shall be entitled without further action on such member’s part to indemnity from the Company for, all expenses, including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself, reasonably incurred by such member in connection with or arising out of, any action, suit or proceeding in which the member may be involved by reason of being or having been a member of the Board, whether or not the member continues to be such member at the time of incurring such expenses; provided, however, that this indemnity shall not include any expenses incurred by any such member of the Board (i) in respect of matters as to which the member shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of the member’s duty as a member of the Board or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth in this Section 16 shall be available to or enforceable by any such member of the Board unless, within 60 days after institution of any such action, suit or proceeding, the member shall have offered the Company in writing the opportunity to represent the member and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

17.    Miscellaneous Plan Provisions.

(a)    Compliance with Plan Provisions. No grantee or other person shall have any right with respect to this Plan, the Class A common stock reserved for issuance under this Plan or in any award until the Company and the grantee execute a written agreement and the Company and the grantee satisfy all the applicable terms, conditions and provisions of this Plan and any award.

(b)    Approval of Counsel. In the discretion of the Board, no shares of Class A common stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(c)    Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Securities Exchange Act of 1934, as amended, applies to awards granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to have been automatically amended so as to bring them into full compliance with that rule.

(d)    Section 409A Compliance. This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations issued thereunder. To the extent of any provision of this Plan is inconsistent with the requirements of Section 409A, this Plan shall be interpreted and amended in order to meet the requirements of Section 409A. Notwithstanding anything contained in this Plan to the contrary, it is the intent of the Company to have this Plan be interpreted and construed to comply with any and all provisions of Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

(e)    Effects of Acceptance of the Award. By accepting any award or other benefit under this Plan, the Company shall conclusively deem each grantee and each person claiming under or through the grantee to have indicated the grantee’s acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or its delegates.

Adopted by the Board on December 19, 2018.

Approved by the stockholders on _______________.

DONEGAL GROUP INC. ATTN: JEFFREY D. MILLER 1195 RIVER RD, P.O. BOX 302 MARIETTA, PA 17547

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees for Class C Directors:
		☐	☐	☐
1. Election of Directors
Nominees
01 Scott A. Berlucchi 02 Barry C. Huber 03 S. Trezevant Moore, Jr.
The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
2	Amend our certificate of incorporation to increase the number of authorized Class A shares from 40,000,000 shares to 50,000,000 shares.	☐	☐	☐	NOTE: In their discretion, our proxies are authorized to vote upon such other business as may properly come before our annual meeting and any adjournment or postponement thereof.
3	Amend our 2011 employee stock purchase plan to increase the number of available Class A shares from 300,000 shares to 500,000 shares.	☐	☐	☐
4	Adopt our 2019 equity incentive plan for employees.	☐	☐	☐
5	Adopt our 2019 equity incentive plan for directors.	☐	☐	☐
6	Ratification of KPMG LLP as our independent registered public accounting firm for 2019.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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DONEGAL GROUP INC.

Annual Meeting of Stockholders

April 18, 2019 10:00 AM

This proxy is solicited by the board of directors

The undersigned hereby appoints Daniel J. Wagner and Jeffrey D. Miller, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Donegal Group Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601, on April 18, 2019 at 10:00 a.m., and at any adjournment or postponement thereof, as set forth on the reverse side of this proxy card.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with our board of directors’ recommendations.

Continued and to be signed on reverse side